Exhibit D-1
                                                                   -----------




                     SPECIAL VALUE OPPORTUNITIES FUND, LLC
                          STATEMENT OF PREFERENCES OF
                  MONEY MARKET CUMULATIVE PREFERRED(TM) SHARES



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                                                   TABLE OF CONTENTS


PART I.   .......................................................................................................14

         1.     Number of Authorized Shares......................................................................14

         2.     Dividends........................................................................................14

         3.     Designation of Special Rate Periods..............................................................18

         4.     Voting Rights....................................................................................20

         5.     Investment Company Act Preferred Shares Asset Coverage...........................................25

         6.     Preferred Shares Basic Maintenance Amount........................................................25

         7.     Reserved.........................................................................................26

         8.     Restrictions on Dividends and Other Distributions................................................26

         9.     Rating Agency Restrictions.......................................................................28

         10.    Redemption.......................................................................................29

         11.    Liquidation Rights...............................................................................33

         12.    Miscellaneous....................................................................................34

PART II.  .......................................................................................................36

         1.     Orders...........................................................................................36

         2.     Submission of Orders by Broker-Dealers to Auction Agent..........................................38

         3.     Determination of Sufficient Clearing Bids, Winning Bids Rate and Applicable Rate.................40

         4.     Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of
                Shares...........................................................................................41

         5.     Auction Agent....................................................................................45

         6.     Transfer of Preferred Shares.....................................................................45

         7.     Global Certificate...............................................................................45

         8.     Force Majeure....................................................................................46


APPENDIX A:  Designations as to Series.........................................................................A-1
APPENDIX B:  Moody's Collateral Valuation Schedule.............................................................B-1
APPENDIX C:  S&P Collateral Valuation Schedule.................................................................C-1
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                  SPECIAL VALUE OPPORTUNITIES FUND, LLC, a Delaware limited
liability company (the "Fund"), certifies that:

                  First: Pursuant to authority expressly vested in the Board of Directors of the Fund by Section 5.2 of the Fund's Amended and Restated Operating Agreement (which, as hereafter restated or amended from time to time is, together with this Statement, herein called the "Operating Agreement"), the Board of Directors has, by resolution, authorized the issuance of shares of the Fund's authorized preferred shares, with a liquidation preference of $25,000 per share, plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, having such designation or designations as to series as is set forth in Section 1 of Appendix A hereto and such number of shares per such series as is set forth in Section 2 of Appendix A hereto.

                  Second: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of each series of preferred shares now or hereinafter described in Section 1 of Appendix A hereto are as follows (each such series being referred to herein as a series of preferred shares, and shares of all such series being referred to collectively as "Preferred Shares"):


                                  DEFINITIONS

                  As used in this Statement (including the Appendices hereto), the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires. Terms used in this Statement that are not defined herein shall have the meanings given to such terms in the Moody's Collateral Valuation Schedule and the S&P Collateral Valuation Schedule as applicable:

                  "Advance Amount" shall mean, at any date of determination, subject to the terms of the Credit Agreement, the lower of (i) the Senior Advance Amount calculated using the Moody's Valuation Procedures and (ii) the Senior Advance Amount calculated using the S&P Valuation Procedures.

                  "Affected Series" shall have the meaning specified in subparagraph (c)(i) of Section 4 of Part I of this Statement.

                  "Affiliate" shall mean, for purposes of the definition of "Outstanding," any Person known to the Auction Agent to be controlled by, in control of or under common control with the Fund; provided, however, that no Broker-Dealer controlled by, in control of or under common control with the Fund shall be deemed to be an Affiliate nor shall any entity or any Person controlled by, in control of or under common control with such entity, one of the directors or executive officers of which is a director of the Fund, be deemed to be an Affiliate solely because such director or executive officer is also a director of the Fund.

                  "Agent Member" shall mean a member of or participant in the Securities Depository that will act on behalf of a Bidder.

                  "Annual Valuation Date" shall mean the last Business Day of December of each year, commencing on the date set forth in Section 6 of Appendix A hereto.

                  "Applicable Rate" shall have the meaning specified in subparagraph (e) of Section 2 of Part I of this Statement.

                  "Applicable Spread" means the percentage determined based on the public credit ratings (giving effect to the Preferred Shares Insurance Policy) assigned to the series of Preferred Shares on any applicable date by Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and S&P (if S&P is then rating the Preferred Shares at the request of the
Fund) as follows:

           Prevailing Rating                      Applicable Spread
           "AAA"/ "Aaa"                                 1.75%
           "AA"/"Aa"                                    3.00%
           "A"/"A"                                      4.00%
           "BBB"/"Baa"                                  5.00%
           Below "BBB"/"Baa"                            7.50%

                  For purposes of this definition, the "prevailing rating" of shares of a series of Preferred Shares shall be (i) "Aaa"/"AAA" if such shares have a rating of "AAA" by S&P and "Aaa" by Moody's or the equivalent of such agency or any substitute ratings agency or agencies selected as provided below;
(ii) if not "Aaa"/"AAA", then "AA"/"Aa" if such shares have a rating of "AA-" or better by S&P and "Aa3" or better by Moody's or the equivalent of such ratings by such agencies or a Substitute Rating Agency selected as provided below, (iii) if not "AA"/ "Aa"or higher, then "A"/ "A" if such shares have a rating of "A-" or better by S&P and "A3" or better by Moody's or the equivalent of such ratings by such agencies or substitute rating agencies selected as provided below, (iv) if not "A"/ "A", then "BBB"/ "Baa" if such shares have a rating of "BBB-" or better by S&P and "Baa3" or better by Moody's or the equivalent of such ratings by such agencies or substitute rating agencies selected as provided below, and (v) if not "BBB"/ "Baa", then below "BBB"/ " Baa".

                  The Applicable Spread as so determined shall be further subject to upward but not downward adjustment in the discretion of the Board of Directors with the consent of the Credit Enhancer so long as the Preferred Shares Insurance Policy is in effect after consultation with the Broker-Dealers, provided that immediately following any such increase the Fund would be in compliance with the Preferred Shares Basic Maintenance Amount. The Fund shall take all reasonable action necessary to enable two nationally recognized statistical rating organizations (initially S&P and Moody's) to provide a rating for each series of Preferred Shares; provided that the Credit Enhancer has consented to such Rating Agencies. If either S&P or Moody's shall not make such a rating available, the Fund shall select, with the consent of the Credit Enhancer, another Rating Agency to act as a Substitute Rating Agency.

                  "Auction" shall mean each periodic implementation of the Auction Procedures.

                  "Auction Agency Agreement" shall mean the agreement between the Fund and the Auction Agent which provides, among other things, that the Auction Agent will follow the Auction Procedures for purposes of determining the Applicable Rate for shares of a series of Preferred Shares so long as the Applicable Rate for shares of such series is to be based on the results of an Auction.

                  "Auction Agent" shall mean the entity appointed as such by a resolution of the Board of Directors or any committee thereof in accordance with Section 5 of Part II of this Statement.

                  "Auction Date," with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate Period.

                  "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II of this Statement.

                  "Auditor's Confirmation" shall have the meaning specified in paragraph (c) of Section 6 of Part I of this Statement.

                  "Available Preferred Shares" shall have the meaning specified in paragraph (a)(i) of Section 3 of Part II of this Statement.

                  "Beneficial Owner," with respect to shares of a series of Preferred Shares, means a customer of a Broker-Dealer or other intermediary who is listed on the records of that Broker-Dealer or other intermediary as a holder of shares of such series and, to the extent acting for its own account, any Person listed on the records of the Auction Agent as a holder of shares of such series.

                  "Bid" and "Bids" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement.

                  "Bidder" and "Bidders" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement; provided, however, that neither the Fund nor any affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an affiliate of the Fund may be a Bidder in an Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

                  "Board of Directors" shall mean the Board of Directors of the Fund or any duly authorized committee thereof.

                  "Broker-Dealer" shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in Part II of this Statement, that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Fund and has entered into a Broker-Dealer Agreement that remains effective.

                  "Broker-Dealer Agreement" shall mean an agreement between, the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Part II of this Statement.

                  "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is neither a Saturday, Sunday nor any other day on which banks in The City of New York, New York, are authorized by law to close.

                  "Common Shares" shall mean the common membership interests of the Fund.

                  "Credit Agreement" shall mean the Credit Agreement dated , 2004, among the Fund, various financial institutions which are, or may become, parties to the Credit Agreement as lenders, Ambac Assurance Corporation, CDC Financial Products Inc., and CDC Financial Products Inc. If the Credit Agreement is no longer in effect, references to the Credit Agreement will be deemed to be references to the Credit Agreement in effect immediately prior to its termination.

                  "Credit Enhancer" shall mean Ambac Assurance Corporation. References herein to the Credit Enhancer shall be given effect only for so long as the Preferred Shares Insurance Policy or the Preferred Shares Insurance Agreement is in effect and the Credit Enhancer shall have no rights hereunder if and when the Preferred Shares Insurance Policy and the Preferred Shares Insurance Agreement no longer is in effect.

                  "Cure Date" shall mean the date of any cure under the Credit Agreement of failure to comply with Section 6.1.18 of the Credit Agreement requiring redemption of the Preferred Shares, the Preferred Shares Basic Maintenance Cure Date or the Investment Company Act Cure Date, as the case may be.

                  "Date of Original Issue," with respect to shares of a series of Preferred Shares, shall mean the date on which the Fund initially issued such shares.

                  "Dividend Payment Date," with respect to shares of a series of Preferred Shares, shall mean any date on which dividends are payable on shares of such series pursuant to the provisions of paragraph (d) of Section 2 of Part I of this Statement.

                  "Dividend Period," with respect to shares of a series of Preferred Shares, shall mean the period from and including the Date of Original Issue of shares of such series to, but excluding, the initial Dividend Payment Date for shares of such series and any period thereafter from, and including, one Dividend Payment Date for shares of such series to, but excluding, the next succeeding Dividend Payment Date for shares of such series.

                  "Excess Amount" as of any Business Day shall means the amount, if any, by which the sum of the Outstanding Principal Amount of the loans under the Credit Agreement and the aggregate liquidation preference of the outstanding Preferred Shares as of the close of business of such Business Day exceeds the Advance Amount as of such close of business.

                  "Existing Holder," with respect to shares of a series of Preferred Shares, shall mean a Broker-Dealer (or any such other Person as may be permitted by the Fund) that is listed on the records of the Auction Agent as a holder of shares of such series.

                  "Facilities" shall have the meaning specified in subparagraph
(d)(i) of Section 3 of Part I of this Statement.

                  "Failure To Deposit," with respect to shares of a series of Preferred Shares, shall mean a failure by the Fund to pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on the Business Day immediately preceding any Dividend Payment Date for shares of such series, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such series or (B) on the Business Day next preceding any redemption date in funds available on such redemption date for shares of such series in The City of New York, New York, the Redemption Price to be paid on such redemption date for any share of such series after notice of redemption is mailed pursuant to paragraph (c) of
Section 10 of Part I of this Statement; provided, however, that the foregoing clause (B) shall not apply to the Fund's failure to pay the Redemption Price in respect of Preferred Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent until any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the foregoing, but only for the purpose of determining the Applicable Rate, no Failure to Deposit shall be deemed to have occurred if the Credit Enhancer pays to the Auction Agent, in accordance with the Preferred Shares Insurance Policy, the full amounts due in accordance with clauses (A) and (B) above and such payment is made when due thereunder.

                  "Final Redemption Date" means July 13, 2014.

                  "Fitch" means Fitch Ratings and its successors.

                  "Fund" shall mean the entity named on the first page of this statement, which is the issuer of the Preferred Shares.

                   "Holder," with respect to shares of a series of Preferred Shares, shall mean the registered holder of such shares as the same appears on the share register of the Fund maintained by the Auction Agent .

                  "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement.

                  "Independent Accountant" shall mean a nationally recognized accountant, or firm of accountants, that is, with respect to the Fund, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended from time to time.

                  "Initial Rate Period," with respect to shares of a series of Preferred Shares, shall have the meaning specified with respect to shares of such series in Section 5 of Appendix A hereto.

                  "Insurance Agreements" means the Preferred Shares Insurance Agreement and the Senior Facility Insurance Agreement.

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

                  "Investment Company Act Cure Date," with respect to the failure by the Fund to maintain the Investment Company Act Preferred Shares Asset Coverage (as required by Section 5 of Part I of this Statement) as of the last Business Day of each month, shall mean the last Business Day of the following month.

                  "Investment Company Act Preferred Shares Asset Coverage" shall mean asset coverage, as defined in Section 18(h) of the Investment Company Act, of at least 200% with respect to all outstanding senior securities of the Fund which are preferred shares of membership interest in the Fund including all outstanding Preferred Shares (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities which are shares of a closed-end investment company as a condition of declaring dividends on its common shares).

                  "Lead Broker-Dealer" shall mean Lehman Brothers Inc. so long as it is a party to a Broker-Dealer Agreement and thereafter such other Broker-Dealer appointed as such by a resolution of the Board of Directors.

                  "Late Charge" shall have the meaning specified in subparagraph (e) (i) (B) of Section 2 of Part I of this Statement.

                  "LIBOR" shall mean, on any date of determination for any Rate
Period:

         (a) subject to clause (b) below,

                  (i) for any Special Rate Period of fewer than 14 Rate Period Days, the offered rate for deposits in U.S. dollars for a seven-day period which appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

                  (ii) for any Special Rate Period of 14 or more but fewer than 21 Rate Period Days, such rate for deposits in U.S. dollars for a 14-day period on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

                  (iii) for any 28-Day Rate Period or Special Rate Period of 21 or more but fewer than 49 Rate Period Days, such rate for deposits in U.S. dollars for a one-month period on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

                  (iv) for any Special Rate Period of 49 or more but fewer than 70 Rate Period Days, such rate for deposits in U.S. dollars for a two-month period on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market; (v) for any Special Rate Period of 70 or more but fewer than 85 Rate Period Days, the arithmetic average of such rates for deposits in U.S. dollars for two- and three-month periods on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

                  (vi) for any Special Rate Period of 85 or more but fewer than 120 Rate Period Days, such rate for deposits in U.S. dollars for a three-month period on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

                  (vii) for any Special Rate Period of 120 or more but fewer than 148 Rate Period Days, the arithmetic average of such rates for deposits in U.S. dollars for three and six-month periods on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

                  (viii) for any Special Rate Period of 148 or more but fewer than 180 Rate Period Days, such rate for deposits in U.S. dollars for a six-month period on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

                  (ix) for any Special Rate Period of 180 or more but fewer than 225 Rate Period Days, the arithmetic average of such rates for deposits in U.S. dollars for six and nine-month periods on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

                  (x) for any Special Rate Period of 225 or more but fewer than 290 Rate Period Days, such rate for deposits in U.S. dollars for a nine-month period on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

                  (xi) for any Special Rate Period of 290 or more but fewer than 325 Rate Period Days, the arithmetic average of such rates for deposits in U.S. dollars for nine-month and one-year periods on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market; or

                  (xii) for any Special Rate Period of 325 or more but fewer than 365 Rate Period Days, such rate for deposits in U.S. dollars for a one-year period on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

         (b) If on any date of determination (i) no rate appears on the Telerate Page 3750 as specified in clause (a) above, the arithmetic average of the offered quotations of four major banks in the London interbank market, selected by the Auction Agent, for deposits in U.S. dollars for the respective periods specified in clause (a) above to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time, unless fewer than two such quotations are provided, in which case, the arithmetic average of the rates quoted at approximately 11:00 a.m., New York City time, on the date next preceding such date by three major banks in New York City selected by the Auction Agent for loans in U.S. dollars to leading European banks in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time.

                  "Liquidation Preference," with respect to a given number of Preferred Shares, shall mean $25,000 times that number.

                   "Maximum Rate," for shares of a series of Preferred Shares on any Auction Date for shares of such series, shall mean for any Rate Period, the lesser of (i) the sum of the Applicable Spread and the Reference Rate and
(ii) 18% per annum. The Auction Agent will round each applicable Maximum Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent.

                  "Moody's" shall mean Moody's Investors Service, Inc., a Delaware corporation, and its successors.

                  "Moody's Advance Amount" shall have the meaning given to such term in the Moody's Collateral Valuation Schedule.

                  "Moody's Advance Rate" shall have the meaning given to such term in the Moody's Collateral Valuation Schedule.

                  "Moody's Collateral Valuation Schedule" shall mean those procedures attached hereto as Appendix B.

                  "Notice of Redemption" shall mean any notice with respect to the redemption of Preferred Shares pursuant to paragraph (c) of Section 10 of
Part I of this Statement.

                  "Notice of Special Rate Period" shall mean any notice with respect to a Special Rate Period of Preferred Shares pursuant to subparagraph
(d)(i) of Section 3 of Part I of this Statement.

                  "Operating Agreement" shall have the meaning specified in the First certification at the opening of this Statement.

                  "Order" and "Orders" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement.

                  "Outstanding" shall mean, as of any Auction Date with respect to shares of a series of Preferred Shares, the number of shares of such series theretofore issued by the Fund except, without duplication, (i) any shares of such series theretofore cancelled or delivered to the Auction Agent for cancellation or redeemed by the Fund, (ii) any shares of such series as to which the Fund or any Person under the control of the Fund shall be a Beneficial Owner and (iii) any shares of such series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund.

                  "Over-Collateralization Test" shall be satisfied if the Excess Amount is not a positive number.

                  "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

                  "Policies" means the Senior Facility Insurance Policy and the Preferred Shares Insurance Policy.

                  "Potential Beneficial Owner," with respect to shares of a series of Preferred Shares, shall mean a customer of a Broker-Dealer that is not a Beneficial Owner of shares of such series but that wishes to purchase shares of such series, or that is a Beneficial Owner of shares of such series that wishes to purchase additional shares of such series.

                  "Potential Holder" means any Broker-Dealer or any such other Person as may be permitted by the Fund, including any Existing Holder, who may be interested in acquiring Preferred Shares (or, in the case of an Existing Holder, additional Preferred Shares).

                  "Preferred Shares" shall have the meaning set forth in the Second certification at the opening of this Statement.

                  "Preferred Shares Basic Maintenance Amount," as of any Valuation Date, shall mean the dollar amount equal to the sum of (A) the product of the number of Preferred Shares outstanding on such date multiplied by $25,000 (plus the product of the number of shares of any other series of preferred shares of the Fund outstanding on such date multiplied by the liquidation preference of such shares), plus any redemption premium applicable to the Preferred Shares (or other preferred shares) then subject to redemption; and (B) the Outstanding Principal Amount of any loans under the Credit Agreement.

                  "Preferred Shares Basic Maintenance Cure Date," with respect to the failure by the Fund to satisfy the test set forth in paragraph (a) of
Section 6 of Part I of this Statement as of a given Valuation Date, shall mean, for so long as any amounts are outstanding under the Credit Agreement, the periods provided in Section 6.1.18 of the Credit Agreement, and otherwise shall mean the seventh Business Day following such Valuation Date.

                  "Preferred Shares Basic Maintenance Report" shall mean the report required by the Preferred Shares Insurance Agreement to be provided from time to time to Moody's, S&P, the Credit Enhancer and the Lead Broker-Dealer.

                  "Preferred Shares Insurance Agreement" means the Insurance and Indemnity Agreement dated as of initial Date of Original Issue between the Fund and the Credit Enhancer, as amended or supplemented in accordance with the provisions thereof, relating to the Preferred Shares.

                  "Preferred Shares Insurance Policy" means the Financial Guaranty Insurance Policy No.AB0780BE issued by the Credit Enhancer with respect to the Preferred Shares pursuant to the Preferred Shares Insurance Agreement, including any endorsement or amendment thereto.

                  "Qualified Reorganization" shall have the meaning set forth in subparagraph (c)(i) of Section 4 of Part I of this Statement.

                  "Rate Period," with respect to shares of a series of Preferred Shares, shall mean the Initial Rate Period of shares of such series and any Subsequent Rate Period, including any Special Rate Period, of shares of such series.

                  "Rate Period Days," for any Rate Period or Dividend Period, means the number of days that would constitute such Rate Period or Dividend Period but for the application of paragraph (d) of Section 2 of Part I of this Statement or paragraph (b) of Section 3 of Part I of this Statement.

                  "Rating Agency" shall mean, initially, Moody's and S&P and their respective successor entities and/or, if applicable, any Substitute Rating Agency.

                  "Redemption Price" shall mean the applicable redemption price specified in paragraph (a) or (b) of Section 10 of Part I of this Statement.

                  "Reference Rate" shall mean (i) LIBOR in the case of 28-Day Rate Periods and in the case of Special Rate Periods of fewer than 365 Rate Period Days; and (ii) the Treasury Note Rate in the case of Special Rate Periods of 365 days or more.

                  "S&P" shall mean Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, and its successors.

                  "S&P Advance Amount" shall have the meaning given to such term in the S&P Collateral Valuation Schedule.

                  "S&P Advance Rate" shall have the meaning given to such term in the S&P Collateral Valuation Schedule.

                  "S&P Collateral Valuation Schedule" shall mean those procedures attached hereto as Appendix D.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

                  "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Fund which agrees to follow the procedures required to be followed by such securities depository in connection with the Preferred Shares.

                  "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement.

                  "Senior Facility" shall have the meaning specified in subparagraph (d)(i) of Section 3 of Part I of this Statement

                  "Senior Facility Insurance Agreement" means the Insurance and Indemnity Agreement dated as of the initial Date of Issue between the Fund and the Credit Enhancer, as amended or supplemented in accordance with the provisions thereof, relating to the loans under the Credit Agreement.

                  "Senior Facility Insurance Policy" means the Financial Guaranty Insurance Policy No. AB0779BE issued by the Credit Enhancer with respect to the loans under the Credit Agreement pursuant to the Senior Facility Insurance Agreement, including any endorsement thereto.

                  "Special Rate Period," with respect to shares of a series of Preferred Shares, shall have the meaning specified in paragraph (a) of Section 3 of Part I of this Statement.

                  "Special Redemption Provisions" shall have the meaning specified in subparagraph (a)(i) of Section 10 of Part I of this Statement.

                  "Submission Deadline" shall mean 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

                  "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Statement.
                  "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Statement.

                  "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Statement.

                  "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Statement.

                  "Subsequent Rate Period," with respect to shares of a series of Preferred Shares, shall mean the period from and including the first day following the Initial Rate Period of shares of such series to but excluding the next Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series; provided, however, that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on the last day of the last Dividend Period thereof.

                  "Substitute Rating Agency" means any rating agency selected by the Fund to rate the Preferred Shares in lieu of or in addition to Moody's and/or S&P.

                  "Substitute U.S. Government Securities Dealer" any U.S. Government securities dealer selected by the Fund as to which Moody's, S&P or any Substitute Rating Agency then rating the Preferred Shares at the request of the Fund shall not have objected; provided, however, that none of such entities shall be a U.S. Government Securities Dealer.

                  "Sufficient Clearing Bids" shall have the meaning specified in paragraph (a) of Section 3 of Part II of this Statement.

                  "Telerate Page 3750" shall have the meaning given in the International Swaps and Derivatives Association, Inc. 1991 Interest Rate and Currency Exchange Definitions.

                  "Termination Date" shall mean July 13, 2014, or such other date, if any, given to such term in the Operating Agreement.

                  "Treasury Note" shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of five years or less but more than 364 days.

                  "Treasury Note Rate," on any date for any Rate Period, shall mean (i) the yield on the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Rate Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published in The Wall Street Journal, then the yield as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Rate Period, as determined by bid price quotations as of the close of business on the Business Day immediately preceding such date obtained from the U.S. Government Securities Dealers to the Auction Agent. If any U.S. Government Securities Dealer does not quote a rate required to determine the Treasury Note Rate, the Treasury Note Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers and any substitute U.S. Government Securities Dealers selected by the Fund to provide such rate or rates not being supplied by any U.S. Governmental Securities Dealer or U.S. Government Securities Dealers, as the case may be, or, if the Fund does not select any such Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers.

                  "28-Day Rate Period" shall mean any Rate Period for any series of Preferred Shares consisting of 28 Rate Period Days.

                  "U.S. Government Securities Dealer" shall mean Lehman Government Securities Incorporated, Goldman, Sachs & Co., Salomon Brothers Inc., Morgan Guaranty Fund Company of New York and any other U.S. Government Securities dealer selected by the Fund whose selection will not, at that time, result in the reduction or withdrawal of the then-outstanding ratings assigned to the Facilities by any Rating Agency then rating the Preferred Shares at the request of the Fund.

                  "United States" or "U.S." means the United States of America, its 50 States, the District of Columbia and the Commonwealth of Puerto Rico.

                  "Valuation Date" shall mean, for purposes of determining whether the Fund is maintaining a Moody's Advance Amount and an S&P Advance Amount at least equal to the Preferred Shares Basic Maintenance Amount, each Friday that is a Business Day, or for any Friday that is not a Business Day, the immediately preceding Business Day, the third Business Day preceding each date on which any dividend is proposed to be paid on Common Shares, the Date of Original Issue and any other date for which a Preferred Shares Basic Maintenance Report must be prepared pursuant to the Preferred Shares Insurance Agreement.

                  "Voting Period" shall have the meaning specified in paragraph
(b)(i) of Section 4 of Part I of this Statement.

                  "Winning Bid Rate" shall have the meaning specified in paragraph (a)(iii) of Section 3 of Part II of this Statement.

                                    PART I.

1. Number of Authorized Shares.


                  The number of authorized shares constituting a series of the Preferred Shares shall be as set forth with respect to such series in Section 2 of Appendix A hereto.

2. Dividends.

         (a) Ranking. The shares of a series of the Preferred Shares shall rank on a parity with each other, with shares of any other series of the Preferred Shares and with shares of any other series of preferred shares as to the payment of dividends by the Fund.

         (b) Cumulative Cash Dividends. The Holders of any series of Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors or by any Person or Persons designated by the Board of Directors, out of funds legally available therefor in accordance with the Operating Agreement and applicable law, cumulative cash dividends at the Applicable Rate for shares of such series, determined as set forth in paragraph (e) of this Section 2, and no more, payable on the Dividend Payment Dates with respect to shares of such series determined pursuant to paragraph (d) of this Section 2. Holders of Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares which may be in arrears, and, except to the extent set forth in subparagraph (e)(i) of this Section 2, no additional sum of money shall be payable in respect of any such arrearage. Accumulated dividends (whether or not declared) paid by the Credit Enhancer shall not be payable by the Fund.

         (c) Dividends Cumulative From Date of Original Issue. Dividends on any series of Preferred Shares shall accumulate at the Applicable Rate in effect from time to time for shares of such series from the Date of Original Issue thereof.

         (d) Dividend Payment Dates and Adjustment Thereof. The Dividend Payment Dates with respect to shares of a series of Preferred Shares shall be as set forth with respect to shares of such series in Section 7 of Appendix A hereto; provided, however, that:

                  (i) if the day on which dividends would otherwise be payable on shares of such series is not a Business Day, then such dividends shall be payable on such shares on the first Business Day that falls after such day; and

                  (ii) notwithstanding Section 7 of Appendix A hereto, the Fund in its discretion may establish the Dividend Payment Dates in respect of any Special Rate Period of shares of a series of Preferred Shares consisting of more or less than 28 Rate Period Days; provided, however, that such dates shall be set forth in the Notice of Special Rate Period relating to such Special Rate Period, as delivered to the Auction Agent and each Broker-Dealer, which Notice of Special Rate Period shall be filed with the Secretary of the Fund; and further provided that (1) any such Dividend Payment Date shall be a Business Day and (2) the last Dividend Payment Date in respect of such Special Rate Period shall be the Business Day immediately following the last day thereof, as such last day is determined in accordance with paragraph (b) of Section 3 of this Part I.

         (e) Dividend Rates and Calculation of Dividends.

                  (i) Dividend Rates. The dividend rate on Preferred Shares of any series during the period from and after the Date of Original Issue of shares of such series to and including the last day of the Initial Rate Period of shares of such series shall be equal to the rate per annum set forth with respect to shares of such series under "Designation as to Series" in Section 1 of Appendix A hereto. For each Subsequent Rate Period of shares of such series thereafter, the dividend rate on shares of such series shall be equal to the rate per annum that results from an Auction for shares of such series on the Auction Date immediately preceding such Subsequent Rate Period (the rate per annum at which dividends are payable on shares of a series of Preferred Shares for any Rate Period thereof being herein referred to as the "Applicable Rate" for shares of such series); provided, however, that if:

                            (A) an Auction for any such Subsequent Rate Period
                  is not held for any reason other than as described below and in Section 8 of Part II, the dividend rate on shares of such series for such Subsequent Rate Period will be the Maximum Rate for shares of such series on the Auction Date therefor;

                            (B) any Failure to Deposit shall have occurred with
                  respect to shares of such series during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with paragraph
                  (f) of this Section 2 and the Fund or the Credit Enhancer shall have paid to the Auction Agent a late charge ("Late Charge") equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period of the shares of such series, an amount computed by multiplying (x) % of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the shares, if any, of such series for which Notice of Redemption has been mailed by the Fund pursuant to paragraph (c) of Section 10 of this Part I, an amount computed by multiplying (x) % of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series to be redeemed, no Auction will be held in respect of shares of such series for the first Subsequent Rate Period thereof thereafter and the dividend rate for shares of such series for such Subsequent Rate Period will be the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period;

                            (C) any Failure to Deposit shall have occurred with
                  respect to shares of such series during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with paragraph (f) of this Section 2 or neither the Fund nor the Credit Enhancer shall have paid the applicable Late Charge to the Auction Agent, no Auction will be held in respect of shares of such series for the first Subsequent Rate Period thereof thereafter (or for any Rate Period thereof thereafter to and including the Rate Period during which such Failure to Deposit is cured in accordance with paragraph (f) of this
                  Section 2 no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period (but with the prevailing rating for shares of such series, for purposes of determining such Maximum Rate, being deemed to be below "BBB"/ "Baa"); or

                            (D) any Failure to Deposit shall have occurred with
                  respect to shares of such series during a Special Rate Period thereof consisting of more than 364 Rate Period Days, or during any Rate Period thereof succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 Noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured in accordance with paragraph (f) of this
                  Section 2, no Auction will be held in respect of shares of such series for such Subsequent Rate Period (or for any Rate Period thereof thereafter to and including the Rate Period during which such Failure to Deposit is cured in accordance with paragraph (f) of this Section 2 no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period (but with the prevailing rating for shares of such series, for purposes of determining such Maximum Rate, being deemed to be below "BBB"/ "Baa").

                  (ii) Calculation of Dividends. The amount of dividends per share payable on shares of a series of Preferred Shares on any date on which dividends shall be payable on shares of such series shall be computed by multiplying the Applicable Rate for shares of such series in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof and the denominator of which shall be 360, and applying the rate obtained against $25,000.

         (f) Curing a Failure to Deposit. A Failure to Deposit with respect to shares of a series of Preferred Shares shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Fund to make the required payment to the Auction Agent) with respect to any Rate Period of shares of such series if, within the respective time periods described in subparagraph (e)(i) of this Section 2, the Fund shall have paid to the Auction Agent (i) all accumulated and unpaid dividends on shares of such series and
(ii) without duplication, the Redemption Price for shares, if any, of such series for which Notice of Redemption has been mailed by the Fund pursuant to paragraph (c) of Section 10 of Part I of this Statement; provided, however, that the foregoing clause (ii) shall not apply to the Fund's failure to pay the Redemption Price in respect of Preferred Shares when the related Redemption Notice provides that redemption of such shares is subject to one or more conditions precedent until any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the foregoing, for the purpose of calculating the Applicable Rate applicable to any Preferred Shares following a Failure to Deposit, the Fund shall be deemed to have paid the Auction Agent all amounts required pursuant to clauses (i) and (ii) above at any time that the Auction Agent has received such amounts from the Credit Enhancer pursuant to a draw on the Preferred Shares Insurance Policy, within the respective time periods described in subparagraph (e)(i) of this Section 2.

         (g) Dividend Payments by Fund to Auction Agent. The Fund shall pay to the Auction Agent, not later than 10:00 a.m., New York City time, on the third Business Day preceding each Dividend Payment Date for shares of a series of Preferred Shares, an aggregate amount of same day funds, equal to the dividends to be paid to all Holders of shares of such series on such Dividend Payment Date.

         (h) Auction Agent as Trustee of Dividend Payments by Fund. All moneys paid to the Auction Agent for the payment of dividends (or for the payment of any Late Charge) shall be held in trust for the payment of such dividends (and any such Late Charge) by the Auction Agent for the benefit of the Holders specified in paragraph (i) of this Section 2. Any moneys paid to the Auction Agent by the Fund in accordance with the foregoing but not applied by the Auction Agent to the payment of dividends (and any such Late Charge) will, to the extent permitted by law and upon written request, be repaid to the Fund at the end of 90 days from the date on which such moneys were so to have been applied.

         (i) Dividends Paid to Holders. Each dividend on Preferred Shares shall be paid on the Dividend Payment Date therefor to the Holders thereof as their names appear on the record books of the Fund on the Business Day next preceding such Dividend Payment Date.

         (j) Dividends Credited Against Earliest Accumulated but Unpaid Dividends. Any dividend payment made on Preferred Shares shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Fund on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors or the Person or Persons designated by the Board.

3. Designation of Special Rate Periods.

         (a) Length of and Preconditions for Special Rate Period. The Fund may designate any succeeding Subsequent Rate Period of shares of a series of Preferred Shares as a Special Rate Period consisting of a specified number of Rate Period Days evenly divisible by seven and not more than 1,820, subject to adjustment as provided in paragraph (b) of this Section 3 (a "Special Rate Period"); provided, however, that such Special Rate Period may consist of a number of Rate Period Days not evenly divisible by seven if all shares of such series of Preferred Shares are to be redeemed at the end of such Special Rate Period. A designation of a Special Rate Period shall be effective only if (A) notice thereof shall have been given in accordance with paragraph (c) and subparagraph (d)(i) of this Section 3, (B) an Auction for shares of such series shall have been held on the Auction Date immediately preceding the first day of such proposed Special Rate Period and Sufficient Clearing Bids for shares of such series shall have existed in such Auction, (C) if any Notice of Redemption shall have been mailed by the Fund pursuant to paragraph (c) of Section 10 of this Part I with respect to any shares of such series, the Fund shall have deposited the Redemption Price with the Auction Agent, (D) the Lead Broker-Dealer designated by the Fund, initially Lehman Brothers Inc., shall not have notified the Fund that it objects to the designation of such Special Auction Rate Period and (E) any Special Rate Period longer than 60 days shall have been approved in writing by the Credit Enhancer. In the event the Fund wishes to designate any succeeding Subsequent Rate Period for shares of a series of Preferred Shares as a Special Rate Period consisting of more or less than 28 Rate Period Days, the Fund shall notify the Credit Enhancer, Moody's (if Moody's is then rating such series at the request of the Fund) and S&P (if S&P is then rating such series at the request of the Fund) as early as reasonably practicable in advance of the commencement of such Subsequent Rate Period that the Fund wishes to designate such Subsequent Rate Period as a Special Rate Period and shall provide the Credit Enhancer, Moody's (if Moody's is then rating such series at the request of the Fund) and S&P (if S&P is then rating such series at the request of the Fund) with such documents as it may request.

         (b) Adjustment of Length of Special Rate Period. See Section 5 of Appendix A for adjustments to the length of Special Rate Periods for such series of Preferred Shares.

         (c) Notice of Proposed Special Rate Period. If the Fund proposes to designate any succeeding Subsequent Rate Period of shares of a series of Preferred Shares as a Special Rate Period pursuant to paragraph (a) of this
Section 3, not fewer than 10 (or such fewer number of days as may be agreed to from time to time by the Auction Agent and each Broker-Dealer) nor more than 45 days prior to the date the Fund proposes to designate as the first day of such Special Rate Period (which shall be such day that would otherwise be the first day of a 28-Day Rate Period), notice shall be provided to the Auction Agent and the Broker-Dealers as provided in the Auction Agency Agreement. Each such notice shall state (A) that the Fund may exercise its option to designate a succeeding Subsequent Rate Period of shares of such series as a Special Rate Period, specifying the first day thereof and (B) that the Fund will, by 11:00 A.M., New York City time, on the second Business Day next preceding such date (or by such later time or date, or both, as may be agreed to by the Auction Agent) notify the Auction Agent of either (x) its determination, subject to certain conditions, to exercise such option, in which case the Fund shall specify the Special Rate Period designated, or (y) its determination not to exercise such option.

         (d) Notice of Special Rate Period. No later than 11:00 A.M., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period of shares of a series of Preferred Shares as to which notice has been given as set forth in paragraph (c) of this Section 3 (or such later time or date, or both, as may be agreed to by the Auction Agent and each Broker-Dealer), the Fund shall deliver to the Auction Agent and each Broker-Dealer either:

                  (i) a notice ("Notice of Special Rate Period") stating (A) that the Fund has determined to designate the next succeeding Rate Period of shares of such series as a Special Rate Period, specifying the same and the first day thereof, (B) the Auction Date immediately prior to the first day of such Special Rate Period, (C) that such Special Rate Period shall not commence if (1) an Auction for shares of such series shall not be held on such Auction Date for any reason, (2) an Auction for shares of such series shall be held on such Auction Date but Sufficient Clearing Bids for shares of such series shall not exist in such Auction, (3) full cumulative dividends and any amounts due with respect to redemptions have not been paid in full as of such Auction Date, (4) the Fund does not receive confirmation from Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and S&P (if S&P is then rating the Preferred Shares at the request of the Fund) that the proposed Special Rate Period will not affect such Rating Agency's then current rating on the aggregated obligation of the Fund on the senior secured revolving credit facility (the "Senior Facility") and the Preferred Shares (collectively, the "Facilities") (without giving effect to the Policies); provided that the Fund need not receive such prior confirmation from Moody's or S&P if the Special Rate Period is 180 Rate Period Days or less; provided, further, that the Fund will provide Moody's (if Moody's is then rating the respective series of Preferred Shares at the request of the Fund) and S&P (if S&P is then rating the respective series of Preferred Shares at the request of the Fund) with the notice required in paragraph (a) of Section 3 of this Part I, or (5) the Lead Broker-Dealer objects to, or in the case of a Special Rate Period longer than 60 days the Credit Enhancer, if applicable, does not consent to, the declaration of such Special Rate Period, (D) the scheduled Dividend Payment Dates for shares of such series during such Special Rate Period and (E) the Special Redemption Provisions, if any, applicable to shares of such series in respect of such Special Rate Period, such notice to be accompanied by a Preferred Shares Basic Maintenance Report showing that, as of the third Business Day next preceding such proposed Special Rate Period, (a) the Moody's Advance Amount calculated using the Moody's Advance Rate as of such Business Day (if Moody's is then rating the Preferred Shares at the request of the Fund) and (b) the S&P Advance Amount calculated using the S&P Advance Rate as of such Business Day (if S&P is then rating the Preferred Shares at the request of the Fund) is at least equal to the Preferred Shares Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Auction Date for the proposed Special Rate Period); or

                  (ii) a notice stating that the Fund has determined not to exercise its option to designate a Special Rate Period of shares of such series and that the next succeeding Rate Period of shares of such series shall be a 28-Day Rate Period.

         (e) Failure to Deliver Notice of Special Rate Period. If the Fund fails to deliver either of the notices described in subparagraphs (d)(i) or
(d)(ii) of this Section 3 (and, in the case of the notice described in subparagraph (d)(i) of this Section 3, a Preferred Shares Basic Maintenance Report to the effect set forth in such subparagraph (if either Moody's or S&P is then rating the series in question at the request of the Fund)) with respect to any designation of any proposed Special Rate Period to the Auction Agent by 11:00 A.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period (or by such later time or date, or both, as may be agreed to by the Auction Agent), the Fund shall be deemed to have delivered a notice to the Auction Agent with respect to such Special Rate Period to the effect set forth in subparagraph (d)(ii) of this Section 3. In the event the Fund delivers to the Auction Agent a notice described in subparagraph (d)(i) of this Section 3, it shall file a copy of such notice with the Secretary of the Fund, and the contents of such notice shall be binding on the Fund. In the event the Fund delivers to the Auction Agent a notice described in subparagraph (d)(ii) of this Section 3, the Fund will provide the Credit Enhancer, Moody's (if Moody's is then rating the series in question at the request of the Fund) and S&P (if S&P is then rating the series in question at the request of the Fund) a copy of such notice.

4. Voting Rights.

         (a) One Vote Per Share of Preferred Shares. Except as otherwise provided in the Operating Agreement or as otherwise required by law, (i) each Holder of Preferred Shares shall be entitled to one vote for each share of Preferred Shares held by such Holder on each matter affecting such Preferred Shares submitted to a vote of the members of the Fund, and (ii) the outstanding preferred shares, including each outstanding share of the Preferred Shares, and the Common Shares shall vote together as a single class; provided, however, that, at any meeting of the members of the Fund held for the election of directors, the holders of outstanding preferred shares, including the Preferred Shares, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of shares of membership interest in the Fund, to elect two directors of the Fund, each of the Preferred Shares entitling the holder thereof to one vote. Subject to paragraph (b) of this Section 4, the holders of outstanding Common Shares and preferred shares voting together as a single class, shall elect the balance of the directors.

         (b) Voting For Additional Directors.

                  (i) Voting Period. Except as otherwise provided in the Operating Agreement or as otherwise required by law, during any period in which any one or more of the conditions described in subparagraphs
         (A) or (B) of this subparagraph (b)(i) shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of preferred shares, including the Preferred Shares, would constitute a majority of the Board of Directors as so increased by such smallest number, and the holders of preferred shares, including the Preferred Shares, shall be entitled, voting their shares as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of membership interest in the Fund), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence:

                           (A) if at the close of business on any Dividend
                  Payment Date accumulated dividends (whether or not earned or declared) on any outstanding Preferred Shares, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

                           (B) if at any time holders of preferred shares,
                  including the Preferred Shares, are entitled under the Investment Company Act to elect a majority of the directors of the Fund.

                  Upon the termination of a Voting Period, the voting rights described in this subparagraph (b)(i) shall cease, subject always, however, to the reverting of such voting rights in the Holders upon the further occurrence of any of the events described in this subparagraph (b)(i).

                  (ii) Notice of Special Meeting. As soon as practicable after the accrual of any right of the holders of preferred shares, including the Preferred Shares, to elect additional directors as described in subparagraph (b)(i) of this Section 4, the Board of Directors of the Fund shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 45 days after the date of mailing of such notice. If the Board of Directors does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of preferred shares, including the Preferred Shares, held during a Voting Period at which directors are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of membership interest of the Fund), shall be entitled to elect the number of directors prescribed in subparagraph (b)(i) of this Section 4 on a one-vote-per-share basis.

                  (iii) Terms of Office of Existing Directors. The terms of office of all persons who are directors of the Fund at the time of a special meeting of Holders and holders of other preferred shares to elect directors shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of directors that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent directors elected by the Holders and such other holders of preferred shares and the remaining incumbent directors elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected directors of the Fund.

                  (iv) Terms of Office of Certain Directors to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional directors elected by the Holders and holders of other Preferred Shares pursuant to subparagraph (b)(i) of this Section 4 shall terminate, the remaining directors shall constitute the directors of the Fund and the voting rights of the Holders and such other holders to elect additional directors pursuant to subparagraph (b)(i) of this Section 4 shall cease, subject to the provisions of the last sentence of subparagraph
         (b)(i) of this Section 4.

         (c) Holders of Preferred Shares to Vote on Certain Other Matters.

                  (i) Changes in Capitalization Structure. So long as any Preferred Shares are outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least a majority of the Preferred Shares outstanding at the time and voting on such matter, in person or by proxy, either in writing or at a meeting, voting as a separate class and the consent of the Credit Enhancer: (A) authorize, create or issue any class or series of shares ranking on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, or authorize, create or issue additional shares of any series of Preferred Shares except that, notwithstanding the foregoing, but subject to the provisions of paragraph (c) of Section 9 of this Part I, the Board of Directors, without the vote or consent of the Holders of Preferred Shares, or the Credit Enhancer, may from time to time authorize and create, and the Fund may from time to time issue, additional shares of any series of Preferred Shares or classes or series of other preferred shares ranking on a parity with Preferred Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund and having such other terms, designations and preferences as may be set forth in the statement of preferences of such other preferred shares or in this Statement and an amended and restated Appendix A hereto, in the case of Preferred Shares, if the Fund obtains confirmation from S&P (if S&P is then rating the Preferred Shares at the request of the Fund), Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and any Substitute Rating Agency (if any such Substitute Rating Agency is then rating the Preferred Shares at the request of the Fund) that the issuance of such class or series would not cause such Rating Agency to reduce, at that time, the rating then assigned by such Rating Agency to the Facilities (without giving effect to the Policies) and the issuance of any such class or series would not cause the Fund to violate or breach any provision of the Credit Agreement or an Insurance Agreement); or (B) amend, alter or repeal the provisions of the Operating Agreement or this Statement, whether by merger, consolidation or otherwise, so as to materially and adversely affect in the aggregate the preferences, rights or powers of such Preferred Shares; provided, however, that (I) none of the actions permitted by the exception to (A) above will be deemed to affect such preferences, rights or powers, (II) a division of Preferred Shares will not be deemed to affect such preferences, rights or powers, (III) the authorization, creation and issuance of classes or series of shares ranking junior to the Preferred Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund will not be deemed to affect such preferences, rights or powers unless such issuance would, at the time thereof, cause the Fund not to satisfy the Investment Company Act Preferred Shares Asset Coverage, the Over-Collateralization Test or any other provision of the Credit Agreement or an Insurance Agreement and (IV) a reorganization of the Fund so that it conducts all or substantially all of its business through a wholly-owned subsidiary, except that such subsidiary may issue an interest economically similar to the Series S Preferred Share to SVOF/MM, LLC, will be deemed not to affect such preferences, rights or powers, provided that such reorganization does not adversely affect the rating of the Facilities at that time (without giving effect to the Insurance Policies) by any rating agency then rating the Preferred Shares at the request of the Fund (a "Qualified Reorganization"). So long as any shares of the Preferred Shares are outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least 66?% of the Preferred Shares outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent. If any action set forth above would in the aggregate adversely affect the rights of one or more series (the "Affected Series") of Preferred Shares in a manner different from any other series of Preferred Shares, the Fund will not effect any such action without the affirmative vote or consent of the Holders of at least a majority of the shares of each such Affected Series outstanding at the time, in person or by proxy, either in writing or at a meeting (each such Affected Series voting as a separate class). Nothing in this Statement shall prohibit or require approval by any of the Preferred Shares of any authorization, issuance, terms or repurchase of any senior securities constituting indebtedness.

                  (ii) Investment Company Act Matters. Unless a higher percentage is provided for in the Operating Agreement, (A) the affirmative vote of the Holders of at least a "majority of the outstanding Preferred Shares" at the time, voting as a separate class and the prior written approval of the Credit Enhancer, shall be required to approve any conversion of the Fund from a closed-end to an open-end investment company and (B) the affirmative vote of the Holders of a "majority of the outstanding Preferred Shares," voting as a separate class and with the prior written approval of the Credit Enhancer, shall be required to approve any plan of reorganization (as such term is used in the Investment Company Act) adversely affecting such shares, provided that a Qualified Reorganization will be deemed not to adversely affect any such shares. The affirmative vote of the holders of a "majority of the outstanding Preferred Shares," voting as a separate class and with the prior written approval of the Credit Enhancer, shall be required to approve any action not described in the first sentence of this Section 4(c)(ii) requiring a vote of security holders of the Fund under Section 13(a) of the Investment Company Act. For purposes of the foregoing, "majority of the outstanding Preferred Shares" means (C) 66?% or more of such shares present at a meeting, if the Holders of more than 50% of such shares are present or represented by proxy, or (D) more than 50% of such shares, whichever is less. In the event a vote of Holders of Preferred Shares is required pursuant to the provisions of Section 13(a) of the Investment Company Act, the Fund shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify the Credit Enhancer, Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund), S&P (if S&P is then rating the Preferred Shares at the request of the Fund) and any Substitute Rating Agency (if any such Substitute Rating Agency is then rating the Preferred Shares at the request of the Fund) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Fund shall, not later than ten Business Days after the date on which such vote is taken, notify the Credit Enhancer, Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund), S&P (if S&P is then rating the Preferred Shares at the request of the Fund) and any Substitute Rating Agency (if any such Substitute Rating Agency is then rating the Preferred Shares at the request of the Fund) of the results of such vote.

         (d) Board May Take Certain Actions Without Shareholder Approval. The Board of Directors, without the vote or consent of the shareholders of the Fund, may from time to time amend, alter or repeal any provisions of this Statement, including without limitation any of the definitions appearing herein and any provisions that have been adopted by the Fund pursuant to the guidelines of any Rating Agency or the Credit Enhancer, if the prior written consent of the Credit Enhancer has been received and the Board of Directors determines that such amendments, alterations or repeals (i) will not in the aggregate materially and adversely affect the preferences, rights or powers of any series of the Preferred Shares or (ii) are necessary to (A) prevent a reduction in, or the withdrawal of, a rating of the Facilities, (B) comply with a reasonable request of the Credit Enhancer or (C) conform the provisions of this Statement to the applicable provisions of the Credit Agreement or any amendment thereto or refinancing thereof and, in each case, do not adversely affect the dividend rate or rights, liquidation preference, voting rights or redemption rights, of such Preferred Shares; provided, however, that the Board of Directors receives confirmation from each Rating Agency then rating the Preferred Shares at the request of the Fund (such confirmation in no event being required to be obtained from Moody's in the case of the definitions contained in Appendix C hereto and in no event being required to be obtained from S&P in the case of the definitions contained in Appendix D attached hereto) that any such amendment, alteration or repeal would not at that time impair the ratings (without giving effect to the Policies) then assigned by Moody's or S&P to the Facilities.

         (e) Voting Rights Set Forth Herein Are Sole Voting Rights. Unless otherwise required by law, the Holders of Preferred Shares shall not have any relative preferences, rights or powers or other special rights (including voting rights) other than those specifically set forth herein.

         (f) No Preemptive Rights Or Cumulative Voting. The Holders of Preferred Shares shall have no preemptive rights or rights to cumulative voting.

         (g) Voting For Directors Sole Remedy For Fund's Failure To Pay Dividends. In the event that the Fund fails to pay any dividends on the Preferred Shares, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this Section 4.

         (h) Holders Entitled To Vote. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Statement, by the other provisions of the Operating Agreement, by statute or otherwise, no Holder shall be entitled to vote any Preferred Share and no Preferred Share shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been mailed as provided in paragraph (c) of Section 10 of this Part I and the Redemption Price for the redemption of such shares shall have been deposited in trust with the Auction Agent for that purpose. No Preferred Share held by the Fund or any Affiliate of the Fund (except for shares held by a Broker-Dealer that is under the control of the Fund for the account of its customers) shall have any voting rights or be deemed to be outstanding for voting or other purposes.

5. Investment Company Act Preferred Shares Asset Coverage.

                  The Fund shall maintain, as of the last Business Day of each month in which any Preferred Shares are outstanding, the Investment Company Act Preferred Shares Asset Coverage.

6. Preferred Shares Basic Maintenance Amount.

         (a) So long as Preferred Shares are outstanding, the Fund shall determine on each Valuation Date whether (i) the Moody's Advance Amount calculated using the Moody's Advance Rate as of such Valuation Date (if Moody's is then rating the Preferred Shares at the request of the Fund) and (ii) the S&P Advance Amount calculated using the S&P Advance Rate as of such Business Day (if S&P is then rating the Preferred Shares at the request of the Fund) is at least equal to the Preferred Shares Basic Maintenance Amount as of such Valuation Date.

         (b) On or before 5:00 P.M., New York City time, on the third Business Day after a Valuation Date on which the Fund fails to maintain Moody's Advance Amount and the S&P Advance Amout, as determined in accordance with paragraph
(a) of this Section 6, at least equal to the Preferred Shares Basic Maintenance Amount, and on the third Business Day after the Preferred Shares Basic Maintenance Cure Date with respect to such Valuation Date, the Fund shall, in accordance with the Preferred Shares Insurance Agreement, complete and deliver to the Credit Enhancer, Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and S&P (if S&P is then rating the Preferred Shares at the request of the Fund) a Preferred Shares Basic Maintenance Report as of the date of such failure or such Preferred Shares Basic Maintenance Cure Date, as the case may be. The Fund shall also, in accordance with the Preferred Shares Insurance Agreement, deliver a Preferred Shares Basic Maintenance Report to the Credit Enhancer, Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and S&P (if S&P is then rating the Preferred Shares at the request of the Fund) as of any Annual Valuation Date, in each case on or before the third Business Day after such day. A failure by the Fund to deliver a Preferred Shares Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Preferred Shares Basic Maintenance Report indicating non-compliance by the Fund with the test set forth in paragraph (a) of this Section 6.

         (c) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with the Preferred Shares Insurance Agreement relating to an Annual Valuation Date, the Fund shall cause the Independent Accountant to confirm in writing to the Credit Enhancer, Moody's and the Auction Agent (if Moody's is then rating the Preferred Shares at the request of the Fund and does not waive such confirmation) (i) the mathematical accuracy of the calculations reflected in such Report (and in any other Preferred Shares Basic Maintenance Report, randomly selected by the Independent Accountant, that was prepared by the Fund during the quarter ending on such Annual Valuation Date), (ii) that, in such Report (and in such randomly selected Report), the Fund determined in accordance with this Statement whether the Fund had, at such Annual Valuation Date (and at the Valuation Date addressed in such randomly selected Report), a Moody's Advance Amount calculated using the Moody's Advance Rate (if Moody's is then rating the Preferred Shares at the request of the Fund) at least equal to the Preferred Shares Basic Maintenance Amount and (iii) the Market Value of the Fund's portfolio has been determined in accordance with the Fund's valuation procedures, as amended from time to time, and to the extent prices for Fund assets are obtained from third parties or market prices the Independent Accountant shall verify such prices, and in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences that the Fund has (such information is herein called the "Auditor's Confirmation"). Within 60 days after the end of each fiscal year of the Fund, the Fund shall deliver to Moody's, S&P and the Credit Enhancer financial statements of the Fund as at the end of and for such fiscal year together with the Independent Auditor's report thereon.

         (d) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph (b) of this
Section 6 relating to any Valuation Date on which the Fund failed to satisfy the test set forth in paragraph (a) of this Section 6, and relating to the Preferred Shares Basic Maintenance Cure Date with respect to such failure to satisfy the test set forth in paragraph (a) of this Section 6, the Fund shall cause the Independent Accountant to provide to the Credit Enhancer, Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund and does not waive such confirmation) and the Auction Agent, an Auditor's Confirmation as to such Preferred Shares Basic Maintenance Report.

(e) If any Auditor's Confirmation delivered pursuant to paragraph (c) or (d) of this Section 6 shows that an error was made in the Preferred Shares Basic Maintenance Report for a particular Valuation Date for which such Auditor's Confirmation was required to be delivered, or shows that a different Moody's Advance Amount was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Fund, and the Fund shall, as may be required by the Preferred Shares Insurance Agreement, accordingly amend and deliver the Preferred Shares Basic Maintenance Report to the Credit Enhancer, Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and the Auction Agent promptly following receipt by the Fund of such Auditor's Confirmation.

(f) On or before 5:00 p.m., New York City time, on the third Business Day after any of (i) the Fund shall have repurchased Common Shares, (ii) the ratio of the S&P Advance Amount to the Preferred Shares Basic Maintenance Amount is less than 110%, or (iii) whenever requested by Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) or S&P (if S&P is then rating the Preferred Shares at the request of the Fund), the Fund shall complete and deliver to the Credit Enhancer, Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and S&P (if S&P is then rating the Preferred Shares at the request of the Fund), as the case may be, a Preferred Shares Basic Maintenance Report as of the date of such event or as of the date requested, as the case may be.

7. Reserved.

8. Restrictions on Dividends and Other Distributions.

         (a) Dividends on Shares Other than the Preferred Shares. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of membership interest in the Fund ranking, as to the payment of dividends, on a parity with the Preferred Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each series of the Preferred Shares through its most recent Dividend Payment Date. When dividends are not paid in full upon the shares of each series of the Preferred Shares through its most recent Dividend Payment Date or upon the shares of any other class or series of shares of interest in the Fund ranking on a parity as to the payment of dividends with the Preferred Shares through their most recent respective dividend payment dates, all dividends declared upon the Preferred Shares and any other such class or series of shares ranking on a parity as to the payment of dividends with Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on Preferred Shares and such other class or series of shares shall in all cases bear to each other the same ratio that accumulated dividends per share on the Preferred Shares and such other class or series of shares of membership interest bear to each other (for purposes of this sentence, the amount of dividends declared per share of Preferred Shares shall be based on the Applicable Rate for such share for the Dividend Periods during which dividends were not paid in full).

         (b) Dividends and Other Distributions with Respect to Common Shares Under the Investment Company Act. The Fund shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the Investment Company Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

         (c) Other Restrictions on Dividends and Other Distributions. For so long as any Preferred Shares are outstanding, and except as set forth in paragraph (a) of this Section 8 and paragraph (c) of Section 11 of this Part I,
(i) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Fund ranking junior to the Preferred Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (A) full cumulative dividends on shares of each series of Preferred Shares through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent, (B) the Fund has redeemed the full number of Preferred Shares required to be redeemed by any provision for mandatory redemption pertaining thereto and (C) there has been no draw under the Preferred Shares Insurance Policy and all amounts due and payable under the Insurance Agreements have been paid in full, and (ii) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Fund ranking junior to Preferred Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction (i) the Moody's Advance Amount calculated using the Moody's Advance Rate as of such Business Day (if Moody's is then rating the Preferred Shares at the request of the Fund) and (ii) the S&P Advance Amount calculated using the S&P Advance Rate as of such Business Day (if S&P is then rating the Preferred Shares at the request of the Fund) is at least equal to the Preferred Shares Basic Maintenance Amount.

9. Rating Agency Restrictions.

                  Except as otherwise permitted by the then-current guidelines of Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and S&P (if S&P is then rating the Preferred Shares at the request of the Fund) as set forth herein and in the Credit Agreement with respect to the Senior Facility or other pertinent written guidelines published by the applicable Rating Agency, for so long as any Preferred Shares are outstanding and Moody's or S&P or both is rating such shares at the request of the Fund, the Fund will not, unless it has received the prior written consent of the Credit Enhancer and written confirmation from Moody's or S&P, or both, as applicable, that any such action would not at that time impair the rating then assigned by such Rating Agency to the Facilities (without giving effect to the Policies), engage in any one or more of the following transactions:

         (a) borrow money, except that the Fund may, without obtaining the written confirmation described above, borrow money if (i) the test set forth in paragraph (a) of Section 6 of this Statement would continue to be satisfied after giving effect to such borrowing; (ii) such borrowing (A) is privately arranged with a bank or other person and is evidenced by a promissory note or other evidence of indebtedness that is not intended to be publicly distributed or (B) is for "temporary purposes," is evidenced by a promissory note or other evidence of indebtedness and is in an amount not exceeding five percent (5%) of the value of the total assets of the Fund at the time of the borrowing; for purposes of the foregoing, "temporary purpose" means that the borrowing is to be repaid within sixty days and is not to be extended or renewed; and (iii) such borrowing is permitted under the Credit Agreement;

         (b) permit more than 9,360 Preferred Shares to be outstanding at any one time or issue any class or series of shares ranking prior to or on a parity with Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolutions, liquidation or winding up of the Fund other than one Series S Preferred Share and 400 shares of Series Z Preferred Shares;

         (c) merge or consolidate into or with any other entity;

         (d) enter into reverse repurchase agreements; or

         (e) if the Preferred Shares are rated by S&P at the request of the Fund, engage in interest rate swaps, caps and floors, except that the Fund may, without obtaining the written consent of S&P described above, engage in swaps, caps and floors if: (i) the counterparty to the swap transaction has a short-term rating of "A-1" or better from S&P or, if the counterparty does not have a short-term rating, the counterparty's senior unsecured long-term debt rating from S&P is "A-" or higher, and (ii) the interest rate swap transaction will be marked-to-market weekly.

                  In the event any Preferred Shares are outstanding and a Substitute Rating Agency is rating such shares in addition to or in lieu of Moody's or S&P, the Fund shall comply with any restrictions imposed by such Substitute Rating Agency, which restrictions may be more restrictive than those imposed by Moody's or S&P.

10.      Redemption.

         (a) Optional Redemption.

                  (i) Subject to the provisions of subparagraph (v) of this paragraph (a) and the terms of Section 6.2.5 of the Credit Agreement, Preferred Shares of any series may be redeemed, at the option of the Fund, as a whole or from time to time in part, on any Dividend Payment Date for shares of such series, out of funds legally available therefor, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption; provided, however, that (1) shares of a series of Preferred Shares may not be redeemed in part if after such partial redemption fewer than 200 shares of such series remain outstanding;
         (2) unless otherwise provided in Section 9 of Appendix A hereto, shares of a series of Preferred Shares are redeemable by the Fund during the Initial Rate Period thereof only on the second Business Day next preceding the last Dividend Payment Date for such Initial Rate Period; and (3) subject to subparagraph (ii) of this paragraph (a), the Notice of Special Rate Period relating to a Special Rate Period of shares of a series of Preferred Shares, as delivered to the Auction Agent and filed with the Secretary of the Fund, may provide that shares of such series shall not be redeemable during the whole or any part of such Special Rate Period (except as provided in subparagraph
         (iv) of this paragraph (a)) or shall be redeemable during the whole or any part of such Special Rate Period only upon payment of such redemption premium or premiums as shall be specified in such notice ("Special Redemption Provisions").

                  (ii) A Notice of Special Rate Period relating to shares of a series of Preferred Shares for a Special Rate Period thereof may contain Special Redemption Provisions only if the Fund's Board of Directors or its designee, after consultation with the Broker-Dealer or Broker-Dealers, determines that such Special Redemption Provisions are in the best interest of the Fund.

                  (iii) If fewer than all of the outstanding shares of a series of Preferred Shares are to be redeemed pursuant to subparagraph (i) of this paragraph (a), the number of shares of such series to be redeemed shall be determined by the Board of Directors or its designee, and such shares shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

                  (iv) Subject to the provisions of subparagraph (v) of this paragraph (a) and any applicable Special Redemption Provisions, shares of any series of Preferred Shares may be redeemed, at the option of the Fund, as a whole but not in part, out of funds legally available therefor, on the first day following any Dividend Period thereof included in a Rate Period consisting of more than 364 Rate Period Days if, on the date of determination of the Applicable Rate for shares of such series for such Rate Period, such Applicable Rate equaled or exceeded on such date of determination the Treasury Note Rate for such Rate Period, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption.

                  (v) The Fund may not on any date mail a Notice of Redemption pursuant to paragraph (c) of this Section 10 in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date the Fund has available liquid securities having a value not less than the amount (including any applicable premium) due to Holders of Preferred Shares by reason of redemption of such shares or such redemption date, and (b) (i) the Moody's Advance Amount calculated using the Moody's Advance Rate as of such Business Day (if Moody's is then rating the Preferred Shares at the request of the
         Fund) and (ii) the S&P Advance Amount calculated using the S&P Advance Rate as of such Business Day (if S&P is then rating the Preferred Shares at the request of the Fund) is at least equal to the Preferred Shares Basic Maintenance Amount, and would at least equal the Preferred Shares Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date and any Preferred Shares remained outstanding after such redemption.

         (b) Mandatory Redemption. The Fund shall redeem, at a redemption price equal to $25,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed by the Board of Directors for redemption, certain of the Preferred Shares, or, at the Fund's option, repay indebtedness, including indebtedness under the Credit Agreement, if the Fund (i) fails to have (A) a Moody's Advance Amount calculated using the Moody's Advance Rate as of such Business Day (if Moody's is then rating the Preferred Shares at the request of the Fund) and (B) an S&P Advance Amount calculated using the S&P Advance Rate as of such Business Day (if S&P is then rating the Preferred Shares at the request of the Fund) at least equal to the Preferred Shares Basic Maintenance Amount, or (ii) fails to maintain the Investment Company Act Preferred Shares Asset Coverage, or (iii) is required to do so pursuant to the terms of the Credit Agreement or the Preferred Shares Insurance Agreement, in accordance with the requirements of the Rating Agencies then rating the Preferred Shares at the request of the Fund, and such failure is not, as applicable, (x) cured on or before the Preferred Shares Basic Maintenance Cure Date, (y) cured on or before the Investment Company Act Cure Date, or (z) cured in accordance with the terms of the Credit Agreement and the Preferred Shares Insurance Agreement, as applicable, as the case may be. The number of Preferred Shares to be redeemed shall be equal to the lesser of (i) the minimum number of Preferred Shares, together with all other preferred shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, would have resulted in the Fund's having
(A) a Moody's Advance Amount calculated using the Moody's Advance Rate as of such Valuation Date (if Moody's is then rating the Preferred Shares at the request of the Fund) and (B) an S&P Advance Amount calculated using the S&P Advance Rate as of such Business Day (if S&P is then rating the Preferred Shares at the request of the Fund) at least equal to the Preferred Shares Basic Maintenance Amount, or maintaining the Investment Company Act Preferred Shares Asset Coverage, as the case may be, on such Cure Date (provided, however, that if there is no such minimum number of Preferred Shares and other preferred shares the redemption or retirement of which would have had such result, all Preferred Shares and other preferred shares then outstanding shall be redeemed), and (ii) the maximum number of Preferred Shares, together with all other preferred shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Operating Agreement, the Credit Agreement and the Preferred Shares Insurance Agreement, as applicable, and applicable law, provided, however, that under no circumstances shall any series of Preferred Shares be redeemed in part if fewer than 200 shares of such series would remain outstanding after such redemption. In determining the Preferred Shares required to be redeemed in accordance with the foregoing, the Fund shall allocate the number required to be redeemed to satisfy the Preferred Shares Basic Maintenance Amount, the Investment Company Act Preferred Shares Asset Coverage or the requirements of the Credit Agreement and the Preferred Shares Insurance Agreement, as the case may be, pro rata among Preferred Shares and other preferred shares (and, then, pro rata among each series of Preferred Shares) selected by the Fund in its discretion for redemption or retirement. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be earlier than 20 days nor later than 30 days after such Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of the Preferred Shares and other preferred shares which are subject to redemption or retirement or the Fund otherwise is unable to effect such redemption on or prior to 30 days after such Cure Date, the Fund shall redeem those Preferred Shares and other preferred shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding shares of a series of Preferred Shares are to be redeemed pursuant to this paragraph (b), the number of shares of such series to be redeemed shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders. Notwithstanding anything to the contrary contained in this Statement, each series of Preferred Shares will be redeemed on the Final Redemption Date pursuant to procedures established by the Board of Directors.

         (c) Notice of Redemption. If the Fund shall determine or be required to redeem shares of a series of Preferred Shares pursuant to paragraph (a) or
(b) of this Section 10, it shall mail a Notice of Redemption with respect to such redemption by nationally recognized overnight delivery service, postage prepaid, to (i) each Holder of the shares of such series to be redeemed, at such Holder's address as the same appears on the record books of the Fund on the record date established by the Board of Directors, (ii) to S&P, if S&P is then rating the Preferred Shares at the request of the Fund, and to Moody's if Moody's is then rating the Preferred Shares at the request of the Fund and
(iii) to the Credit Enhancer and the Auction Agent. Such Notice of Redemption shall be so mailed not less than 5 nor more than 45 calendar days prior to the date fixed for redemption. Each such Notice of Redemption shall state: (i) the redemption date; (ii) the number of Preferred Shares to be redeemed and the series thereof; (iii) the CUSIP number for shares of such series; (iv) the Redemption Price; (v) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Directors or its designee shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date;
(vii) that the holders of any shares of a series of Preferred Shares being so redeemed shall not participate in the Auction, if any, immediately preceding the redemption date; and (viii) the provisions of this Section 10 under which such redemption is made. If fewer than all shares of a series of Preferred Shares held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares of such series to be redeemed from such Holder. The Fund may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to paragraph (a) of this Section 10 that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

         (d) No Redemption Under Certain Circumstances. Notwithstanding the provisions of paragraph (a) or (b) of this Section 10, (i) if any dividends on shares of a series of Preferred Shares (whether or not earned or declared) are in arrears, no shares of such series shall be redeemed unless all outstanding shares of such series are simultaneously redeemed, and the Fund shall not purchase or otherwise acquire any shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of all outstanding shares of such series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to Holders of all outstanding shares of such series and (ii) no shares of any series of Preferred Shares shall be redeemed unless such redemption is permitted by the Credit Agreement.

         (e) Absence of Funds Available for Redemption. To the extent that any redemption for which Notice of Redemption has been mailed is not made by reason of the absence of legally available funds therefor in accordance with the Operating Agreement and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem Preferred Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Fund shall have failed, for any reason whatsoever, to deposit in trust with the Auction Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been mailed; provided, however, that the foregoing shall not apply in the case of the Fund's failure to deposit in trust with the Auction Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Fund may not have redeemed Preferred Shares for which a Notice of Redemption has been mailed, dividends may be declared and paid on Preferred Shares and shall include those Preferred Shares for which a Notice of Redemption has been mailed.

         (f) Auction Agent as Trustee of Redemption Payments by Fund. All moneys paid to the Auction Agent for payment of the Redemption Price of Preferred Shares called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

         (g) Shares for Which Notice of Redemption Has Been Given Are no Longer Outstanding. Provided a Notice of Redemption has been mailed pursuant to paragraph (c) of this Section 10, upon the deposit with the Auction Agent (on the Business Day next preceding the date fixed for redemption thereby, in funds available on the next Business Day in The City of New York, New York) of funds sufficient to redeem the Preferred Shares that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in subparagraph
(e)(i) of Section 2 of this Part I. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Auction Agent to the Holders of Preferred Shares subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Fund shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of (i) the aggregate Redemption Price of the Preferred Shares called for redemption on such date and (ii) all other amounts to which Holders of Preferred Shares called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Fund, after which time the Holders of Preferred Shares so called for redemption may look only to the Fund for payment of the Redemption Price and all other amounts to which they may be entitled.

         (h) Compliance with Applicable Law. In effecting any redemption pursuant to this Section 10, the Fund shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the Investment Company Act and any applicable Delaware law, but shall effect no redemption except in accordance with the Investment Company Act and any applicable Delaware law.

         (i) Only Whole Preferred Shares May Be Redeemed. In the case of any redemption pursuant to this Section 10, only whole Preferred Shares shall be redeemed, and in the event that any provision of the Operating Agreement would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

11.      Liquidation Rights.

         (a) Ranking. The shares of a series of Preferred Shares shall rank senior to the Common Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, shall rank on a parity with each other, with shares of any other series of preferred shares and with shares of any other series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund and shall rank junior to any borrowings by the Fund including borrowings under the Credit Agreement to the extent set forth therein.

         (b) Distributions Upon Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of Preferred Shares then outstanding shall be entitled to receive and to be paid (or have set aside for payment) out of the assets of the Fund available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Fund ranking junior to the Preferred Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds in connection with the liquidation of the Fund. After the payment to the Holders of the Preferred Shares of the full preferential amounts provided for in this paragraph (b), the Holders of Preferred Shares as such shall have no right or claim to any of the remaining assets of the Fund.

         (c) Pro Rata Distributions. In the event the assets of the Fund available for distribution to the Holders of Preferred Shares upon any dissolution, liquidation, or winding up of the affairs of the Fund, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (b) of this Section 11, no such distribution shall be made on account of any shares of any other class or series of preferred shares ranking on a parity with the Preferred Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up, unless proportionate distributive amounts shall be paid on account of the Preferred Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

         (d) Rights of Junior Shares. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, after payment shall have been made in full to the Holders of the Preferred Shares as provided in paragraph (b) of this Section 11, but not prior thereto, any other series or class or classes of shares ranking junior to the Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Preferred Shares shall not be entitled to share therein.

         (e) Certain Events Not Constituting Liquidation. Neither the sale of all or substantially all the property or business of the Fund, nor the merger or consolidation of the Fund into or with any legal entity or corporation nor the merger or consolidation of any legal entity into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 11.

12.      Miscellaneous.

         (a) Amendment of Appendix A to Add Additional Series. Subject to the provisions of paragraphs (b) of Section 9 of this Part I and (c) of Section 4 of this Part I, the Board of Directors may, by resolution duly adopted, with the prior written consent of the Credit Enhancer but without shareholder approval (except as otherwise provided by this Statement or required by applicable law), amend and restate Appendix A and/or Part II hereto to (1) reflect any amendments hereto which the Board of Directors is entitled to adopt pursuant to the terms of this Statement without shareholder approval or (2) add additional series of Preferred Shares (and terms relating thereto) to the series theretofore described therein. Each such additional series shall be governed by the terms of this Statement.

         (b) Appendices A, B and C. Appendices A, B and C hereto are incorporated in and made a part of this Statement by reference thereto; provided, however, that Appendices B and C are incorporated herein by reference only to the extent necessary to define capitalized terms used herein and not defined herein but defined therein, including any other terms defined in such documents that are necessary to define such terms.

         (c) No Fractional Shares. No fractional shares of Preferred Shares shall be issued.

         (d) Status of Preferred Shares Redeemed, Exchanged or Otherwise Acquired by the Fund. Preferred Shares which are redeemed, exchanged or otherwise acquired by the Fund shall return to the status of authorized and unissued preferred shares without designation as to series.

         (e) Board May Resolve Ambiguities. To the extent not prohibited by applicable law, the Board of Directors may, with the prior written consent of the Credit Enhancer but without further approval by the shareholders, interpret or adjust the provisions of this Statement to resolve any inconsistency or ambiguity or to remedy any formal defect and may with the prior written consent of the Credit Enhancer amend this Statement with respect to any series of Preferred Shares prior to the issuance of shares of such series.

         (f) Headings Not Determinative. The headings contained in this Statement are for convenience of reference only and shall not affect the meaning or interpretation of this statement.

         (g) Notices. All notices or communications, unless otherwise specified in the By-Laws of the Fund or this Statement, shall be sufficiently given if in writing and delivered in person or mailed by a nationally recognized overnight courier. The Fund shall promptly notify any Rating Agency then rating the Preferred Shares at the request of the Fund if the Fund no longer desires such Rating Agency to continue rating the Preferred Shares or of any determination made by the Board of Directors described in paragraph (e) of Section 12 of Part I of this Statement.

                                   PART II.

1.       Orders.

         (a) Beneficial Owners and Potential Beneficial Owners may only participate in Auctions through Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are Beneficial Owners and Potential Beneficial Owners to the Auction Agent, designating themselves as Existing Holders in respect of the shares subject to the Orders submitted or deemed submitted to them by Beneficial Owners and as Potential Holders in respect of shares subject to Orders submitted to them by Potential Beneficial Owners. A Broker-Dealer may also hold shares of a series of Preferred Shares for its own account as a Beneficial Owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a Beneficial Owner or a Potential Beneficial Owner and therefore participate in an Auction as an Existing Holder or a Potential Holder on behalf of both itself and its customers. Prior to the Submission Deadline on each Auction Date for shares of a series of Preferred Shares:

                  (i) each Beneficial Owner of shares of such series may submit to its Broker-Dealer by telephone or otherwise information as to:

                           (A) the number of Outstanding shares, if any, of
                  such series held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of such shares;

                           (B) the number of Outstanding shares, if any, of
                  such series held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be less than the rate per annum specified by such Beneficial Owner; and/or

                           (C) the number of Outstanding shares, if any, of
                  such series held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series; and

                  (ii) each Broker-Dealer, using a list of Potential Beneficial Owners, that shall be maintained in good faith for the purpose of conducting a competitive Auction, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of such series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall not be less than the rate per annum specified by such Potential Beneficial Owner.

                  For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i) (A), (i) (B),
(i) (C) or (ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

         (b) (i) A Bid by a Beneficial Owner or an Existing Holder of shares of a series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                           (A) the number of Outstanding shares of such series
                  specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be less than the rate specified therein;

                           (B) such number or a lesser number of Outstanding
                  shares of such series to be determined as set forth in clause
                  (iv) of paragraph (a) of Section 4 of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein; or

                           (C) the number of Outstanding shares of such series
                  specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for shares of such series, or such number or a lesser number of Outstanding shares of such series to be determined as set forth in clause (iii) of paragraph (b) of Section 4 of this Part II if the rate specified therein shall be higher than the Maximum Rate for shares of such series and Sufficient Clearing Bids for shares of such series do not exist.

                  (ii) A Sell Order by a Beneficial Owner or an Existing Holder of shares of a series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                           (A) the number of Outstanding shares of such series
                  specified in such Sell Order; or

                           (B) such number or a lesser number of Outstanding
                  shares of such series as set forth in clause (iii) of paragraph (b) of Section 4 of this Part II if Sufficient Clearing Bids for shares of such series do not exist.

                  (iii) A Bid by a Potential Beneficial Owner or a Potential Holder of shares of a series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                           (A) the number of Outstanding shares of such series
                  specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be higher than the rate specified therein; or

                           (B) such number or a lesser number of Outstanding
                  shares of such series as set forth in clause (v) of paragraph
                  (a) of Section 4 of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein.

         (c) No Order for any number of Preferred Shares other than whole shares shall be valid.

         (d) A Bid by a Potential Beneficial Owner or a Potential Holder specifying a rate higher than the Maximum Rate for Preferred Shares on the Auction Date will not be accepted.

2. Submission of Orders by Broker-Dealers to Auction Agent.

         (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for Preferred Shares of a series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Fund) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for such shares:

                  (i) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Fund);

                  (ii) the aggregate number of Outstanding shares of such series that are the subject of such Order;

                  (iii) to the extent that such Bidder is a Beneficial Owner or an Existing Holder of shares of such series:

                           (A) the number of shares, if any, of such series
                  subject to any Hold Order of such Beneficial Owner or such Existing Holder;

                           (B) the number of shares, if any, of such series
                  subject to any Bid of such Beneficial Owner or such Existing Holder and the rate specified in such Bid; and

                           (C) the number of shares, if any, of such series
                  subject to any Sell Order of such Beneficial Owner or such Existing Holder; and

                  (iv) to the extent such Bidder is a Potential Holder of shares of such series, the rate and number of shares of such series specified in such Potential Holder's Bid.

         (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

         (c) If an Order or Orders covering all of the outstanding Preferred Shares of a series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding shares of such series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more or less than 28 Rate Period Days, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

         (d) If one or more Orders of an Existing Holder are submitted to the Auction Agent covering in the aggregate more than the number of Outstanding Preferred Shares of a series subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

                  (i) all Hold Orders for shares of such series shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of such series held by such Existing Holder, and if the number of shares of such series subject to such Hold Orders exceeds the number of Outstanding shares of such series held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of such series held by such Existing Holder;

                  (ii) (A) any Bid for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the number of shares of such series subject to any Hold Orders referred to in clause (i) above;

                           (B) subject to subclause (A), if more than one Bid
                  of an Existing Holder for shares of such series is submitted to the Auction Agent with the same rate and the number of Outstanding shares of such series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of such series subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of such series equal to such excess;

                           (C) subject to subclauses (A) and (B), if more than
                  one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to and including the amount of such excess; and

                           (D) in any such event, the number, if any, of such
                  Outstanding shares of such series subject to any portion of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for shares of such series by or on behalf of a Potential Holder at the rate therein specified; and

                  (iii) all Sell Orders for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the sum of shares of such series subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above; provided, that if more than one Sell Order is submitted on behalf of any Existing Holder and the aggregate number of Outstanding shares of such series subject to such Sell Orders is greater than such excess, the number of Outstanding shares of such series subject to each such Sell Order shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of Outstanding shares of such series equal to such excess.

         (e) If more than one Bid for one or more shares of a series of Preferred Shares is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

         (f) Any Bid specifying a rate higher than the Maximum Rate shall (i) be treated as a Sell Order if submitted by an Existing Holder or (ii) not accepted if submitted by a Potential Holder.

         (g) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

3. Determination of Sufficient Clearing Bids, Winning Bids Rate and Applicable Rate.

         (a) Not earlier than the Submission Deadline on each Auction Date for shares of a series of Preferred Shares, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of shares of such series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine for such series:

                  (i) the excess of the number of Outstanding shares of such series over the number of Outstanding shares of such series subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Preferred Shares" of such series);

                  (ii) from the Submitted Orders for shares of such series whether:

                           (A) the number of Outstanding shares of such series
                  subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Rate for shares of such series; exceeds or is equal to the sum of:

                           (B) the number of Outstanding shares of such series
                  subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Rate for shares of such series; and

                           (C) the number of Outstanding shares of such series
                  subject to Submitted Sell Orders

(in the event such excess or such equality exists (other than because the number of shares of such series in subclauses (B) and (C) above is zero because all of the Outstanding shares of such series are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids" for shares of such series); and

                  (iii) if Sufficient Clearing Bids for shares of such series exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate" for shares of such series) which if:

                           (A) (I) each such Submitted Bid of Existing Holders
                  specifying such lowest rate and (II) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series that are subject to such Submitted Bids; and

                           (B) (I) each such Submitted Bid of Potential Holders
                  specifying such lowest rate and (II) all other such Submitted Bids of Potential Holders specifying lower rates were accepted;

would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding shares of such series which, when added to the number of Outstanding shares of such series to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available Preferred Shares of such series.

         (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 3, the Auction Agent shall advise the Fund of the Maximum Rate for shares of the series of Preferred Shares for which an Auction is being held on the Auction Date and, based on such determination the Applicable Rate for shares of such series for the next succeeding Rate Period thereof as follows:

                  (i) if Sufficient Clearing Bids for shares of such series exist, that the Applicable Rate for all shares of such series for the next Succeeding Rate Period thereof shall be equal to the Winning Bid Rate for shares of such series so determined;

                  (ii) if Sufficient Clearing Bids for shares of such series do not exist (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for shares of such series; or

                  (iii) if all of the Outstanding shares of such series are subject to Submitted Hold Orders, that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be as set forth in Section 10 of Appendix A hereto.

4. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares.

                  Existing Holders shall continue to hold the Preferred Shares that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 3 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

         (a) If Sufficient Clearing Bids for shares of a series of Preferred Shares have been made, all Submitted Sell Orders with respect to shares of such series shall be accepted and, subject to the provisions of paragraphs (d) and
(e) of this section 4, Submitted Bids with respect to shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of such series shall be rejected:

                  (i) Existing Holders' Submitted Bids for shares of such series specifying any rate that is higher than the Winning Bid Rate for shares of such series shall be accepted, thus requiring each such Existing Holder to sell the Preferred Shares subject to such Submitted Bids;

                  (ii) Existing Holders' Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be rejected, thus entitling each such Existing Holder to continue to hold the Preferred Shares subject to such Submitted Bids;

                  (iii) Potential Holders' Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be accepted, thus requiring each such Potential Holder to purchase the Preferred Shares subject to such Submitted Bid;

                  (iv) each Existing Holder's Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be rejected, thus entitling such Existing Holder to continue to hold the Preferred Shares subject to such Submitted Bid, unless the number of Outstanding Preferred Shares subject to all such Submitted Bids shall be greater than the number of Preferred Shares ("remaining shares") in the excess of the Available Preferred Shares of such series over the number of Preferred Shares subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part and accepted in part, and such Existing Holder shall be required to sell Preferred Shares subject to such Submitted Bid, but only in an amount equal to the excess of the number of Outstanding Preferred Shares held by such Existing Holder subject to such Submitted Bid over the number of Preferred Shares of such series obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of such series; and

                  (v) each Potential Holder's Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be accepted but only in an amount equal to the number of shares of such series obtained by multiplying the number of shares in the excess of the Available Preferred Shares of such series over the number of Preferred Shares subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph (a) by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for shares of such series.

         (b) If Sufficient Clearing Bids for shares of a series of Preferred Shares have not been made (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), subject to the provisions of paragraph (d) of this Section 4, Submitted Orders for shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of such series shall be rejected:

                  (i) Existing Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be rejected, thus entitling such Existing Holders to continue to hold the Preferred Shares subject to such Submitted Bids;

                  (ii) Potential Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be accepted, thus requiring each such Potential Holder to purchase the Preferred Shares subject to such Submitted Bid; and

                  (iii) Each Existing Holder's Submitted Bid for shares of such series specifying any rate that is higher than the Maximum Rate for shares of such series and the Submitted Sell Orders for shares of such series of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the shares of such series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of such series obtained by multiplying the number of shares of such series subject to Submitted Bids described in clause (ii) of this paragraph
         (b) by a fraction, the numerator of which shall be the number of Outstanding shares of such series held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of such series subject to all such Submitted Bids and Submitted Sell Orders.

         (c) If all of the Outstanding shares of a series of Preferred Shares are subject to Submitted Hold Orders, all Submitted Bids for shares of such series shall be rejected.

         (d) If, as a result of the procedures described in clause (iv) or (v) of paragraph (a) or clause (iii) of paragraph (b) of this Section 4, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of a series of Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of Preferred Shares of such series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole Preferred Shares.

         (e) If, as a result of the procedures described in clause (v) of paragraph (a) of this Section 4, any Potential Holder would be entitled or required to purchase less than a whole share of a series of Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate Preferred Shares of such series for purchase among Potential Holders so that only whole shares of Preferred Shares of such series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing Preferred Shares of such series on such Auction Date.

         (f) Based on the results of each Auction for shares of a series of Preferred Shares, the Auction Agent shall determine with respect to each Broker-Dealer that Submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders the aggregate number of shares of such series to be purchased and the aggregate number of shares of such series to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers such Broker-Dealer shall receive, as the case may be, Preferred Shares of such series. Notwithstanding any provision of the Auction Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of a series of Preferred Shares with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of Preferred Shares that have been made in respect of Potential Holders' or Potential Beneficial Owners' submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

         (g) Neither the Fund nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver Preferred Shares of any series or to pay for Preferred Shares of any series sold or purchased pursuant to the Auction Procedures or otherwise.

5. Auction Agent.

                  For so long as any Preferred Shares are outstanding or the Preferred Shares Insurance Policy is in effect, the Auction Agent, duly appointed by the Fund to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Fund and its Affiliates (which however may engage or have engaged in business transactions with the Fund or its Affiliates) and at no time shall the Fund or any of its Affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any Preferred Shares are outstanding or the Preferred Shares Insurance Policy is in effect, the Board of Directors shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent. The Auction Agent's registry of Existing Holders of a series of Preferred Shares shall be conclusive and binding on the Broker-Dealers.

6. Transfer of Preferred Shares.

         (a) So long as the shares of a series of Preferred Shares are represented by a global certificate as provided in Section 7, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of Preferred Shares of such series only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Part II or to a Broker-Dealer; provided, however, that in the case of all transfers to or through a Broker-Dealer, the Broker-Dealer shall advise the Auction Agent of such transfer. If the shares of a series of Preferred Shares are no longer represented by a global certificate as provided in Section 7 below, the shares of such series of Preferred Shares may be sold only in reliance on an exemption from the registration requirements of the Securities Act.

7. Global Certificate.

                  Except as otherwise determined by the Fund, (i) all of the shares of a series of Preferred Shares outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of shares of a series of Preferred Shares shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee.

                  Except as otherwise determined by the Fund, each certificate for shares or any series of Preferred Shares shall include the following legend:
         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING THE SHARES REPRESENTED BY THIS CERTIFICATE, AGREES FOR THE BENEFIT OF SPECIAL VALUE OPPORTUNITIES FUND, LLC (THE "COMPANY") THAT THE SHARES REPRESENTED BY THIS CERTIFICATE ARE BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN AN AUCTION OR TO OR THROUGH A BROKER-DEALER PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE STATEMENT OF PREFERENCES RELATING TO THE SHARES AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SHARES REPRESENTED BY THIS CERTIFICATE WILL BE REQUIRED TO EXECUTE A PURCHASER'S LETTER IN THE FORM OF APPENDIX E TO THE MEMORANDUM RELATING TO THE SHARES CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. ("CEDE") OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN."

8. Force Majeure.

         (a) Notwithstanding anything else set forth herein, if an Auction Date is not a Business Day because the New York Stock Exchange is closed due to an "act of God," natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the Auction Agent is not able to conduct an Auction in accordance with the Auction Procedures for any such reason, then the Auction Rate for the next Rate Period shall be the Applicable Rate determined on the previous Auction Date, provided that, if the affected Rate Period is a Special Rate Period, the next Rate Period shall be a 28-Day Rate Period and the Applicable Rate shall be the Maximum Rate for such 28-Day Rate Period.

         (b) Notwithstanding anything else set forth herein, if a Dividend Payment Date is not a Business Day because the New York Stock Exchange is closed for business due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the dividend payable on such date can not be paid for any such reason, then:

                  (i) the Dividend Payment Date for the affected Dividend Period shall be the next Business Day on which the Fund and its paying agent, if any, are able to cause the dividend to be paid using their reasonable best efforts;

                  (ii) the affected Dividend Period shall end on the day it would have ended had such event not occurred and the Dividend Payment Date had remained the scheduled date; and

                  (iii) the next Dividend Period will begin and end on the dates on which it would have begun and ended had such event not occurred and the Dividend Payment Date remained the scheduled date.

9. Preferred Member of the Fund.

         Each registered holder of the Preferred Shares shall be automatically admitted as a Preferred Member of the Fund.


                  IN WITNESS WHEREOF, SPECIAL VALUE OPPORTUNITIES FUND, LLC, has caused these presents to be signed as of July 12, 2004 in its name and on its behalf by its President and attested by an Authorized Person. Said officers of the Fund have executed this Statement as officers and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officers, or the directors or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.


                                          SPECIAL VALUE OPPORTUNITIES FUND, LLC


                                          By:  /s/ Howard M. Levkowitz
                                               -------------------------------
                                               Name:  Howard M. Levkowitz
                                               Title: President



ATTEST:


David Hollander
-----------------------------
Name:   David Hollander
Title:  Authorized Person


July 12, 2004

                     SPECIAL VALUE OPPORTUNITIES FUND, LLC

                                   APPENDIX A


                                   SECTION 1


Designation as to Series.

                  SERIES A: A series of 1,500 Preferred Shares, liquidation preference $25,000 per share, is hereby designated "Series A Money Market Cumulative Preferred Shares." Each of the 1,500 shares of Series A Money Market Cumulative Preferred Shares issued on July 13, 2004 shall, for purposes hereof, be deemed to have a Date of Original Issue of July 13, 2004; have an Applicable Rate for its Initial Rate Period equal to 1.55% per annum; have an initial Dividend Payment Date of August 10, 2004; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Operating Agreement of the Fund applicable to Preferred Shares of the Fund, as set forth in Part I and Part II of this Statement. The Series A Money Market Cumulative Preferred Shares shall constitute a separate series of Preferred Shares of the Fund, and each share of Series A Money Market Cumulative Preferred Shares shall be identical except as provided in Section 11 of Part I of this statement.

                  In accordance with and subject to the terms of Section 4(c)(i) and Section 9(b) of Part I of the Statement, the Board of Directors may, from time to time and without the vote or consent of the Holders of Preferred Shares, authorize, create or issue any additional series of Preferred Shares, by amending and restating this Appendix A and, if necessary, Part II of the Statement, to provide for such additional series. Such additional series shall be subject to the terms of the Statement, and any such amended and restated Appendix A shall be deemed to be a part of the Statement upon its approval by the Board of Directors. For purposes of any amendment and restatement, the designation of the initial series of Preferred Shares and each amendment and restatement of the Appendix A for any additional series shall be deemed to be included in each subsequent amendment and restatement without being set forth therein.



                                   SECTION 2


Number of Authorized Shares Per Series.

                  The number of authorized shares constituting Series A Preferred Shares is 1,500.


                                   SECTION 3


Exceptions to Certain Definitions.

                  Notwithstanding the definitions contained under the heading "Definitions" in this Statement, the following terms shall have the following meanings for purposes of this Statement:

                  Not applicable.


                                   SECTION 4


                                   [RESERVED]



                                   SECTION 5


Initial Rate Periods.

                  The Initial Rate Period for shares of Series A Preferred Shares shall be the period from and including the Date of Original Issue thereof to but excluding August 10, 2004.

Adjustment of Length of Special Rate Period

                  If the Fund wishes to designate a Subsequent Rate Period for the Series A Preferred Shares as a Special Rate Period, but the day following what would otherwise be the last day of such Special Rate Period is not a Wednesday that is a Business Day in the case of the "Series A Preferred Shares", then the Fund shall designate such Subsequent Rate Period as a Special Rate Period consisting of the period commencing on the first day following the end of the immediately preceding Rate Period and ending on the first Tuesday that is followed by a Wednesday that is a Business Day preceding what would otherwise be such last day.


                                   SECTION 6


Date for Purposes of the Definition of "Annual Valuation Date" Contained Under the Heading "Definitions" in this Statement.

                  December 31, 2004


                                   SECTION 7


Dividend Payment Dates.

                  Except as otherwise provided in paragraph (d) of Section 2 of
Part I of this Statement, dividends shall be payable on shares of Series A Preferred Shares, for the Initial Rate Period on August 10, 2004 and on each fourth Tuesday thereafter.


                                   SECTION 8


                                   [RESERVED]




                                   SECTION 9


Redemption Provisions Applicable to Initial Rate Periods.

                  Not applicable.


                                   SECTION 10


Applicable Rate for purposes of subparagraph (b) (iii) of Section 3 of Part II of this Statement.

                  For purposes of subparagraph (b)(iii) of Section 3 of Part II of this Statement, the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be equal to 80% of the Reference Rate.



                                      B-20
868501.15-New York Server 7A - MSW
                     MOODY'S COLLATERAL VALUATION SCHEDULE

                                   APPENDIX B


             CALCULATION OF MOODY'S ADVANCE AMOUNT; DESCRIPTION OF
                         OVER-COLLATERALIZATION TEST.

                  "Moody's Advance Rate" means, for each Moody's Asset Category, the percentage specified in the table below opposite such Moody's Asset Category:

       MOODY'S                  MOODY'S
    ASSET CATEGORY           ADVANCE RATE
----------------------- ------------------------
         A-1                     100%
         A-2                     98.5%
         A-3                     94.0%
         A-4                     84.0%
         A-5                     75.0%
         A-6                     69.0%
         B-1                     91.5%
         B-2                     90.5%
         B-3                     80.5%
         B-4                     86.5%
         B-5                     84.5%
         B-6                     67.5%
         B-7                     80.0%
         B-8                     75.5%
         B-9                     63.0%
         B-10                    56.0%
         C-1                     94.0%
         C-2                     85.5%
         C-3                     88.0%
         C-4                     78.0%
         C-5                     73.0%
         C-6                     57.0%
         D-1                     85.0%
         D-2                     79.5%
         D-3                     76.0%
         D-4                     71.5%
         D-5                     53.0%
         D-6                     49.0%
         E-1                     78.5%
         E-2                     74.0%
         E-3                     68.0%
         E-4                     65.0%
         E-5                     40.0%
         E-6                     40.0%
         F-1                     62.0%
         F-2                     59.0%
         F-3                     50.0%
         F-4                     50.0%
         F-5                     30.0%
         F-6                     30.0%
         G-1                     62.0%
         G-2                     53.0%
         G-3                     48.0%
         G-4                     35.0%
         H-1                     32.0%
         H-2                     29.0%
         H-3                     26.0%
         H-4                     22.0%
         I-1                     64.0%
         I-2                     46.0%
         I-3                     25.0%
         J-1                     25.0%
         J-2                     21.0%
         J-3                     15.0%
         J-4                     27.5%

                  "Moody's Advance Amount" means, as of any date of determination under the Over-Collateralization Test (as described in this Schedule), an amount equal to the sum of (i) the sum for all Eligible Investments (other than Warrant/Option Investments) of the product of (1) the Market Value (determined as described below) of such Eligible Investment (determined as described below) multiplied by (2) the Moody's Advance Rate for the Moody's Asset Category applicable to such Eligible Investment under the Over-Collateralization Test, (ii) the Secured Hedging Advance Amount as of such date, (iii) the Defensive Hedge Advance Amount as of such date, (iv) the Moody's Warrant/Option Advance Amount as of such date and (v) the Net Accrual Amount as of such date.

                  Notwithstanding the foregoing, for purposes of determining the Moody's Advance Amount,

         (i) the Market Value of any Unhedged Foreign Investment shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures; provided that, if the Foreign Issuer of such Unhedged Foreign Investment is from a country whose sovereign debt rating in a non-local currency is not assigned a rating of "AA" or better by S&P or "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's), the Market Value of such Unhedged Foreign Investment shall be 85% of the Market Value thereof otherwise determined in accordance with the above procedures;

         (ii) the percentage applicable above to Cash in a currency other than Dollars shall be 95% (and not 100%; provided that, if such Cash is the currency of a country whose sovereign debt rating in a non-local currency is not assigned a rating of "AA" or better by S&P or "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's), the applicable percentage shall be 85%, unless such Cash is protected against currency fluctuations as a result of Currency Hedging Transactions, in which case, the percentage applicable shall be 100%;

         (iii) the Market Value of any Structured Product Transaction shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures; and

         (iv) with respect to any Fund Investments in any Foreign Issuer from a country that becomes an Ineligible Country after the Borrower has invested in such Fund Investment (and such Fund Investment does not have a guarantor located in a currently Eligible Country), so long as such Fund Investment is not an Excluded Investment under clause (viii) of the definition thereof, the Market Value of such Fund Investment shall be 90% of the Market Value thereof otherwise determined in accordance with the above procedures.

                  "Over Collateralization Test" is a test that is satisfied as of any Business Day if (a) the Outstanding Principal Amount of Debt under the Credit Agreement and the aggregate outstanding liquidation preference of the Preferred Shares, as of such Business Day, is less than or equal to (b) the Moody's Advance Amount calculated using the Moody's Advance Rate as of such Business Day.

                  For purposes of calculating the Moody's Advance Amount, the Borrower shall assign each Fund Investment to one of the following categories (each, a "Moody's Asset Category") commencing upon the initial acquisition thereof (and, for purposes of this categorization, the Market Value Price of a Fund Investment trading at par is equal to $1.00):

                  "Asset Category A-1 Investments" means (a) Cash and (b) Cash Equivalents described in clause (vi) of the definition of such term and (c) Cash Equivalents described in clauses (i), (ii), (iii) or (iv) of the definition of such term that mature on the Business Day next following the date of acquisition thereof.

                  "Asset Category A-2 Investments" means Cash Equivalents (other than Cash in U.S. dollars, U.S. Government Securities and Cash Equivalents described in clauses (b) or (c) of the definition of Asset Category A-1 Investments) and U.S. Government Securities with maturities of less than or equal to 183 days.

                  "Asset Category A-3 Investments" means U.S. Government Securities with final maturities more than 183 days but less than or equal to two (2) years.

                  "Asset Category A-4 Investments" means U.S. Government Securities with final maturities more than two (2) years but less than or equal to ten (10) years.

                  "Asset Category A-5 Investments" means U.S. Government Securities with final maturities more than ten (10) years but less than or equal to twenty (20) years.

                  "Asset Category A-6 Investments" means U.S. Government Securities with final maturities more than twenty (20) years but less than or equal to thirty (30) years.

                  "Asset Category B-1 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.90 and (iii) are rated "Ba3" or better by Moody's.

                  "Asset Category B-2 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.90 and (iii) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category B-3 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.90 and (iii) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

                  "Asset Category B-4 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.80 and less than $0.90 and (iii) are rated "Ba3" or better by Moody's.

                  "Asset Category B-5 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.80 and less than $0.90 and (iii) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category B-6 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.80 and less than $0.90 and (iii) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

                  "Asset Category B-7 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.70 and less than $0.80 and (iii) are rated "Ba3" or better by Moody's.

                  "Asset Category B-8 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.70 and less than $0.80 and (iii) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category B-9 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.70 and less than $0.80 and (iii) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

                  "Asset Category B-10 Investments" means Bank Loans which (i) are Performing and (ii) have a Market Value Price less than $0.70.

                  "Asset Category C-1 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of five (5) years or less and (iv) are rated "Baa3" or better by Moody's.

                  "Asset Category C-2 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of five (5) years or less and (iv) are rated "Baa3" or better by Moody's.

                  "Asset Category C-3 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Baa3" or better by Moody's.

                  "Asset Category C-4 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Baa3" or better by Moody's.

                  "Asset Category C-5 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of more than ten (10) years and (iv) are rated "Baa3" or better by Moody's.

                  "Asset Category C-6 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of more than ten (10) years and (iv) are rated "Baa3" or better by Moody's.

                  "Asset Category D-1 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of five (5) years or less and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

                  "Asset Category D-2 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of five (5) years or less and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

                  "Asset Category D-3 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

                  "Asset Category D-4 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

                  "Asset Category D-5 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of more than ten (10) years and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

                  "Asset Category D-6 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of more than ten (10) years and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

                  "Asset Category E-1 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of five (5) years or less and (iv) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category E-2 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of five (5) years or less and (iv) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category E-3 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category E-4 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category E-5 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of more than ten (10) years and (iv) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category E-6 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of more than ten (10) years and (iv) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category F-1 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of five (5) years or less and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

                  "Asset Category F-2 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of five (5) years or less and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

                  "Asset Category F-3 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

                  "Asset Category F-4 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's .

                  "Asset Category F-5 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of more than ten (10) years and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

                  "Asset Category F-6 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of more than ten (10) years and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

                  "Asset Category G-1 Investments" means convertible High Yield Bonds and convertible Mezzanine Investments (other than Preferred Stock) which
(i) are Performing and (ii) are rated "Baa3" or better by Moody's.

                  "Asset Category G-2 Investments" means convertible High Yield Bonds and convertible Mezzanine Investments (other than Preferred Stock) which
(i) are Performing and (ii) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

                  "Asset Category G-3 Investments" means convertible High Yield Bonds and convertible Mezzanine Investments (other than Preferred Stock) which
(i) are Performing and (ii) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category G-4 Investments" means all other convertible High Yield Bonds and convertible Mezzanine Investments (other than Preferred Stock) which are Performing.

                  "Asset Category H-1 Investments" means convertible Preferred Stock which (i) is Performing and (ii) is publicly issued Preferred Stock.

                  "Asset Category H-2 Investments" means Preferred Stock which is not convertible Preferred Stock and which (i) is Performing and (ii) is publicly issued Preferred Stock.

                  "Asset Category H-3 Investments" means convertible Preferred Stock which (i) is Performing and (ii) is privately issued Preferred Stock.

                  "Asset Category H-4 Investments" means Preferred Stock which is not convertible Preferred Stock and which (i) is Performing and (ii) is privately issued Preferred Stock.

                  "Asset Category I-1 Investments" means Bank Loans which (i) are non-Performing and (ii) have a Market Value Price greater than or equal to $0.85.

                  "Asset Category I-2 Investments" means Bank Loans which (i) are non-Performing and (ii) have a Market Value Price less than $0.85.

                  "Asset Category I-3 Investments" means High Yield Bonds and Mezzanine Investments (convertible and non-convertible) and Preferred Stock, in each case, which are non-Performing.

                  "Asset Category J-1 Investments" means Equity Securities (other than Preferred Stock) which are not Private Equity Securities.

                  "Asset Category J-2 Investments" means Private Equity Securities (other than Preferred Stock).

                  "Asset Category J-3 Investments" means CDO Debt Securities and Structured Product Transactions (other than Fully Collateralized Structured Product Transactions) and Fund Investments (other than Preferred Stock) in Mezzanine Investments not otherwise described in any of the preceding Asset Categories.

                  "Asset Category J-4 Investments" means Fund Investments in Bank Loans or High Yield Bonds not otherwise described in any of the preceding Asset Categories.

                  Rating Procedures. References herein to any rating by Moody's or S&P shall include ratings determined by such Rating Agency or in accordance with guidelines approved by such Rating Agency (including, in the case of Moody's, Moody's Rating Correlation Procedures) and shall also be deemed to include an equivalent rating in a successor rating category of Moody's or S&P, as the case may be, or if neither of Moody's or S&P is in the business of rating securities, an equivalent rating from another Rating Agency. Notwithstanding the foregoing, for so long as Moody's is in the business of rating securities, unless the Rating Agency Condition with respect to Moody's shall have been satisfied or the Fund Investment in question is issued by Moody's or any Affiliate of Moody's, the Moody's Rating Correlation Procedures shall be applied.

                  Notwithstanding any other provision contained above:

         (i) for purposes of determining whether a Fund Investment falls within a specific Moody's Asset Category, to the extent that any Fund Investment would fall in more than one of the Moody's Asset Categories, such Fund Investment shall be deemed to fall into the Moody's Asset Category with the lowest specified Moody's Advance Rate;

         (ii) Fund Investments that are CDO Debt Securities will be assigned to an Asset Category for High Yield Bonds using a rating that is (i) one rating category (i.e., three rating subcategories) below the Moody's rating, if such CDO Debt Security is rated by Moody's, and (ii) two rating categories (i.e., six rating subcategories) below the actual public S&P's rating, if such CDO Debt Security is not rated by Moody's but is publicly rated by S&P;

         (iii) any Fund Investments constituting Busted Convertible Bonds shall be deemed to fall into the Moody's Asset Category into which such Fund Investment would otherwise fall if it were not a convertible security; provided that the Market Value of any Busted Convertible Bonds shall be 95% of the Market Value thereof otherwise determined in accordance with the valuation procedures set forth herein;

         (iv) for the purpose of determining the Moody's Advance Rate applicable to a Fully Collateralized Structured Product Transaction, such Fully Collateralized Structured Product Transaction shall be deemed to fall into the Moody's Asset Category of its reference obligation; all other Structured Product Transactions shall be Moody's Asset Category J-3 Investments; for the purpose of determining the Moody's Advance Rate applicable to Investment Holding Subsidiary Securities, such Investment Holding Subsidiary Securities shall be deemed to fall into the Moody's Asset Category of the related investments held by such Investment Holding Subsidiary;

         (v) for the purpose of determining the Moody's Advance Rate applicable to Fund Investments that are Hedging and Short Sale Transactions, at any time during the 60-day time period described in clause (xiv) of the definition of Excluded Investments below, the Moody's Advance Rate will be 90% of the Moody's Advance Rate calculated for such Fund Investment pursuant to the Moody's Advance Rate table in the definition of Moody's Advance Rate above; and

         (vi) for the purpose of determining the Moody's Advance Rate applicable to Fund Investments in Bank Loan Participations at any time during the 60-day time period described in clause
                  (vii) of the definition of Excluded Investments below, the Moody's Advance Rate will be 90% of the Moody's Advance Rate, calculated for such Fund Investment pursuant to the Moody's Advance Rate table above.

DETERMINATION OF FUND INVESTMENTS CONSTITUTING ELIGIBLE INVESTMENTS

                  "Eligible Investments" means, at any date, all Fund Investments in the Collateral on such date other than Excluded Investments.

                  "Excluded Investments" means (without duplication):

         (i) Fund Investments to the extent that they are (A) not subject to a perfected security interest (subject in priority only to any Liens permitted under the Credit Agreement) in favor of the Secured Parties Representative for its benefit and the benefit of the Lenders, the Insurer, Eligible Counterparties party to Secured Hedging Transactions and other Secured Parties (as defined in the Pledge and Intercreditor Agreement) or (B) subject to any Liens (other than Permitted Liens);

         (ii)     Excess Fund Investments;

         (iii)    Fund Investments that have been borrowed or lent;

         (iv) Fund Investments denominated in any currency (A) that is not a currency freely convertible into Dollars or (B) that is subject to any currency exchange restrictions;

         (v) Fund Investments denominated in any currency other than Dollars or Eligible Foreign Currencies, unless at the time of purchase of such Fund Investments denominated in any currency other than Dollars or Eligible Foreign Currencies, at least 100% of the Market Value of such Fund Investments is protected against currency fluctuations pursuant to Currency Hedging Transactions;

         (vi) Fund Investments in CDO Debt Securities unless the applicable agreements governing such CDO Debt Securities do not permit the issuer of such CDO Debt Securities to purchase a security issued by a Foreign Issuer from a country whose unsupported sovereign non-local currency debt obligations are not assigned a rating of "Aa2" or better by Moody's if after giving effect to such purchase more than 5% of the total funded debt and contributed equity capitalization of the issuer of such CDO Debt Securities would be invested in countries whose unsupported sovereign non-local currency debt obligations are not assigned a rating of "Aa2" or better by Moody's;

         (vii) Fund Investments in any Bank Loan Participation held by the Borrower for more than 60 consecutive days during any period while the participating entity has a long-term debt-rating of below "A3" by Moody's (unless the obligation of such participating entity is guaranteed by an entity whose long-term debt obligations are rated "A3" or better by Moody's (and, if rated "A3" by Moody's, such rating has not been placed in a credit watch with negative implications by Moody's);

         (viii) Fund Investments in any Foreign Issuer from an Ineligible Country (unless the applicable Fund Investment is unconditionally and irrevocably guaranteed by a guarantor located in a currently Eligible Country); provided, that if a country becomes an Ineligible Country after the Borrower has invested in a Fund Investment relating to such country (and such Fund Investment does not have a guarantor located in a currently Eligible Country), such Fund Investment will not be subject to this clause (viii) until such country has been an Ineligible Country for 180 consecutive days;

         (ix) Fund Investments that constitute Lender Affiliate Securities (as defined in the Credit Agreement) at the time delivered to the Secured Parties Representative pursuant to the Pledge and Intercreditor Agreement;

         (x)      Fund Investments in "catastrophe" bonds;

         (xi)     Fund Investments in Non-Credit Risk Securities;

         (xii) Fund Investments in CDO Debt Securities issued by an issuer for which the Investment Manager or the Co-Manager or any Affiliate of the Investment Manager or the Co-Manager acts as the collateral manager or investment manager or in any comparable capacity;

         (xiii) Fund Investments in securities issued by the Borrower or any Subsidiary of the Borrower (other than Investment Holding Subsidiary Securities);

         (xiv) Fund Investments in any Hedging and Short Sale Transaction held by the Borrower for more than 60 consecutive days during any period while the counterparty to such Hedging and Short Sale Transaction has a long-term debt-rating of lower than "A3" by Moody's (unless the obligations of such counterparty are guaranteed by an entity whose long-term debt rating is "A3" or higher by Moody's) (in each case, if rated "A3" by Moody's, such rating has not been placed in a credit watch with negative implications by Moody's);

         (xv)     Fund Investments in CDO Equity Securities; and

         (xvi)    Fund Investments in Interest Only Securities.

                  Excluded Investments are excluded from the calculation of the Market Value of the Collateral for purposes of the Moody's Valuation Procedures; however, the Collateral may include Excluded Investments.

APPLICATION OF PORTFOLIO LIMITATIONS

                  "Portfolio Limitations" means, at any applicable date of determination (determined without duplication):

         (i) the aggregate Market Value of Fund Investments in any single issuer in excess of 5% of Total Capitalization; provided, however, that the foregoing 5% limit will be increased, up to a maximum of 7.5% (not to include any Non-Cash Pay Instruments, any Non-Performing Instruments or any Company Investments (other than Equity Securities) that are rated "Caal" or lower by Moody's), for each of any three issuers;
         (ii) the aggregate Market Value of Fund Investments in issuers in any single Industry in excess of 15% of Total Capitalization; provided, however, that the foregoing 15% limit will be excepted, up to a maximum of 20%, for each of any two Industry classifications;

         (iii) the aggregate Market Value of Fund Investments in all Semi-Liquid Investments, Illiquid Investments and Non-Cash Pay Instruments in excess of 45% of Total Capitalization;

         (iv) the aggregate Market Value of Fund Investments in all Illiquid Investments in excess of 20% of Total
                  Capitalization;

         (v)      the aggregate Market Value of Fund Investments consisting of
                  (a) Bank Loan Participations in excess of 20% of Total Capitalization, (b) Bank Loan Participations wherein the participating entities (or the entities guaranteeing the obligations of such participating entities) with the same rating by Moody's in excess of the applicable percentage of Total Capitalization set forth in the table below (or such greater percentage approved by the Insurer (so long as the Insurer is the Controlling Class) and the Administrative Agent and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied), and (c) Bank Loan Participations wherein the total exposure to any single participating entity is in excess of the applicable percentage of Total Capitalization set forth in the table below (or such greater percentage approved by the Insurer (so long as the Insurer is the Controlling Class) and the Administrative Agent and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied);

         --------------------------------------------------------------------------------------------------
              LONG TERM RATING OF                 ANY SINGLE                        AGGREGATE
             PARTICIPATING ENTITIES       PARTICIPATING ENTITY LIMIT       PARTICIPATING ENTITIES LIMIT
         --------------------------------------------------------------------------------------------------
                      Aaa                                7.5%                           20.0%
         --------------------------------------------------------------------------------------------------
                      Aa1                                7.5%                           20.0%
         --------------------------------------------------------------------------------------------------
                      Aa2                                7.5%                           20.0%
         --------------------------------------------------------------------------------------------------
                      Aa3                                7.5%                           15.0%
         --------------------------------------------------------------------------------------------------
                       A1                                5.0%                           15.0%
         --------------------------------------------------------------------------------------------------
                       A2                                2.5%                           10.0%
         --------------------------------------------------------------------------------------------------
                      A3*                                2.5%                            5.0%
         --------------------------------------------------------------------------------------------------
                 Baa1 or lower                           0.0%                            0.0%
         --------------------------------------------------------------------------------------------------

         ____________
         * The percentages in this row apply only if such rating is not on a credit watch with negative implications by Moody's. If such rating is on a credit watch with negative implications by Moody's, both the individual and the aggregate percentage limits shall be zero.

         (vi)     the aggregate Market Value of Fund Investments consisting of
                  (a) Hedging and Short Sale Transactions wherein the counterparties (or the entities guaranteeing the obligations of such counterparties) with the same rating by Moody's in excess of the applicable percentage of Total Capitalization set forth below (or such greater percentage approved by the Insurer (so long as the Insurer is the Controlling Class) and the Administrative Agent and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied) and (b) Hedging and Short Sale Transactions wherein the total exposure to any single counterparty is in excess of the applicable percentage of Total Capitalization set forth in the table below (or such greater percentage approved by the Insurer (so long as the Insurer is the Controlling Class) and the Administrative Agent and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied);

         --------------------------------------------------------------------------------------------------
              LONG TERM RATING OF                 ANY SINGLE                        AGGREGATE
                 COUNTERPARTIES               COUNTERPARTY LIMIT               COUNTERPARTIES LIMIT
         --------------------------------------------------------------------------------------------------
                      Aaa                                7.5%                           20.0%
         --------------------------------------------------------------------------------------------------
                      Aa1                                7.5%                           20.0%
         --------------------------------------------------------------------------------------------------
                      Aa2                                7.5%                           20.0%
         --------------------------------------------------------------------------------------------------
                      Aa3                                7.5%                           15.0%
         --------------------------------------------------------------------------------------------------
                       A1                                5.0%                           15.0%
         --------------------------------------------------------------------------------------------------
                       A2                                2.5%                           10.0%
         --------------------------------------------------------------------------------------------------
                      A3*                                2.5%                            5.0%
         --------------------------------------------------------------------------------------------------
                 Baa1 or lower                           0.0%                            0.0%
         --------------------------------------------------------------------------------------------------

         ____________
         * The percentages in this row apply only if such rating is not on a credit watch with negative implications by Moody's. If such rating is on a credit watch with negative implications by Moody's, both the individual and the aggregate percentage limits shall be zero.

         (vii) the aggregate Market Value of Fund Investments consisting of Structured Product Transactions in excess of 5% of Total Capitalization;

         (viii) the aggregate Market Value of Fund Investments consisting of Non-Performing Instruments in excess of 20% of Total Capitalization;

         (ix) the aggregate Market Value of Fund Investments consisting of convertible securities in excess of 25% of Total Capitalization;

         (x) the aggregate Market Value of Fund Investments consisting of CDO Debt Securities in excess of 5% of Total Capitalization;

         (xi) the aggregate Market Value of Fund Investments that are Preferred Stock in excess of 15% of Total Capitalization;

         (xii)    the aggregate Market Value of Fund Investments consisting of
                  (A) Private Equity Securities of any single issuer in excess of 3% of Total Capitalization; provided that the foregoing 3% limit will be increased, up to a maximum of 4%, for each of any two issuers of Private Equity Securities; provided, further, that the foregoing 4% limit will be increased, up to a maximum of 5%, for one of such two issuers of Private Equity Securities; and (B) Private Equity Securities in excess of 10% of Total Capitalization;

         (xiii) the aggregate Market Value of Fund Investments that are Asset-Backed Securities in excess of 5% of Total Capitalization;

         (xiv) the aggregate Market Value of Fund Investments that are Dollar-denominated investments (A) in Foreign Issuers domiciled in Designated Countries (other than Italy) in excess of 10% of Total Capitalization, (B) in Foreign Issuers domiciled in Italy in excess of 5% of Total Capitalization and (C) in any single Foreign Issuer domiciled in a Designated Country in excess of 5% of Total Capitalization;

         (xv) the aggregate Market Value of Fund Investments that are non-Dollar-denominated investments in excess of 10% of Total Capitalization;

         (xvi) the aggregate Market Value of Fund Investments that are Equity Securities in excess of 20% of Total Capitalization;

         (xvii) the aggregate Market Value of Fund Investments (other than Distressed Debt, Non-Performing Instruments or Equity Securities) that are rated "Caa1" or lower by Moody's in excess of 20% of Total Capitalization; and

         (xviii) the aggregate Market Value of Fund Investments that are (determined without duplication) Non-Performing Instruments, Equity Securities and Fund Investments that are rated "Caal" or lower by Moody's in excess of 50% of Total Capitalization.

                  Notwithstanding the foregoing:

         (A) in the event that a Fund Investment is reclassified after its acquisition by the Borrower, for purposes of calculating the Moody's Advance Amount, the exclusions described above in clauses (iii) and (iv), that would otherwise become applicable following such reclassification will not apply to assets owned by the Borrower (or which the Borrower had committed to purchase) on or prior to the date of such reclassification until 30 days after such reclassification but shall apply (on a pro forma basis giving effect to such reclassification for all Fund Investments) to any asset acquired by the Borrower after the date of such reclassification which the Borrower had not committed to purchase on or prior to the date of such reclassification;

         (B) for purposes of clause (i) above, a Related Person of any Person shall be considered the same "issuer" as such Person unless such Person is a bankruptcy remote entity; and

         (C) under no circumstances shall any Cash, Cash Equivalent or U.S. Government Securities be excluded from Eligible Investments based upon the Portfolio Limitations set forth above.

DETERMINATION OF THE MARKET VALUE OF FUND INVESTMENTS

                  The Borrower shall calculate the Market Value (i) of each Fund Investment that is not an Unquoted Investment on a weekly basis as of the Determination Date for each calendar week and (ii) of each Fund Investment that is an Unquoted Investment as set forth in the definition of "Market Value" below.

                  "Market Value" means

         (a)      with respect to Cash, the current balance thereof;

         (b) with respect to any Cash Equivalent (x) of the type described in clause (ii) of the definition thereof (excluding banker's acceptances), the current balance thereof, (y) of a type described in clause (iii) of the definition thereof (and banker's acceptances described in clause (ii) thereof), the original purchase price thereof, and (z) of a type described in clause (v) of the definition thereof, the aggregate current net value thereof;

         (c) with respect to any Fund Investment (other than Structured Product Transactions, Unquoted Investments, Cash and Cash Equivalents described in clause (b) above) at any date, an amount determined by the Borrower that is not in excess of the product of (x) the Market Value Price for each unit of such Fund Investment on such date (and, with respect to any Securities which have an amortizing principal amount, the then current factor related thereto, if applicable) times (y) the number of units of such Fund Investment held by the Borrower; and

         (d) with respect to any Fund Investment other than Cash and Cash Equivalents which is an Unquoted Investment at any date, the value thereof most recently determined by the Borrower in accordance with the procedures described below;

         provided, however, (x) for purposes of making such determinations,

                  (1) the frequency of determination of the Market Value of any Illiquid Investment will be at least quarterly as of each Quarterly Date and, except as otherwise provided in the following clauses, the frequency of determination of the Market Value of any Semi-Liquid Investment will be at least monthly as of the last Business Day of each calendar month;

                  (2) for Semi-Liquid Investment positions with a Market Value of $35 million or greater but less than $70 million (and all positions subject to this clause
                           (x)(2) by reason of clause (y) below), a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal at least monthly;

                  (3) for Semi-Liquid Investment positions with a Market Value of $70 million or greater, a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal at least monthly and an Approved Third-Party Appraisal at least quarterly; and

                  (4) for Illiquid Investment positions with a Market Value of $35 million or greater (and all positions subject to this clause (x)(4) by reason of clause
                           (y) below) an Approved Third-Party Appraisal at least quarterly;

         (y) notwithstanding the foregoing, the aggregate Market Value of all Unquoted Investment positions whose value is determined by the Borrower without relying on the methodology set forth in subclauses (2), (3) or (4) of clause (x) above (it being understood that such methodology may be used for Unquoted Investments with Market Values below the thresholds set forth in such subclauses) may not exceed 5% of Total Capitalization and all such Unquoted Investment positions (i.e., those in excess of such limit and as selected by the Borrower) will be subject to subclauses (2) or (4) of clause (x) above depending upon whether any such Unquoted Investment is a Semi-Liquid Investment or an Illiquid Investment; and

         (z) in no event will the Market Value of any Unquoted Investment exceed the lesser of (1) any quotation or appraisal obtained as provided in clauses (x) or (y) above and (2) the value most recently determined by the Borrower.

                  Notwithstanding the foregoing, if the Investment Manager shall on any day actually determine that (i) the Market Value of any Semi-Liquid Investment determined as of the last Business Day of the preceding calendar month or (ii) the Market Value of any Illiquid Investment determined as of the last Quarterly Date has decreased since such last Business Day of the preceding calendar month or last Quarterly Date, the Market Value of such Fund Investment shall be such decreased value, and if the Investment Manager subsequently actually determines on any day prior to the next determination of its Market Value that the value of such Fund Investment has further decreased, the Market Value of such Fund Investment shall be such decreased value. If, on the other hand, the Investment Manager shall subsequently actually determine that the value of such Fund Investment has increased, the Market Value of such Fund Investment shall be such increased value; provided that in no event shall the Market Value of any such Fund Investment whose value is so increased be greater than the Market Value of such Fund Investment previously determined as of the last Business Day of the preceding calendar month (in the case of Semi-Liquid Investments) or as of the last Quarterly Date (in the case of Illiquid Investments). It is expressly understood that the Investment Manager shall have no duty whatsoever to specifically monitor or otherwise investigate any value changes described in this paragraph.

                  Prior to the first available quotation or appraisal of any Unquoted Investment obtained as provided above, the Market Value of such Unquoted Investment will be the lower of the value thereof as most recently determined by the Borrower and cost. In the event that the Borrower elects in its discretion to book, for purposes of its own financial accounting records, any Unquoted Investment at a value lower than that which would require a valuation by an Approved Investment Banking Firm or an Approved Third-Party Appraisal, as the case may be, then the Market Value of such Unquoted Investment shall be such lower value used by the Borrower for purposes of its own financial accounting records.

                  Notwithstanding the foregoing, the Market Value of any Structured Product Transaction at any date will be equal to the net settlement amount, if any, that the Borrower would receive if such Structured Product Transaction was terminated or liquidated early in accordance with its terms on such date as determined by the Borrower.

                  The Market Value of any CDO Debt Security shall be based upon a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal.

                  The Market Value of any Defensive Hedge Transaction where the related Fund Investment is part of the Collateral shall be the amount, as determined by the Borrower, by which the Protected Market Value with respect to such Fund Investment exceeds the product of the Market Value of the Fund Investment (or, if less, the portion thereof that is an Eligible Investment), as otherwise determined in accordance with these procedures, and the applicable Advance Rate for such Fund Investment. The Market Value of any Defensive Hedge Transaction where the Fund Investment is not part of the Collateral shall be the Protected Market Value with respect to such Fund Investment.

                  For purposes of the definition of Market Value, (i) accrued interest on any interest-bearing Eligible Investment shall be excluded in the determination of Market Value by the party making such determination and (ii) the Market Value of all non-Dollar Fund Investments shall be converted into Dollars at the then current spot rate (after taking into account the effect of any Currency Hedging Transactions with respect to such Fund Investment).

                  "Market Value Price" means with respect to any Fund Investment (other than Cash, Structured Product Transactions and Unquoted Investments) at any date, the price for each unit of such Fund Investment at such date obtained from an Approved Source, including any of (a) in the case of an Approved Exchange, the closing price as of the most recent Determination Date on such Approved Exchange, or if such Approved Exchange is NASDAQ, the closing bid price at such date (or if such Approved Exchange is closed for business at such date, then the most recent available closing price or closing bid price, as the case may be), provided that bonds may not be priced based upon the price on an Approved Exchange pursuant to this clause (a), (i) prior to the termination (without replacement) of the Credit Agreement, without the consent of the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) and (ii) after termination (without replacement) of the Credit Agreement, without the consent of the Insurer, (b) the average of the bid prices at such date quoted by two Approved Dealers, or (c) the price obtained at such date from an Approved Pricing Service.

                  For the purpose of this Schedule, any calculation or other determination required to be made by the Borrower shall be made by the Investment Manager on behalf of the Borrower, subject to the provisions of the Investment Management Agreement.

CERTAIN DEFINITIONS

                  The following are definitions of certain terms used in this Schedule.

                  "Advance Rate" means the Moody's Advance Rate.

                  "Approved Counterparty" means (i) any Lender or Affiliate of any Lender or the Insurer, (ii) any financial institutions, banks or investment banking firms having a long term rating of at least "A1" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "A1" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's) or (iii) any counterparty set forth in the Credit Agreement (or any successor to any such listed counterparty) or any other counterparty designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

                  "Approved Dealer" means (a) in the case of any Fund Investment that is not a U.S. Government Security, any bank or broker-dealer set forth in the Credit Agreement (or any successor to any such listed bank or broker-dealer) or any other bank or broker-dealer designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied and (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities, as reported by the Federal Reserve Board, which as of the date hereof maintains a website at http://www.ny.frb.org.

                  "Approved Exchange" means, with respect to any Security, any major securities or options exchange, the NASDAQ or any other exchange or quotation system providing regularly published securities prices designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

                  "Approved Investment Banking Firm" means any investment banking firm set forth in the Credit Agreement (or any successor to any such listed investment banking firm), including any investment banking firm designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

                  "Approved Pricing Service" means a pricing or quotation service set forth in the Credit Agreement (or any successor to any such listed pricing service) or any other pricing or quotation service designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

                  "Approved Source" means any of (i) two Approved Dealers, (ii) an Approved Exchange or (iii) an Approved Pricing Service, provided, that, for purposes of the Over-Collateralization Test, a Bank Loan, High Yield Bond or Mezzanine Investment which is a Fund Investment shall be considered "quoted" or "priced" by an Approved Source only if, in the reasonable judgment of the Borrower, such Approved Source will continue to provide quotations with respect to such Bank Loan, High Yield Bond or Mezzanine Investment on an on-going basis in the ordinary course of its business as a pricing service or dealer, as the case may be.

                  "Approved Third-Party Appraisal" means an appraisal by an Approved Third-Party Appraiser.

                  "Approved Third-Party Appraiser" means a third-party appraiser that is not an Affiliate of either the Borrower or the Investment Manager (or subject to an agreement to become such an Affiliate) which is set forth in the Credit Agreement (or any successor to any such listed appraiser) or any other such appraiser designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

                  "Asset-Backed Security" means any fixed income Security that is (i) backed by and paid primarily from the proceeds (or payments or proceeds of a disposition) of Eligible Assets, and (ii) issued in a transaction structured to (A) isolate the Security and the Eligible Assets backing the Security from the credit risk of the sponsor of the transaction and (B) result in the creditworthiness of such Security being primarily dependent upon (x) the creditworthiness of the Eligible Assets backing such Security and (y) any credit support provided with respect to the creditworthiness of such Eligible Assets; provided, however, that in no event shall an "Asset-Backed Security" include any of the following: (a) a Security issued to provide debtor-in-possession financing, (b) a Security issued in connection with a receivables financing, an equipment trust certificate or similar Security, (c) an Equity Security (including an Equity Security that is characterized as a note), (d) a Structured Product Transaction, (e) a CDO Debt Security or (f) a Defensive Hedge Transaction.

                  "Bank Loan Participation" means a Bank Loan in the form of a participation.

                  "Bank Loans" means direct purchases of, assignments of, participations in and other interests in senior debt (including term loans, revolving credit lines and other similar loans and investments).

                  "Borrowing Base Deficiency" means the excess of the sum of
(a) the Outstanding Principal Amount of the Debt under the Credit Agreement and
(b) the aggregate outstanding liquidity preference of the Preferred Shares over the Senior Advance Amount.

                  "Busted Convertible Bond" means any convertible bond that, in the Borrower's determination, trades like a fixed income investment and has a negligible option value.

                  "Capital Stock" of any Person means shares, equity interests (including limited partnership interests and limited liability company interests), participations or other equivalents (however designated) of corporate stock of such Person.

                  "Cash" means any immediately available funds in U.S. dollars or any currency other than U.S. dollars which is a freely convertible currency (including amounts held in the Custodial Account or on deposit with the Custodian pursuant to "sweep" arrangements linked to the Custodial Account).

                  "Cash Equivalents" means investments (other than Cash) that are one or more of the following obligations or Securities (including investments for which the Preferred Shares Auction Agent, the agents under the Credit Agreement or any of their respective Affiliates provide services):

     (i)      U.S. Government Securities;

     (ii) certificates of deposit of, banker's acceptances issued by or money market accounts in any depository institution or trust company (including the Preferred Shares Auction Agent, the agents under the Credit Agreement or any of their respective Affiliates) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, so long as the deposits offered by such depository institution or trust company at the time of such investment are rated and have a rating of at least "P-1" if rated by Moody's or "A-1+" if rated by S&P (and, if rated "P-1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) (or, in the case of the principal depository institution in a holding company system whose deposits are not so rated, the long term debt obligations of such holding company are rated and such rating is at least "A1" if rated by Moody's and "A+" if rated by S&P (or, if rated "A1 by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's));

     (iii) commercial paper issued by any depository institution or trust company (including the Preferred Shares Auction Agent, the agents under the Credit Agreement or any of their respective Affiliates) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, or any corporation incorporated under the laws of the United States of America or any state thereof, so long as the commercial paper of such issuer is rated and has at the time of such investment a short term rating of at least "P-1" if rated by Moody's or "A-1" if rated by S&P (and, if rated "P-1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's);

     (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof the obligations of which at the time of such investment are rated and that have a credit rating of at least "P-1" if rated by Moody's and "A-1" if rated by S&P (and, if rated "P-1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) either at the time of such investment or the making of a contractual commitment providing for such investment;

     (v) shares of any money market fund or similar investment vehicle (including such funds or vehicles for which the Preferred Shares Auction Agent, the agents under the Credit Agreement or any of their respective Affiliates is investment manager or advisor), so long as such money market fund is rated and has at the time of such investment a short-term rating of at least "Aaa" and "MR1+" if rated by Moody's and "AAA" if rated by S&P (and, if rated "Aaa" and "MR1+" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's);

     (vi) unleveraged overnight repurchase obligations on customary terms with respect to investments described in clauses (i) through (v) above entered into with a depository institution, trust company or corporation of the type described in clause (iii) above or a Subsidiary of any such depository institution, trust company or corporation if such depository institution, trust company or corporation also has a rating of at least "A1" and "P-1" if rated by Moody's or "A+" if rated by S&P (and, if rated "A1" and "P-1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's); and

     (vii) preferred shares rated in the highest investment rating category by Moody's and S&P or otherwise with respect to which the Rating Agency Condition is satisfied;

provided, that: (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone; (ii) Cash Equivalents referred to in clauses (ii) and (iii) above shall mature within 183 days of issuance;
(iii) if any of Moody's or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody's or S&P, as the case may be; (iv) if any of Moody's or S&P is not in the business of rating securities, then any ratings included in this definition shall be deemed to be an equivalent rating from another Rating Agency; (v) Cash Equivalents (other than U.S. Government Securities or money market funds maintained by the Custodian) shall not include any such investment of more than $100 million in any single issuer; (vi) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or Eligible Foreign Currencies; and (vii) none of the foregoing obligations or securities will constitute Cash Equivalents (A) if all, or substantially all, of the remaining amounts payable thereunder will consist of interest and not principal payments, or (B) if such security has an assigned rating from S&P with an "r" or "t" subscript, or (C) if such security is a mortgage-backed security or (D) if such security is an inverse floater security.

                  "CDO Debt Securities" means any Securities that entitle the holders thereof to receive payments that depend primarily on cash flow from, or proceeds upon the sale of a pool of Securities serving as collateral for such Securities; provided that if more than one class or other similar designation of such Securities receive payments that depend primarily on cash flow from all or substantially all of the underlying collateral Securities, then the class or other similar designation the payment of which is most deeply subordinated (other than any class or other similar designation constituting only nominal capital) and any class or other similar designation that, as indicated in any relevant offering documentation, is stated to be at least reasonably likely to be treated as equity for U.S. Federal income tax purposes will be excluded from "CDO Debt Securities"; provided, further that (x) CDO Debt Securities shall not include any Structured Product Transaction and (y) CDO Debt Securities shall only include CDO Debt Securities issued in a "cash-flow" or "market value" collateralized debt obligation transactions.

                  "CDO Equity Securities" means any Securities (other than CDO Debt Securities) that entitle the holders thereof to receive payments that depend primarily on cash flow from, or proceeds upon sale of a pool of Securities serving as collateral for such Securities (whether or not such Securities have been rated by a nationally recognized statistical rating organization); provided that CDO Equity Securities shall not include any Structured Product Transaction.

                  "Contributed Company Capital" means, at any date, the aggregate gross amount of Cash contributed as equity capital (excluding, for the avoidance of doubt, the Preferred Shares) to the Borrower by the holders of the Common Shares on or prior to such date (without regard to any other changes in Company Equity).

                  "Currency Hedging Transaction" means (i) any Swap Transaction entered into by the Borrower with an Eligible Counterparty intended to convert any payment on a Debt or other obligation of the Borrower or any Company Investment denominated in one currency to another currency or to protect against fluctuations in the exchange rate of a currency in which a payment to be made or received by the Borrower is denominated and (ii) any Swap Transaction entered into by the Borrower intended to convert any payment on a Debt or other obligation of the Borrower or any Company Investment denominated in one currency to another currency or to protect against fluctuations in the exchange rate of a currency in which a payment to be made or received by the Borrower is denominated and pursuant to which the Borrower has no on-going payment obligations.

                  "Defensive Hedge Advance Amount" means, as of any date of determination, 98% of the aggregate Market Value of all Defensive Hedge Transactions; provided, however, that the Defensive Hedge Advance Amount shall in no event exceed an amount equal to (x) 20% of the Total Capitalization as of such date of determination less (y) the sum of the aggregate Market Value as of such date of determination of all Fund Investments in Bank Loan Participations and Structured Product Transactions and, if the Secured Hedging Advance Amount is positive, the Secured Hedging Advance Amount.

                  "Defensive Hedge Transaction" means a Hedging and Short Sale Transaction between the Borrower and an Eligible Counterparty intended to protect the Borrower against fluctuations in the market value of a Fund Investment and pursuant to which (i) the Eligible Counterparty has agreed for a period of time, at the direction of the Borrower, to (a) purchase the Fund Investment at an agreed strike price or (b) pay to the Borrower, at the Borrower's election, an amount by which an agreed strike price exceeds the current price of the Fund Investment; (ii) the Eligible Counterparty does not have recourse to the Collateral or the Borrower for any amounts owing to such counterparty thereunder; and (iii) the Borrower may (a) pay a fee to the Eligible Counterparty in connection with the transaction, (b) remove the Fund Investment from the Custodial Account (whereby it is no longer part of the Collateral) and pledge the Fund Investment to the counterparty as security for its obligations to the Eligible Counterparty and (c) agree to deliver the Fund Investment to the Eligible Counterparty in satisfaction of all of its obligations to the Eligible Counterparty in connection with the transaction.

                  "Designated Country" means (i) each of Canada, Great Britain, Australia, Denmark, New Zealand, Sweden, Switzerland, Luxembourg, The Netherlands and any G-7 nation (other than Japan) and (ii) each other country identified by the Borrower from time to time and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.
                  "Determination Date" means (a) with respect to any regularly scheduled Valuation Statement prepared pursuant to the Credit Agreement or the Operating Agreement and any other Preferred Shares document, the related Reporting Date, (b) for the purpose of determining the Market Value Price of a Fund Investment at any date when the Borrower is in compliance, or reasonably believes it is in compliance, with the covenants relating to the Over-Collateralization Test, the last Business Day of the preceding calendar week ending prior to such date and (c) for the purpose of determining the Market Value Price of a Fund Investment at any date when the Borrower is not, or reasonably believes that it is not, in compliance with any covenant relating to the Over-Collateralization Test, the date on which the most current pricing information with respect to such Fund Investment is reasonably available.

                  "Distressed Debt" means debt Securities and Bank Loans which are, in the Investment Manager's reasonable business judgment, impaired in fundamental ways due to credit, liquidity, interest rate or other issues, which may not be performing or may be in default, and which are generally trading at a substantial discount to par.

                  "Eligible Assets" means financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to security holders.

                  "Eligible Counterparty" means, with respect to any Hedging and Short Sale Transaction, (a) any Approved Counterparty or (b) any Person (i)
(x) in the case of a Currency Hedging Transaction, having a long term rating of at least "Aa3" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "Aa3" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's) and (y) in all other cases, having a long term rating of at least "A1" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "A1" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's), (ii) if no short term rating is available, (x) in the case of a Currency Hedging Transaction, having a long term rating of "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) and (y) all other cases, having a long term rating of "Aa3" or better by Moody's (and, if rated "Aa3" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) or (iii) whose obligations in respect of all Hedging and Short Sale Transactions entered into with the Borrower are absolutely and unconditionally guaranteed by an Affiliate of such Person having
(x) (A) in the case of a Currency Hedging Transaction, having a long term rating of at least "Aa3" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "Aa3" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's) and (B) in all other cases, having a long term rating of at least "A1" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "A1" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's) or (y) if no short term rating is available, (A) in the case of a Currency Hedging Transaction, having a long term rating of "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) and (B) in all other cases, having a long term rating of "Aa3" or better by Moody's (and, if rated "Aa3" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's); provided that with respect to any counterparty with which the Borrower has entered into a Hedging and Short Sale Transaction, such counterparty that would qualify as an "Eligible Counterparty" pursuant to clause (b) above but for the fact that such counterparty had suffered a ratings downgrade shall be deemed to be an "Eligible Counterparty" for thirty 30 days after the day it would otherwise have ceased to qualify as an Eligible Counterparty.

                  "Eligible Country" means each country (i) whose unsupported sovereign debt obligations are rated "Aa1" or better by Moody's (and, if rated "Aa1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) or (ii) that is a Designated Country whose unsupported sovereign debt obligations are rated "A3" or better by Moody's (and, if rated "A3" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's).

                  "Eligible Foreign Currencies" means (i) Australian Dollars, Canadian Dollars, Pounds Sterling and Euros and (ii) each other currency identified by the Borrower from time to time and confirmed in writing as acceptable by the Administrative Agent and, so long as the Insurer is the Controlling Class, the Insurer and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

                  "Eligible Investments" has the meaning assigned to such term in this Schedule under "Determination of Fund Investments Constituting Eligible Investments."

                  "Equity Securities" means equity securities (including, for the avoidance of doubt, Private Equity Securities) that will generally consist of common or preferred stock of small to medium capitalization companies that have either (i) undergone leveraged buyouts or recapitalizations, yet are still substantially leveraged, or (ii) been burdened by complex legal, financial or ownership issues and are selling at a discount to the underlying asset or business value.

                  "Excess Fund Investments" means any Fund Investments or portion thereof having a Market Value in excess of the percentages of Total Capitalization set forth in the definition of Portfolio Limitations (in each case determined by the Borrower using the most recent Market Value for the applicable Fund Investments).

                  "Excluded Investments" has the meaning assigned to such term in this Schedule under "Determination of Fund Investments Constituting Eligible Investments."

                  "Foreign Issuer" means any issuer of a Fund Investment that is incorporated or otherwise formed or organized outside the United States unless such Fund Investment is irrevocably and unconditionally guaranteed by any United States corporation, company, trust or other business entity; provided, however, that none of the following shall be a Foreign Issuer: (i) an offshore holding company issuer whose operating subsidiaries principally do business, and hold their assets, in the United States, (ii) a Hedging SPE, or
(iii) an issuer of a CDO Debt Security.

                  "Fully Collateralized Structured Product Transaction" means a Structured Product Transaction relating to a single Bank Loan or High Yield Bond pursuant to which the Borrower is required to pledge collateral in an amount that is not less than 100% of the notional amount of such transaction.

                  "Fund Investments" means all Cash, Cash Equivalents, Bank Loans, Securities and Structured Product Transactions owned by the Borrower. Fund Investments which the Borrower has contracted to purchase shall not be deemed for purposes of the Credit Agreement to be owned by the Borrower until settlement of such purchase and Fund Investments which the Borrower has contracted to sell shall not cease to be Fund Investments for purposes of the Credit Agreement until settlement of such sale.

                  "Hedging and Short Sale Transaction" means any transaction permitted under Section 6.2.18 of the Credit Agreement and entered into by the Borrower or a Hedging SPE with an Eligible Counterparty that is (i) a Swap Transaction; (ii) an Interest Rate Hedging Transaction; (iii) a Currency Hedging Transaction; (iv) a transaction under which the Borrower or such Hedging SPE borrows a Bank Loan or Security and sells or otherwise disposes of such or any substantially similar Bank Loan or Security prior to the date on which the same must be returned to the lender thereof (and commonly known as a "short sale"), (v) a Securities Lending Transaction; (vi) a credit derivative transaction or repurchase agreement; (vii) an obligation to enter into any of the foregoing; or (viii) any combination of any of the foregoing.

                  "Hedging SPEs" means entities which have bankruptcy-remote special purpose provisions in their organizational documents and which are Subsidiaries of the Borrower organized for the purpose of (i) holding and acquiring investments similar to Fund Investments, (ii) incurring indebtedness on a secured or unsecured basis, (iii) entering into Hedging and Short Sale Transactions and (iv) engaging in any other activity incidental, necessary, ancillary or appropriate to the foregoing.

                  "High Yield Bonds" means debt Securities (including convertible debt Securities) that are generally rated below "Baa3" by Moody's,
(a) which are issued pursuant to a public registration, Rule 144A or as a private placement and (b) which are not Cash Equivalents, Bank Loans, Mezzanine Investments or CDO Debt Securities.

                  "Illiquid Investments" means (a) Unquoted Investments that do not qualify as Semi-Liquid Investments; and (b) CDO Debt Securities that are either (A) not rated "Baa3" or better by Moody's or (B) rated "Baa3" and placed on a credit watch with negative implication by Moody's.

                  "Industry" means any industry category listed in Schedule 7 or any other such industry category designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

                  "Ineligible Country" means any country other than the United States or an Eligible Country.

                  "Interest Only Security" means any security that by its terms provides for periodic payments of interest and does not provide for the repayment of a stated principal amount.

                  "Interest Rate Hedging Transaction" means (i) any Swap Transaction entered into by the Borrower with an Eligible Counterparty intended to protect the Borrower against changes in the floating rate of interest payable on all or a portion of any Debt or other obligation of the Borrower or its subsidiaries or on any Fund Investment or to protect against fluctuations in interest rates, or (ii) any Swap Transaction or repurchase agreement entered into by the Borrower, in each case with an Eligible Counterparty, intended to protect against changes in the market value of any Fund Investment resulting from fluctuations in interest rates.

                   "Investment Holding Subsidiaries" means entities which are wholly owned Subsidiaries of the Borrower organized for the purpose of (i) facilitating the acquisition, holding and disposition of investments that would otherwise qualify as Fund Investments and in cases where the Investment Manager has reasonably determined that it would be substantially disadvantageous for the Borrower to directly acquire or hold such a Fund Investment and (ii) engaging in any other activity incidental, necessary, ancillary or appropriate to the foregoing.

                  "Investment Holding Subsidiary Securities" means equity securities issued by any Investment Holding Subsidiary to the Borrower.

                  "Market Value" has the meaning assigned to such terms in this Schedule under "Determination of Market Value of Fund Investments."

                  "Market Value Price" has the meaning assigned to such term in this Schedule under "Determination of Market Value of Fund Investments."

                  "Mezzanine Investments" means (i) debt Securities or other obligations of an issuer (including convertible debt Securities and obligations) that (A) are subordinated to other debt of such issuer and (B) may be issued with equity participation features such as convertibility, senior equity securities, common stock or warrants or (ii) Preferred Stock issued in connection with management buyouts, acquisitions, refinancings, recapitalizations and later stage growth capital financings.

                  "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

                  "Moody's Rating Correlation Procedures" means the following procedures, which shall be applied to any Fund Investment for which an Assigned Moody's Rating is not otherwise required and does not have an Assigned Moody's
Rating:

         o if another security or obligation of the same issuer has an Assigned Moody's Rating, then the applicable rating of such Fund Investment shall be determined as follows: (a) if there is an Assigned Moody's Rating of a security of the issuer of the same priority, then the rating of such Fund Investment shall be such rating; (b) if the Assigned Moody's Rating is on a senior unsecured obligation of the issuer, then the applicable rating of such Fund Investment (1) shall be one subcategory above such Assigned Moody's Rating, if such Fund Investment is a senior secured obligation of the issuer, with a rating of "Aaa" remaining the same; (2) shall be two subcategories below such Assigned Moody's Rating, if such rating is "B1" or higher and if such Fund Investment is a subordinated obligation of the issuer, (3) shall be one subcategory below such Assigned Moody's Rating if such rating is between "B2" and "Ca," inclusive, and if such Fund Investment is a subordinated obligation of the issuer; and
                  (4) otherwise shall be "C" if such Fund Investment is a subordinated obligation of the issuer; (c) if the Assigned Moody's Rating is on a subordinated obligation of the issuer and if such Fund Investment is a senior secured obligation of the issuer, then the applicable rating of such Fund Investment (1) shall be one subcategory above such Assigned Moody's Rating if such rating is "Baa3" or higher, (2) shall be two subcategories above such Assigned Moody's Rating if such rating is "B2" or higher, but lower than "Baa3," (3) shall be one subcategory above such Assigned Moody's Rating if such rating is "B3" and (4) otherwise shall equal such rating; (d) if there is an Assigned Moody's Rating on a subordinated obligation of the issuer and if such Fund Investment is a senior unsecured obligation of the issuer, then the applicable rating of such Fund Investment (1) shall be one subcategory above such Assigned Moody's Rating if such rating is "B3" or higher and (2) otherwise shall equal such rating; and (e) if the Assigned Moody's Rating is on a senior secured obligation of the issuer, then the applicable rating of such Fund Investment (1) shall be one subcategory below such Assigned Moody's Rating if such rating is "Ca" or higher and such Fund Investment is a senior unsecured obligation of the issuer; (2) shall be two subcategories below such Assigned Moody's Rating if such rating is "Caa2" or higher and such Fund Investment is a subordinated obligation of the issuer; and (3) otherwise shall be "C"; and

         o if no other security or obligation of the same issuer has an Assigned Moody's Rating, the applicable ratings of such Fund Investment shall be determined using any one of the methods below:

                  A. (1) if such Fund Investment has an Assigned S&P Rating, then the applicable rating of such Fund Investment will be (a) one subcategory below the Moody's equivalent of the Assigned S&P Rating if such Fund Investment is rated "BBB-" or higher by S&P; and (b) two subcategories below the Moody's equivalent of the Assigned S&P Rating if such Fund Investment is rated "BB+" or lower by S & P; and

                      (2) if such Fund Investment does not have an Assigned S&P Rating but another security or obligation of the issuer has an Assigned S&P Rating ("parallel security"), then the Borrower may elect (x) to apply the Moody's equivalent of the rating of such parallel security determined in accordance with the methodology set forth in subclause (1) above, in which case, the applicable rating of such Fund Investment will be determined in accordance with the methodology set forth in clause (i) above (for such purpose treating the parallel security as if it had an Assigned Moody's Rating with the rating determined pursuant to this subclause (2)) or (y) to present such Fund Investment to Moody's for an estimate of such Fund Investment's rating factor as provided in clause B below;

                  B. if such Fund Investment does not have an Assigned Moody's Rating or Assigned S&P Rating and (x) no other security or obligation of the issuer has an Assigned Moody's Rating or Assigned S&P Rating or (y) another security or obligation of the issuer has an Assigned S&P Rating, and the Borrower so elects as provided in clause A(2)(y) above, then the Borrower may present such Fund Investment to Moody's for an estimate of such Fund Investment's rating factor, from which its corresponding Moody's rating may be determined, which shall be the applicable rating; provided that pending receipt from Moody's of such estimate, such Fund Investment shall have an applicable rating of "B3" if the Borrower certifies to the Administrative Agent that the Borrower believes that such estimate will be at least "B3";

                  C. with respect to a Fund Investment issued by a U.S. issuer, if (1) neither the issuer nor any of its Affiliates is subject to reorganization or bankruptcy proceedings, (2) no debt securities or obligations of the issuer are in default, (3) neither the issuer nor any of its Affiliates have defaulted on the payment of any debt during the past two years, (4) the issuer has been in existence for the past four years, (5) the issuer is current on any cumulative dividends, (6) the fixed-charge ratio for the issuer exceeds 120% for each of the past two fiscal years (and for the most recent four quarters),
                      (7) the issuer had a net profit before tax in the past fiscal year and the most recent quarter, and (8) the annual financial statements of the issuer are unqualified and certified by a firm of independent accountants of national reputation, and quarterly statements are unaudited but signed by a corporate officer, the applicable rating of such Fund Investment will be "B3" if such Fund Investment is a senior secured obligation and "Caa1" if such Fund Investment is not a senior secured obligation;

                  D. with respect to a Fund Investment issued by a U.S. issuer, if (1) neither the issuer nor any of its Affiliates is subject to reorganization or bankruptcy proceedings, (2) no debt security or obligation of the issuer has been in default in payment during the past two years, and (3) such Fund Investment does not fall within the immediately preceding paragraph (C), the applicable rating of such Fund Investment will be "Caa2"; and

                  E. if a debt security or obligation of the issuer has been in default in payment during the past two years, the applicable rating of such Fund Investment will be "Ca".

         For the purposes of this definition, "Assigned Moody's Rating" means the publicly available rating or the monitored estimated rating expressly assigned to a debt obligation (or facility) by Moody's that addresses the full amount of the principal and interest promised, and "Assigned S&P Rating" means the publicly available rating assigned to a debt obligation (or facility) by S&P that includes no subscripts, asterisks or other qualifications, that is not stated to be an unmonitored rating, and that addresses the full amount of the principal and interest promised.

                  "Moody's Warrant/Option Advance Amount" means, as of any date of determination, an amount equal to the sum for all Warrant/Option Investments of the product of (i) the Warrant/Option Intrinsic Value of such Warrant/Option Investment multiplied by (ii) the Moody's Advance Rate for the Moody's Asset Category applicable to the Related Equity Securities of such Warrant/Option Investment.

                  "NASDAQ" means the electronic inter-dealer quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc., or any successor thereto.

                  "Net Accrual Amount" means, as of any date, an amount, which may be positive or negative, equal to (i) the aggregate amount of accrued interest payable to the Borrower on all interest-bearing Eligible Investments as of such date minus (ii) the aggregate amount of accrued interest and dividends payable by the Borrower as of such date in respect of the Loans (as defined in the Credit Agreement) and the Preferred Shares, respectively; provided that until the earlier of two years after the Closing Date or the date on which the Borrower shall have drawn $700 million of the Equity Capital Commitments, the Net Accrual Amount shall not be less than zero.

                  "Non-Cash Pay Instrument" means a High Yield Bond which falls in Asset Category C, D, E, F or G that (a) does not provide for the payment of cash interest or preferred dividends, or provides for the total deferral of interest until the final maturity thereof, (b) is a debt security that has an initial current yield on the date of purchase or acquisition thereof of less than 2.5% per annum and provides for an increase in the rate of interest payable in respect thereof at any time after the date it was purchased or acquired (other than any increase resulting from (i) a change in a generally recognized floating rate interest rate index, (ii) a change in the weighted average interest rate on underlying collateral in the case of Securities the interest rate on which is based on such weighted average interest rate or (iii) a change in an interest rate spread or margin resulting from an announced change in the rating of the issuer's debt obligations) or (c) is a debt security that provides for the partial deferral of interest until the final maturity thereof and which has cash interest payable without deferral at a rate per annum less than (x) with respect to Fund Investments bearing interest at a fixed rate, 2.5% per annum and (y) with respect to Fund Investments bearing interest at a floating rate, a eurodollar rate plus 2% per annum. For purposes of clause (b) of this definition, if the current yield is increased to 2.5% or more per annum, then at the time of the increase of such interest rate, the Security will cease to be a "Non-Cash Pay Instrument."

                  "Non-Credit Risk Security" means a security with respect to which an institutional money manager would evaluate its value primarily by reference to factors other than (a) the coupon (or the coupon as adjusted for any purchase discount or premium) in relation to prevailing market yields, (b) the credit worthiness of the issuing entity or (c) the adequacy of the underlying financial assets supporting such security to ensure the repayment of the security according to its terms (which adequacy may be measured by a credit analysis of the likelihood of the obligors of such underlying assets to pay according to the terms of such underlying assets and/or an analysis of the sufficiency of the income streams thereon to meet the payment terms of the security).

                  "Non-Performing Instrument" means (i) any Fund Investment that is debt and the issuer of which is in default of any principal or interest payment obligations in respect thereof (without giving effect to any applicable grace period or waiver), (ii) any Fund Investment that is Preferred Stock and the issuer of which has failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend or (iii) any Fund Investment that is a CDO Debt Security and the issuer of which has failed to pay any current interest or principal in cash when due.

                  "Outstanding Principal Amount" means the outstanding total borrowings under the Credit Agreement at any given time.

                  "Performing" means, (i) with respect to any Fund Investment that is Bank Loan or other debt, the issuer of such Fund Investment is not in default of any payment obligations in respect thereof, (ii) with respect to any Fund Investment that is Preferred Stock, the issuer of such Fund Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend or (iii) with respect to any Fund Investment that is a CDO Debt Security, the issuer of such Fund Investment has not failed to pay any current interest or principal in cash when due.

                  "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Pledge and Intercreditor Agreement" means the Pledge and Intercreditor Agreement dated as of the Closing Date, among the Administrative Agent, the Insurer, the Custodian, the Borrower and the Secured Parties Representative identified therein, as amended, extended, restated, supplemented or modified from time to time in accordance with the terms thereof.

                  "Portfolio Limitations" has the meaning assigned to such term in this Schedule under "Application of Portfolio Limitations."

                  "Preferred Stock" means, as applied to the Capital Stock of any Person, Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of Capital Stock of such Person.

                  "Private Equity Securities" means, at any time of determination any Equity Security which the Borrower believes in good faith (based on the facts and circumstances available to it) is (i) commonly regarded by investment professionals as a "private equity security" and (ii) not traded or listed on any national or regional securities exchange, any designated offshore Securities market (as defined in Regulation S under the Securities
Act) or on the NASDAQ National Market and is not actively quoted or traded on any automated quotation system or in the over-the-counter market; provided, however, that "Private Equity Securities" shall not include (a) any Equity Securities convertible or exchangeable for any Equity Securities traded or quoted in the markets described in clause (ii) above, (b) any equity Securities which may be resold under an effective registration statement under the Securities Act at the time of determination or (c) any Investment Holding Subsidiary Securities.

                  "Protected Market Value" means, with respect to any Fund Investment that is the subject of a Defensive Hedge Transaction, the Protected Price of such Fund Investment times the number of units of such Fund Investment that are held by the Borrower and are the subject of such Defensive Hedge Transaction.

                  "Protected Price" means, with respect to any Defensive Hedge Transaction, (i) the agreed strike price at which the Eligible Counterparty to such Defensive Hedge Transaction has agreed to purchase the Fund Investment that is the subject of such Defensive Hedge Transaction or (ii) the agreed strike price under a Defensive Hedge Transaction pursuant to which the Eligible Counterparty has agreed to pay the Borrower an amount equal to the excess of the agreed strike price over the current price of the Fund Investment that is the subject of such Defensive Hedge Transaction.

                  "Quarterly Date" means the last Business Day of each March, June, September and December, commencing December of 2004.

                  "Related Person" means, with respect to any issuer, (a) any Person of which such issuer is a Subsidiary, (b) any Person that is a Subsidiary of such issuer, (c) with respect to a debt obligation, any Person that relies on, or is relied upon for, the cash flows of such issuer to service debt obligations or does not have a credit rating independent of such Person or
(d) with respect to a debt obligation, any Person that guarantees the issuer's payment of such debt obligation; provided, however, that, in any such case, a Person shall not be a Related Person of a second Person solely as a consequence of the common control of such Persons by a single financial sponsor.

                  "Reporting Date" means the last Business Day of each calendar week, commencing July 30, 2004.

                  "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or any successor thereto.

                  "Secured Hedging Advance Amount" means as of any date of determination, (i) if the Secured Hedging Net Exposure is greater than zero and the Secured Hedging Transactions entered into, in the judgment of the Borrower, hedge or mitigate risks to which the Borrower is exposed in the conduct of its business or the management of its liabilities, 90% of the Secured Hedging Net Exposure, and (ii) if the Secured Hedging Net Exposure is less than zero, 100% of the Secured Hedging Net Exposure; provided that any Secured Hedging Transaction having a Secured Hedging Net Exposure greater than zero and a counterparty with a rating of less than "A3" by Moody's shall be deemed, for purposes of calculating the Secured Hedging Advance Amount, to have a Secured Hedging Net Exposure of zero. Notwithstanding the foregoing, the Secured Hedging Advance Amount, if positive, may not exceed 11.11% of the amount calculated pursuant to clause (i) of the definition of "Moody's Advance Amount," and to the extent that such amount exceeds 11.11%, the portion in excess of 11.11% will have a Market Value of zero.

                  "Secured Hedging Net Exposure" as of any date, as to any Secured Hedging Transaction for which a determination thereof is required to be made, shall be determined as follows: (i) each Eligible Counterparty party to each Secured Hedging Transaction shall determine, with respect to the Secured Hedging Transactions entered into by it with the Borrower, an amount (the "Secured Net Exposure Component") equal to the net current market value on the bid side of the market if the position is long and on the ask/offer side of the market if the position is short to the Borrower on such date of determination of each such Secured Hedging Transaction and (ii) for each Secured Hedging Transaction, the "Secured Hedging Net Exposure" will, as of any date, be equal to the sum of all applicable Secured Net Exposure Components as of such date and may, for purposes of this calculation, be less than zero.

                  "Secured Hedging Transaction" means any Interest Rate Hedging Transaction or Currency Hedging Transaction entered into by the Borrower with any Lender that is an Eligible Counterparty which is secured by Collateral pursuant to the Pledge and Intercreditor Agreement and for avoidance of doubt shall exclude Structured Product Transactions.

                  "Securities" means common and preferred stock, partnership units and participations, member interests in limited liability companies, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including, without limitation, warrants, rights, put and call options and other options and rights relating thereto, or any combination thereof), guarantees of indebtedness, choses in action, trade claims, other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans or Hedging and Short Sale Transactions.

                  "Securities Lending Counterparty" means any bank, broker-dealer or other financial institution (other than an insurance company) that has:

                  (i) in the case of a loan with a term of 90 days or less, short-term senior unsecured debt ratings of "P-1" from Moody's (or a guarantor with such ratings);

                  (ii) in the case of a loan with a term of longer than 90 days but less than a year, either (x) a long-term senior unsecured debt rating of at least "A1" by Moody's or (y) both a long term senior unsecured debt rating of "A2" by Moody's and a short term rating of "P-1" by Moody's; and

                  (iii) in the case of a loan for a one year term or more, a long-term senior unsecured debt rating that, individually and together with all other Securities Lending Counterparties' ratings, is consistent with the limits set forth in the table below (or a guarantor with such ratings).

No more than 50% of Total Capitalization may be loaned pursuant to Securities Lending Transactions regardless of duration. At the time a Securities Lending Transaction for a term of one year or more is entered into by the Borrower, the percentage of the Fund Investments loaned to a single counterparty shall not exceed the individual percentage set forth below for the credit rating of such counterparty, and the percentage of the Fund Investments loaned by the Borrower to counterparties having the same credit rating shall not exceed the aggregate percentage set forth below for such credit rating:

---------------------------------------------------------------------------------------------------------
        LONG-TERM SENIOR UNSECURED                    INDIVIDUAL                     AGGREGATE
        DEBT RATING OF SECURITIES                 SECURITIES LENDING             SECURITIES LENDING
           LENDING COUNTERPARTY                   COUNTERPARTY LIMIT             COUNTERPARTY LIMIT
---------------------------------------------------------------------------------------------------------
                   Aaa                                   10%                            20%
---------------------------------------------------------------------------------------------------------
                   Aa1                                   10%                            20%
---------------------------------------------------------------------------------------------------------
                   Aa2                                   10%                            20%
---------------------------------------------------------------------------------------------------------
                   Aa3                                   10%                            15%
---------------------------------------------------------------------------------------------------------
                    A1                                   10%                            10%
---------------------------------------------------------------------------------------------------------
                   A2*                                    5%                             5%
---------------------------------------------------------------------------------------------------------
               A3 or lower                                0%                             0%
---------------------------------------------------------------------------------------------------------

____________
* The percentages in this row apply only if such rating is not on a credit watch with negative implications by Moody's. If such rating is on a credit watch with negative implications by Moody's, both the individual and the aggregate percentage limits shall be zero.

provided, that the Borrower may enter into a Securities Lending Transaction with a Securities Lending Counterparty having, at such time, a long-term senior unsecured debt rating below "A2" by Moody's, so long as the Rating Agency Condition with respect to Moody's has been satisfied.

                  "Securities Lending Transactions" means all obligations of the Borrower (i) to purchase investments which arise out of or in connection with the sale of the same or substantially similar investments or other similar transactions having the same economic effect (excluding Swap Transactions); and
(ii) incurred in connection with any security lending transactions described in clause (i) with a Securities Lending Counterparty.

                  "Semi-Liquid Investments" means (i) Unquoted Investments that are debt Securities rated "B3" or better by Moody's; (ii) Unquoted Investments that are not subject to any enforceable agreement containing a material condition to, or material restriction on, the ability of the holder of such Unquoted Investment or an assignee of such holder to sell, assign, transfer or otherwise liquidate the investment in a commercially reasonable time and manner (other than in any such agreement contained in the Collateral Documents and customary securities law arrangements or restrictions); (iii) Structured Product Transactions; (iv) solely for purposes of the definition of Portfolio Limitations, Unquoted Investments which are High Yield Bonds or Mezzanine Investments and are part of an issue that is greater or equal to $40 million in original principal amount; (v) solely for purposes of the definition of Portfolio Limitations, Unquoted Investments which are High Yield Bonds that are held by ten or more holders or the issuer thereof has a total capitalization in excess of $150.0 million; or (vii) CDO Debt Securities which are rated "Baa3" or better by Moody's (and, if rated "Baa3" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's).

                  "Senior Advance Amount" means the Moody's Advance Amount calculated using the Moody's Advance Rate.

                  "Specified Foreign Country" means each Designated Country other than (x) a country whose sovereign debt rating in a non-local currency is rated "Aaa" by Moody's or (y) a country whose sovereign debt rating in a non-local currency is rated "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) and in the case of (y) which is (a) a member of the European Union that has adopted the Euro as its lawful currency, (b) Canada,
(c) Great Britain or (d) Australia.

                  "Structured Product Transaction" means a Hedging and Short Sale Transaction between the Borrower and a counterparty that is on the date such Hedging and Short Sale Transaction is entered into an Eligible Counterparty, and pursuant to which (i) (a) the counterparty is entitled to receive an amount equal to the sum of (1) periodic payments based on the notional amount of such transaction for the term thereof at a specified rate (which may be fixed or floating) and (2) the decrease over the term of such transaction in the market value of a designated pool of one or more Bank Loans, High Yield Bonds or a combination of Bank Loans and High Yield Bonds; and (b) the counterparty is obligated to make payment to the Borrower in an amount equal to the sum of (1) the interest, fees and other cash flows paid with respect to the term of such transaction on such designated pool of Bank Loans and/or High Yield Bonds and (2) the increase over the term of such transaction in the market value of such designated pool of Bank Loans and/or High Yield Bonds or (c) the counterparty and the Borrower agree to pay a net amount calculated by reference to (a) or (b) above; (ii) the initial and minimum amount of collateral that the Borrower is required to pledge as collateral for such Hedging and Short Sale Transaction is not less than (x) if the pool of Bank Loans and/or High Yield Bonds subject to such transaction includes obligations of ten or more issuers, 10% of the notional amount of such Hedging and Short Sale Transaction and (y) in all other cases, 20% of the notional amount of such Hedging and Short Sale Transaction; and (iii) the counterparty does not have recourse to the Collateral for amounts owing to such counterparty thereunder. At the time a Bank Loan is made the subject of a Structured Product Transaction, such Bank Loan must fall in Asset Category B-1, B-2 or B-3. At the time a High Yield Bond is made the subject of a Structured Product Transaction, such High Yield Bond must (i) fall in Asset Category C, D or E, (ii) not be a Non-Cash Pay Instrument and (iii) not be a CDO Debt Security or a Mezzanine Investment.

                  "Swap Transaction" means: (i) any rate, basis, debt or equity swap; (ii) any put, cap, collar or floor agreement; (iii) any rate, basis, debt or equity futures or forward agreement; (iv) any rate, basis, debt or equity option representing an obligation to buy or sell a security, debt or equity; and (v) any other similar agreement.

                  "Total Capitalization" means the sum of (a) Contributed Company Capital plus aggregate undistributed net income of the Borrower (as determined quarterly in accordance with GAAP and set forth in the Borrower's financial statements) minus net loss of the Borrower (determined quarterly in accordance with GAAP and set forth in the Borrower's financial statements), in each case excluding any reduction in Company Equity as a result of placement or structuring fees and organizational expenditures, (b) the aggregate outstanding liquidation preference of the Preferred Shares and (c) the aggregate Outstanding Principal Amount of the Loans under and as defined in the Credit Agreement plus the amount, if any, by which the Available Commitment exceeds the Outstanding Principal Amount of the Loans; provided, however, that during the first 450 days following the Closing Date, for purpose of clauses (i) through (vi) of the Portfolio Limitations, "Total Capitalization" will be the greater of (i) the amount determined pursuant to clauses (a), (b) and (c) above and (ii) $700 million; provided, further, that, for purposes of the definition of Portfolio Limitations, Total Capitalization shall not exceed $1.625 billion.

                  "Unhedged Foreign Investment" means any portion of any Fund Investment denominated in a currency other than Dollars which is not protected against currency fluctuations as a result of Currency Hedging Transactions.

                  "Unquoted Investments" means Fund Investments other than Cash or Cash Equivalents for which the Market Value has not been obtained from an Approved Source.

                  "U.S. Government Securities" means Securities that are direct obligations of, or obligations the timely payment of principal and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes. In no event shall U.S. Government Securities include: (i) any security providing for the payment of interest only; (ii) any Swap Transaction; or (iii) any obligation on which all or any portion of the payments thereunder is based, directly or indirectly, on any Swap Transaction.

                  "Warrant/Option Intrinsic Value" means, with respect to any Warrant/Option Investment, the product of (x) an amount by which the current price (based on the price from an Approved Source or an Approved Investment Banking Firm) of such Warrant/Option Investment exceeds the agreed strike price with respect to such Warrant/Option Investment, multiplied by (y) the number of shares of the Related Equity Securities. For the avoidance of doubt, the Warrant/Option Advance Value shall always be zero if the agreed strike price of such Warrant/Option Investment is equal to or greater than the current price of such Warrant/Option Investment.

                  "Warrant/Option Investments" means any Fund Investments held by the Borrower that are warrants or call options or similar rights with respect to Equity Securities (the "Related Equity Securities").

                  "Yield to Worst" means, in respect of any High Yield Bond or other debt security, the lesser of (a) the yield-to-maturity and (b) the lowest yield-to-call calculated on each scheduled call date.

                       S&P COLLATERAL VALUATION SCHEDULE

                                   APPENDIX C


 CALCULATION OF S&P ADVANCE AMOUNT; DESCRIPTION OF OVER-COLLATERALIZATION TEST.

             "S&P Advance Rate" means, for each S&P Asset Category:

                           (i) so long as the aggregate number of issuers (without duplication) of the Eligible Investments is equal to or greater than 68 and the aggregate number of Industries (without duplication) in which the Eligible Investments are invested is equal to or greater than 15, the percentage specified in the column entitled "S&P Advance Rate - 68/15" in the table below opposite such S&P Asset Category;

                           (ii) provided that clause (i) above is not applicable, so long as the aggregate number of issuers (without duplication) of the Eligible Investments is equal to or greater than 30 but less than 68 and the aggregate number of Industries (without duplication) in which the Eligible Investments are invested is equal to or greater than 9 but less than 15, the percentage specified in the column entitled "S&P Advance Rate - 30/9" in the table below opposite such S&P Asset Category; and

                           (iii) for all other cases, the percentage specified in the column entitled "S&P Advance Rate - Others" in the table below opposite such S&P Asset Category;

provided that, for purposes of this definition only, each $7.0 million in Cash or Cash Equivalents held by the Borrower or each $7.0 million in available unfunded amount of the Senior Loan Facility shall be treated as one issuer and one Industry; provided, further, that a Related Person of any Person shall be considered the same "issuer" as such Person unless such Person is a bankruptcy remote entity; provided, further, that during the first 450 days following the Closing Date only, the S&P Advance Rate for each S&P Asset Category may be, at the election of the Investment Manager, the percentage specified in the column entitled "S&P Advance Rate - 68/15" in the table below opposite such S&P Asset Category regardless of the aggregate number of issuers of the Eligible Investments or the aggregate number of Industries in which the Eligible Investments are invested:

             S&P ASSET        S&P ADVANCE RATE -     S&P ADVANCE RATE -    S&P ADVANCE RATE -
             CATEGORY                68/15                  30/9                 OTHERS
        -------------------- ---------------------- --------------------- ---------------------
                A-1                  100%                   100%                  100%
                A-2                   98%                   98%                   98%
                A-3                   97%                   97%                   97%
                A-4                   92%                   92%                   92%
                B-1                   91%                   88%                   86%
                B-2                   88%                   84%                   82%
                C-1                   90%                   88%                   86%
                C-2                   89%                   87%                   85%
                C-3                   88%                   86%                   84%
                D-1                   86%                   83%                   81%
                D-2                   84%                   81%                   78%
                D-3                   82%                   78%                   75%
                E-1                   78%                   73%                   69%
                E-2                   75%                   70%                   65%
                E-3                   72%                   66%                   61%
                F-1                   66%                   61%                   55%
                F-2                   61%                   54%                   48%
                F-3                   53%                   45%                   38%
                G-1                   83%                   81%                   79%
                G-2                   82%                   80%                   78%
                G-3                   81%                   79%                   77%
                G-4                   79%                   76%                   74%
                G-5                   77%                   74%                   71%
                G-6                   75%                   71%                   68%
                G-7                   71%                   66%                   62%
                G-8                   68%                   63%                   58%
                G-9                   65%                   59%                   54%
               G-10                   46%                   38%                   31%
                 H                    62%                   49%                   38%
                I-1                   77%                   73%                   68%
                I-2                   71%                   66%                   61%
                I-3                   49%                   40%                   32%
                J-1                   60%                   47%                   36%
                J-2                   36%                   23%                   20%

                  "S&P Advance Amount" means, as of any date of determination under the Over-Collateralization Test (as described in this Schedule), an amount equal to the sum of (i) the sum for all Eligible Investments (other than Warrant/Option Investments) of the product of (1) the Market Value (determined as described below) of such Eligible Investment (determined as described below) multiplied by (2) the S&P Advance Rate for the S&P Asset Category applicable to such Eligible Investment under the Over-Collateralization Test, (ii) the Secured Hedging Advance Amount as of such date, (iii) the Defensive Hedge Advance Amount as of such date, (iv) the S&P Warrant/Option Advance Amount as of such date and (v) the Net Accrual Amount as of such date.

                  Notwithstanding the foregoing, for purposes of determining the S&P Advance Amount,

                  (i) the Market Value of any Unhedged Foreign Investment shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures; provided that, if the Foreign Issuer of such Unhedged Foreign Investment is from a country whose sovereign debt rating in a non-local currency is not assigned an S&P OC Test Rating of "AA" or better, the Market Value of such Unhedged Foreign Investment shall be 85% of the Market Value thereof otherwise determined in accordance with the above procedures;

                  (ii) the percentage applicable above to Cash in a currency other than Dollars shall be (a) with respect to Cash in a currency other than Dollars, held for a period less than five (5) Business Days, 95% (and not 100%) and (b) with respect to Cash in a currency other than Dollars, held for a period of more than five (5) Business Days, 0%, unless in either case such Cash is protected against currency fluctuations as a result of Currency Hedging Transactions, in which case, the percentage applicable shall be 100%;

                  (iii) the Market Value of any Preferred Stock or Structured Product Transaction shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures;

                  (iv) the Market Value of any CDO Debt Security that is not assigned an S&P OC Test Rating of "CCC" or better shall be zero; and

                  (v) the Market Value of any Non-Cash Pay Instrument that is not a U.S. Government Security shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures.

                  "Over-Collateralization Test" is a test that is satisfied as of any Business Day if the sum, as of such Business Day, of the Outstanding Principal Amount of Debt under the Credit Agreement and the aggregate outstanding liquidation preference of the Preferred Shares is less than or equal to the S&P Advance Amount calculated using the S&P Advance Rate as of such Business Day.

                  For purposes of the S&P Advance Amount, the Borrower shall assign each Fund Investment to one of the following categories (each, an "S&P Asset Category") commencing upon the initial acquisition thereof (and, for purposes of this categorization, the Market Value Price of a Fund Investment trading at par is equal to $1.00):

                  "Asset Category A-1 Investments" means (a) Cash and (b) Cash Equivalents described in clause (vi) of the definition of such term and (c) Cash Equivalents described in clauses (i), (ii), (iii) or (iv) of the definition of such term that mature on the Business Day next following the date of acquisition thereof.

                  "Asset Category A-2 Investments" means Cash Equivalents (other than Cash in U.S. dollars, U.S. Government Securities and Cash Equivalents described in clauses (b) or (c) of the definition of Asset Category A-1 Investments) and U.S. Government Securities with maturities of less than or equal to 183 days.

                  "Asset Category A-3 Investments" means U.S. Government Securities with final maturities more than 183 days but less than or equal to two (2) years.

                  "Asset Category A-4 Investments" means U.S. Government Securities with final maturities more than two (2) years but less than or equal to five (5) years.

                  "Asset Category B-1 Investments" means Bank Loans which (i) are Performing and (ii) have a Market Value Price greater than or equal to $0.90.

                  "Asset Category B-2 Investments" means Bank Loans which (i) are Performing and (ii) have a Market Value Price greater than or equal to $0.85 but less than $0.90.

                  "Asset Category C-1 Investments" means High Yield Bonds and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "BBB+" or better.

                  "Asset Category C-2 Investments" means High Yield Bonds and Mezzanine Investments which (x) (i) are Performing and (ii) have an S&P OC Test Rating of "BBB" or (y) Securities (other than securities issued by a Foreign Issuer) which are fully defeased.

                  "Asset Category C-3 Investments" means High Yield Bonds and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "BBB-".

                  "Asset Category D-1 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "BB+".

                  "Asset Category D-2 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "BB".

                  "Asset Category D-3 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "BB-".

                  "Asset Category E-1 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "B+".

                  "Asset Category E-2 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "B".

                  "Asset Category E-3 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "B-".

                  "Asset Category F-1 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "CCC+".

                  "Asset Category F-2 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (a) are Performing and (b) have an S&P OC Test Rating of "CCC".

                  "Asset Category F-3 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "CCC-" or lower or are not rated.

                  "Asset Category G-1 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of at least "BBB+".

                  "Asset Category G-2 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BBB".

                  "Asset Category G-3 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BBB-".

                  "Asset Category G-4 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BB+".

                  "Asset Category G-5 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BB".

                  "Asset Category G-6 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BB-".

                  "Asset Category G-7 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "B+".

                  "Asset Category G-8 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "B".

                  "Asset Category G-9 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "B-".

                  "Asset Category G-10 Investments" means convertible bonds (not covered by Asset Categories G-1 through G-9) which are Performing.

                  "Asset Category H Investments" means Preferred Stock which is Performing.

                  "Asset Category I-1 Investments" means Bank Loans which (i) are non-Performing and (ii) have a Market Value Price equal to or greater than $0.85.

                  "Asset Category I-2 Investments" means (i) Bank Loans which have a Market Value Price less than $0.85 and (ii) Bank Loans described in Asset Categories B-1, B-2 or I-1 above that have an S&P OC Test Rating below "B-" (including Bank Loans with an S&P OC Test Rating of "NR") to the extent that the aggregate Market Value of such Bank Loans is in excess of 15% of Total Capitalization; (iii) Bank Loans that would otherwise fall in Asset Categories B-1, B-2 or I-1 above that are originated under a credit agreement that provided for aggregate credit facilities at origination of less than $150,000,000 to the extent that the aggregate Market Value of such Bank Loans is in excess of 15% of Total Capitalization; and (iv) Bank Loans that are unsecured or subordinated.

                  "Asset Category I-3 Investments" means non-Performing High Yield Bonds, Mezzanine Investments, convertible bonds and Preferred Stock.

                  "Asset Category J-1 Investments" means Equity Securities which are not Private Equity Securities.

                  "Asset Category J-2 Investments" means Fund Investments in Bank Loans, High Yield Bonds, Mezzanine Investments, Private Equity Securities or CDO Debt Securities not otherwise described in any of the preceding Asset Categories and Structured Product Transactions (other than Fully Collateralized Structured Product Transactions).

                  Rating Procedures. References herein to any rating by Moody's or S&P shall include shadow ratings and shall also be deemed to include an equivalent rating in a successor rating category of Moody's or S&P, as the case may be, or if neither Moody's nor S&P is in the business of rating securities, an equivalent rating from another Rating Agency.

                  Notwithstanding any other provision contained in this
Schedule:

         (i) with respect to Fund Investments that are Preferred Stock, if such Preferred Stock does not have a public rating by S&P, then such Preferred Stock shall be assigned a rating for purposes hereof that is (a) two rating sub-categories below the S&P OC Test Rating of the issuer if rated above "BB+" and
                  (b) one rating category (i.e., three rating sub-categories) below the S&P OC Test Rating if the issuer is rated below "BBB-";

         (ii) Fund Investments that are CDO Debt Securities will be assigned to an Asset Category for High Yield Bonds using a rating that is (i) one rating category (i.e., three rating subcategories) below the S&P rating, if such CDO Debt Security is rated by S&P, and (ii) two rating categories (i.e., six rating subcategories) below the actual public Moody's rating (and not the rating assigned pursuant to the S&P OC Test Rating), if such CDO Debt Security is not rated by S&P but is publicly rated by Moody's;

         (iii) Fund Investments that are Busted Convertible Bonds will be assigned to an S&P Asset Category into which such Fund Investments would otherwise fall if they were not convertible securities provided that the Market Value of any Busted Convertible Bonds shall be 95% of the Market Value thereof otherwise determined in accordance with valuation procedures set forth herein;

         (iv) for the purpose of determining the S&P Advance Rate applicable to a Fully Collateralized Structured Product Transaction, such Fully Collateralized Structured Product Transaction shall be deemed to fall into the S&P Asset Category of its reference obligation; for the purpose of determining the S&P Advance Rate applicable to Investment Holding Subsidiary Securities, such Investment Holding Subsidiary Securities shall be deemed to fall into the S&P Asset Category of the related investments held by such Investment Holding Subsidiary; for the purpose of determining the S&P Asset Category of any Structured Product Transaction (other than a Fully Collateralized Structured Product Transaction), such Structured Product Transaction shall be deemed to be in the S&P Asset Category for High Yield Bonds having a rating that is (i) one rating category (i.e., three rating sub-categories) below the S&P rating if such Structured Product Transaction is rated by S&P, and (ii) two rating categories (i.e., six rating sub-categories) below Moody's actual public rating (and not the rating assigned pursuant to the S&P OC Test Rating), if such Structured Product Transaction is not rated by S&P but is publicly rated by Moody's; all other Structured Product Transactions shall be S&P Asset Category J-2 Investments;

         (v) for the purpose of determining the S&P Advance Rate applicable to Fund Investments that are Hedging and Short Sale Transactions, at any time during the 60-day time period or 30-day time period, as the case may be, described in clause (xvii) of the definition of Excluded Investments below, the S&P Advance Rate will be 90% of the S&P Advance Rate calculated for such Fund Investment pursuant to the S&P Advance Rate table in the definition of S&P Advance Rate above;

         (vi) for the purpose of determining the S&P Advance Rate applicable to Fund Investments in Bank Loan Participations, at any time during the 60-day time period described in clause
                  (viii) of the definition of Excluded Investments below, the S&P Advance Rate will be 90% of the S&P Advance Rate calculated for such Fund Investment pursuant to the S&P Advance Rate table in the definition of S&P Advance Rate above;

         (vii) for the purpose of determining the S&P Advance Rate applicable to Fund Investments in any Foreign Issuer, at any time during the 180-day time period described in clause (ix) of the definition of Excluded Investments below, the S&P Advance Rate will be 85% of the S&P Advance Rate calculated for such Fund Investment pursuant to the S&P Advance Rate table in the definition of S&P Advance Rate above;

         (viii) for the purpose of determining the S&P Advance Rate applicable to Fund Investments (other than Asset Category I-3 Investments) that are not priced by an Approved Source, the S&P OC Test Rating of such Fund Investments will be one rating category (i.e., three rating sub-categories) below the S&P OC Test Rating determined without giving effect to this clause (viii); and

         (ix) Fund Investments that are Asset-Backed Securities will be assigned to an S&P Asset Category for High Yield Bonds using a rating that is (i) one rating category (i.e., three rating sub-categories) below the S&P rating if such Asset-Backed Security is rated by S&P, and (ii) two rating categories (i.e., six rating sub-categories) below the actual public Moody's rating (and not the rating assigned pursuant to the S&P OC Test Rating), if such Asset-Backed Security is not rated by S&P but is publicly rated by Moody's.

DETERMINATION OF FUND INVESTMENTS CONSTITUTING ELIGIBLE INVESTMENTS

                  "Eligible Investments" means, at any date, all Fund Investments in the Collateral on such date other than Excluded Investments.

                  "Excluded Investments" means (without duplication):

         o Fund Investments to the extent that they are (A) not subject to a perfected security interest (subject in priority only to any Liens permitted under the Credit Agreement) in favor of the Secured Parties Representative for its benefit and the benefit of the Lenders, the Insurer, Eligible Counterparties party to Secured Hedging Transactions and other Secured Parties (as defined in the Pledge and Intercreditor Agreement) or (B) subject to any Liens (other than Permitted Liens);

         o        Excess Fund Investments;

         o        Fund Investments that have been borrowed or lent;

         o Fund Investments denominated in any currency (A) that is not a currency freely convertible into Dollars or (B) that is subject to any currency exchange restrictions;

         o Fund Investments denominated in any currency other than Dollars or Eligible Foreign Currencies, unless at the time of purchase of such Fund Investments denominated in any currency other than Dollars or Eligible Foreign Currencies, at least 95% of the Market Value of such Fund Investments is protected against currency fluctuations pursuant to Currency Hedging Transactions;

         o Fund Investments in CDO Debt Securities unless the applicable agreements governing such CDO Debt Securities deny borrowing base credit to the issuer of such CDO Debt Securities to the extent that more than 7.5% of the total funded debt and equity capitalization of the issuer of such CDO Debt Securities is invested in Foreign Issuers located in Ineligible Countries (other than investments which are fully guaranteed by a guarantor located in an Eligible Country);

         o Fund Investments in CDO Debt Securities unless the applicable agreements governing such CDO Debt Securities deny borrowing base credit to the issuer of such CDO Debt Securities to the extent that more than 15% of the total funded debt and contributed equity capitalization of the issuer of such CDO Debt Securities would be invested in Foreign Issuers located in countries whose unsupported sovereign non-local currency debt obligations are not assigned a rating of "AA-" or better from S&P (other than investments which are fully guaranteed by an entity located in a country whose unsupported sovereign non-local currency debt obligations are assigned a rating of "AA-" or better by S&P);

         o (A) Fund Investments in any Bank Loan Participation held by the Borrower for more than 60 consecutive days during any period while any bank or other institution that sold such Bank Loan Participation has a long-term debt-rating of below an S&P OC Test Rating of "A-" (unless the obligation of such bank or other institution are guaranteed by an entity whose long-term debt obligations are assigned an S&P OC Test Rating of "A-" or better); and (B) Fund Investments in any Bank Loan Participation if at the date of acquisition of such Bank Loan Participation the bank or other institution that sold such Bank Loan Participation had a long-term debt rating of below an S&P OC Test Rating of "A-" (unless the obligations of such bank or other institution are guaranteed by an entity whose long-term debt obligations are assigned an S&P OC Test Rating of "A-" or better);

         o Fund Investments in any Foreign Issuer from an Ineligible Country (unless the applicable Fund Investment is fully guaranteed by a guarantor located in a currently Eligible Country), provided that if a country becomes an Ineligible Country after the Borrower has invested in a Fund Investment relating to such country (and such Fund Investment does not have a guarantor located in a currently Eligible Country), such Fund Investment will not be subject to this clause (ix) until such country has been an Ineligible Country for 180 consecutive days;

         o Fund Investments that constitute Lender Affiliate Securities (as defined in the Credit Agreement) at the time delivered to the Secured Parties Representative pursuant to the Pledge and Intercreditor Agreement;

         o        Fund Investments in "catastrophe" bonds;

         o        Fund Investments in Non-Credit Risk Securities;

         o Fund Investments in CDO Debt Securities issued by an issuer for which the Investment Manager or any Affiliate of the Investment Manager acts as the collateral manager or investment manager or in any comparable capacity;

         o Fund Investments in securities issued by the Borrower or any Subsidiary of the Borrower (other than Investment Holding Subsidiary Securities);

         o Fund Investments in Asset-Backed Securities which are neither rated by S&P nor publicly rated by Moody's;

         o Fund Investments in Bank Loans that obligate the Borrower, whether currently or upon the happening of any contingency, to make any revolving extensions of credit to a borrower;

         o Fund Investments in any Hedging and Short Sale Transaction held by the Borrower for more than (i) 60 consecutive days during any period while the counterparty to such Hedging and Short Sale Transaction has a long-term debt-rating of lower than "A-" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose long-term debt rating is "A-" or higher by S&P) or has a short-term debt-rating of "A-2" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose short-term debt rating is "A-1" or higher by S&P) or (ii) 30 consecutive days during any period while the counterparty to such Hedging and Short Sale Transaction has a short-term debt-rating of lower than "A-2" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose short-term debt rating is "A-1" or higher by S&P);

         o        Fund Investments in CDO Equity Securities; and

         o Fund Investments that do not fall into any S&P Asset Category as provided herein.

                  Excluded Investments are excluded from the calculation of the Market Value of the Collateral for purposes of the S&P Valuation Procedures; however, the Collateral may include Excluded Investments.

APPLICATION OF PORTFOLIO LIMITATIONS

                  "Portfolio Limitations" means, at any applicable date of determination (determined without duplication):

         (iv) the aggregate Market Value of Fund Investments in any single issuer in excess of 5% of Total Capitalization; provided, however, that the foregoing 5% limit will be increased, up to a maximum of 7.5% (not to include any Non-Cash Pay Instruments, any Non-Performing Instruments or any Company Investments (other than Equity Securities) that are rated "CCC+" or lower by S&P), for each of any three issuers;

         (v) the aggregate Market Value of Fund Investments in issuers in any single Industry in excess of 15% of Total Capitalization; provided, however, that the foregoing 15% limit will be excepted, up to a maximum of 20 %, for each of any two Industry classifications;

         (vi) the aggregate Market Value of Fund Investments in all Semi-Liquid Investments, Illiquid Investments and Non-Cash Pay Instruments in excess of 45% of Total Capitalization;

         (vii) the aggregate Market Value of Fund Investments in all Illiquid Investments in excess of 20% of Total
                  Capitalization;

         (viii)   the aggregate Market Value of Fund Investments consisting of
                  (a) Bank Loan Participations in excess of 20% of Total Capitalization, (b) Bank Loan Participations wherein the participating entities are rated "A-" or lower by S&P in excess of 5% (or such greater percentage approved by the Insurer (so long as the Insurer is the Controlling Class) and the Administrative Agent and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization, (c) Bank Loan Participations wherein the total exposure to any one participating entity is in excess of 5% (or such greater percentage approved by the Insurer (so long as the Insurer is the Controlling Class) and the Administrative Agent and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization; (d) Hedging and Short Sale Transactions wherein the counterparties have a long term debt rating of lower than "A-" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose long term debt rating is "A-" or higher by S&P) in excess of 7.5 % (or such greater percentage approved by the Insurer (so long as the Insurer is the Controlling Class) and the Administrative Agent and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization;
                  (e) Hedging and Short Sale Transactions wherein the total exposure to any one counterparty is in excess of 7.5% (or such greater percentage approved by the Insurer (so long as the Insurer is the Controlling Class) and the Administrative Agent and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization; and (f) Hedging and Short Sale Transactions of the kind described in clause (iv) of the definition of "Hedging and Short Sale Transactions" wherein the counterparties have a short term debt rating of "A-1" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose short term debt rating is higher than "A-1" by S&P) in excess of 25% (or such greater percentage approved by the Insurer (so long as the Insurer is the Controlling Class) and the Administrative Agent and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization;

         (ix) the aggregate Market Value of Fund Investments consisting of Structured Product Transactions in excess of 5% of Total Capitalization;

         (x) the aggregate Market Value of Fund Investments consisting of Non-Performing Instruments in excess of 20% of Total Capitalization;

         (xi) the aggregate Market Value of Fund Investments consisting of convertible securities in excess of 25% of Total Capitalization;

         (xii) the aggregate Market Value of Fund Investments consisting of CDO Debt Securities in excess of 5% of Total Capitalization;

         (xiii) the aggregate Market Value of Fund Investments that are Preferred Stock in excess of 15% of Total Capitalization;

         (xiv)    the aggregate Market Value of Fund Investments consisting of
                  (A) Private Equity Securities of any single issuer in excess of 3% of Total Capitalization; provided that the foregoing 3% limit will be increased, up to a maximum of 4%, for each of any two issuers of Private Equity Securities; provided, further, that the foregoing 4% limit will be increased, up to a maximum of 5%, for one of such two issuers of Private Equity Securities; and (B) Private Equity Securities in excess of 10% of Total Capitalization;

         (xv) the aggregate Market Value of Fund Investments that are Asset-Backed Securities in excess of 5% of Total Capitalization;

         (xvi) the aggregate Market Value of Fund Investments that are Dollar-denominated investments (A) in Foreign Issuers domiciled in Designated Countries in excess of 10% of Total Capitalization, and (B) in any single Foreign Issuer domiciled in a Designated Country in excess of 5% of Total Capitalization;

         (xvii) the aggregate Market Value of Fund Investments that are non-Dollar-denominated investments in excess of 10% of Total Capitalization;

         (xviii) the aggregate Market Value of Fund Investments that are Equity Securities in excess of 20% of Total Capitalization;

         (xix) the aggregate Market Value of Fund Investments (other than Distressed Debt, Non-Performing Instruments or Equity Securities) that are rated "CCC+" or lower by S&P in excess of 20% of Total Capitalization; and

         (xx) the aggregate Market Value of Fund Investments that are (determined without duplication) Non-Performing Instruments, Equity Securities and Fund Investments that are rated "CCC" or lower by S&P in excess of 50% of Total Capitalization.

                  Notwithstanding the foregoing:

         (A) in the event that a Fund Investment is reclassified after its acquisition by the Borrower, for purposes of calculating the S&P Advance Amount, the exclusions described above in clauses
                  (iii) and (iv), that would otherwise become applicable following such reclassification will not apply to assets owned by the Borrower (or which the Borrower had committed to purchase) on or prior to the date of such reclassification until 30 days after such reclassification but shall apply (on a pro forma basis giving effect to such reclassification for all Fund Investments) to any asset acquired by the Borrower after the date of such reclassification which the Borrower had not committed to purchase on or prior to the date of such reclassification;

         (B) for purposes of clause (i) above, a Related Person of any Person shall be considered the same "issuer" as such Person unless such Person is a bankruptcy remote entity; and

         (C) under no circumstances shall any Cash, Cash Equivalent or U.S. Government Securities be excluded from Eligible Investments based upon the Portfolio Limitations set forth above.

DETERMINATION OF THE MARKET VALUE OF FUND INVESTMENTS

                  The Borrower shall calculate the Market Value (i) of each Fund Investment that is not an Unquoted Investment on a weekly basis as of the Determination Date for each calendar week and (ii) of each Fund Investment that is an Unquoted Investment as set forth in the definition of "Market Value" below.

                  "Market Value" means

         (a)      with respect to Cash, the current balance thereof;

         (b) with respect to any Cash Equivalent (x) of the type described in clause (ii) of the definition thereof (excluding banker's acceptances), the current balance thereof, (y) of a type described in clause (iii) of the definition thereof (and banker's acceptances described in clause (ii) thereof), the original purchase price thereof, and (z) of a type described in clause (v) of the definition thereof, the aggregate current net value thereof;

         (c) with respect to any Fund Investment (other than Unquoted Investments, Structured Product Transactions, Cash and Cash Equivalents described in clause (b) above) at any date, an amount determined by the Borrower that is not in excess of the product of (x) the Market Value Price for each unit of such Fund Investment on such date (and, with respect to any Securities which have an amortizing principal amount, the then current factor related thereto, if applicable) times (y) the number of units of such Fund Investment held by the Borrower; and

         (d) with respect to any Fund Investment other than Cash and Cash Equivalents which is an Unquoted Investment at any date, the value thereof most recently determined by the Borrower in accordance with the procedures described below;

          provided, however, (x) for purposes of making such determinations,

                  (1) the frequency of determination of the Market Value of any Illiquid Investment will be at least quarterly as of each Quarterly Date and, except as otherwise provided in the following clauses, the frequency of determination of the Market Value of any Semi-Liquid Investment will be at least monthly as of the last Business Day of each calendar month;

                  (2) for Semi-Liquid Investment positions with a Market Value of $35 million or greater but less than $70 million (and all positions subject to this clause
                           (x)(2) by reason of clause (y) below), a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal at least monthly;

                  (3) for Semi-Liquid Investment positions with a Market Value of $70 million or greater, a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal at least monthly and an Approved Third-Party Appraisal at least quarterly; and

                  (4) for Illiquid Investment positions with a Market Value of $35 million or greater (and all positions subject to this clause (x)(4) by reason of clause
                           (y) below) an Approved Third-Party Appraisal at least quarterly;

         (y) notwithstanding the foregoing, the aggregate Market Value of all Unquoted Investment positions whose value is determined by the Borrower without relying on the methodology set forth in subclauses (2), (3) or (4) of clause (x) above (it being understood that such methodology may be used for Unquoted Investments with Market Values below the thresholds set forth in such subclauses) may not exceed 5% of Total Capitalization, and all such Unquoted Investment positions (i.e., those in excess of such limit and as selected by the Borrower) will be subject to subclauses (2) or (4) of clause
                  (x) above depending upon whether any such Unquoted Investment is a Semi-Liquid Investment or an Illiquid Investment; and

         (z) in no event will the Market Value of any Unquoted Investment exceed the lesser of (1) any quotation or appraisal obtained as provided in clauses (d)(x) or (d)(y) above and (2) the value most recently determined by the Borrower.

                  Notwithstanding the foregoing, if the Investment Manager shall on any day actually determine that (i) the Market Value of any Semi-Liquid Investment determined as of the last Business Day of the preceding calendar month or (ii) the Market Value of any Illiquid Investment determined as of the last Quarterly Date has decreased since such last Business Day of the preceding calendar month or last Quarterly Date, the Market Value of such Fund Investment shall be such decreased value, and if the Investment Manager subsequently actually determines on any day prior to the next determination of its Market Value that the value of such Fund Investment has further decreased, the Market Value of such Fund Investment shall be such decreased value. If, on the other hand, the Investment Manager shall subsequently actually determine that the value of such Fund Investment has increased, the Market Value of such Fund Investment shall be such increased value; provided that in no event shall the Market Value of any such Fund Investment whose value is so increased be greater than the Market Value of such Fund Investment previously determined as of the last Business Day of the preceding calendar month (in the case of Semi-Liquid Investments) or as of the last Quarterly Date (in the case of Illiquid Investments). It is expressly understood that the Investment Manager shall have no duty, in the absence of actual knowledge on its part, to implement any value changes described in this paragraph.

                  Prior to the first available quotation or appraisal of any Unquoted Investment obtained as provided above, the Market Value of such Unquoted Investment will be the lower of the value thereof as most recently determined by the Borrower and cost. In the event that the Borrower elects in its discretion to book, for purposes of its own financial accounting records, any Unquoted Investment at a value lower than that which would require a valuation by an Approved Investment Banking Firm or an Approved Third-Party Appraisal, as the case may be, then the Market Value of such Unquoted Investment shall be such lower value used by the Borrower for purposes of its own financial accounting records.

                  Notwithstanding the foregoing, the Market Value of any Structured Product Transaction at any date will be equal to the net settlement amount, if any, that the Borrower would receive if such Structured Product Transaction was terminated or liquidated early in accordance with its terms on such date, as determined by the Borrower.

                  The Market Value of any CDO Debt Security will be based upon a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal, as applicable.

                  The Market Value of any Defensive Hedge Transaction where the related Fund Investment is part of the Collateral shall be the amount, as determined by the Borrower, by which the Protected Market Value with respect to such Fund Investment exceeds the product of the Market Value of the Fund Investment (or, if less, the portion thereof that is an Eligible Investment), as otherwise determined in accordance with these procedures, and the applicable Advance Rate for such Fund Investment. The Market Value of any Defensive Hedge Transaction where the Fund Investment is not part of the Collateral shall be the Protected Market Value with respect to such Fund Investment.

                  For purposes of the definition of Market Value, (i) accrued interest on any interest-bearing Eligible Investment shall be excluded in the determination of Market Value by the party making such determination and (ii) the Market Value of all non-Dollar Fund Investments shall be converted into Dollars at the then current spot rate (after taking into account the effect of any Currency Hedging Transaction with respect to such Fund Investment).

                  "Market Value Price" means with respect to any Fund Investment (other than Cash, Structured Product Transactions and Unquoted Investments) at any date, the price for each unit of such Fund Investment at such date obtained from an Approved Source, including any of:

                           (a) in the case of an Approved Exchange, the closing price as of the most recent Determination Date on such Approved Exchange, or if such Approved Exchange is NASDAQ, the closing bid price at such date (or if such Approved Exchange is closed for business at such date, then the most recent available closing price or closing bid price, as the case may be), provided that bonds may not be priced based upon the price on an Approved Exchange pursuant to this clause (a), (i) prior to the termination (without replacement) of the Credit Agreement, without the consent of the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) and (ii) after termination (without replacement) of the Credit Agreement, without the consent of the Insurer;

                           (b) the lower of the bid prices at such date quoted by two Approved Dealers;

                           (c) the average of the bid prices at such date quoted by three Approved Dealers;

                           (d) the average of the bid prices at such date quoted by two Approved Dealers; provided that the Market Value Price of any Fund Investment may be determined pursuant to this clause (d) only if the following four conditions are met: (1) such Fund Investment is a Special Situations Investment, (2) using the lower bid price of the two bid prices for such Fund Investment, the Over-Collateralization Test would be satisfied, (3) other than the Borrower's initial determination of the Market Value Price for such Fund Investment, the lower bid price of such Fund Investment must be greater than 85% of, and less than 115% of, the immediately previous lowest bid price obtained by the Borrower from the Approved Dealers for such Fund Investment, and (4) the aggregate Market Value of Fund Investments the Market Value Prices of which are determined by applying this clause (d) shall not exceed 10% of Total Capitalization; or

                           (e) the price obtained at such date from an Approved Pricing Service.

CERTAIN DEFINITIONS

                  The following are definitions of certain terms used in this Schedule and elsewhere in the Credit Agreement. Terms used in this Schedule and not defined below have the meanings given them elsewhere in this Schedule or in the Credit Agreement.

                  "Advance Rate" means the S&P Advance Rate.

                  "Approved Counterparty" means (i) any Lender or Affiliate of any Lender or the Insurer, (ii) any financial institutions, banks or investment banking firms having a long term rating of at least "A+" by S&P and a short term rating of at least "A-1" by S&P or (iii) any counterparty set forth in the Credit Agreement (or any successor to any such listed counterparty) or any other counterparty designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied.

                  "Approved Dealer" means (a) in the case of any Fund Investment that is not a U.S. Government Security, any bank or broker-dealer set forth in the Credit Agreement (or any successor to any such listed bank or broker-dealer) or any bank or broker-dealer designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied and (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities, as reported by the Federal Reserve Board, which as of the date hereof maintains a website at http://www.ny.frb.org.

                  "Approved Exchange" means, with respect to any Security, any major securities or options exchange, the NASDAQ or any other exchange or quotation system providing regularly published securities prices designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied.
                  "Approved Investment Banking Firm" means any investment banking firm set forth in the Credit Agreement (or any successor to any such listed investment banking firm), including any investment banking firm designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied.

                  "Approved Pricing Service" means a pricing or quotation service set forth in the Credit Agreement (or any successor to any such listed pricing service) or any other pricing or quotation service designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied.

                  "Approved Source" means any of (i) two Approved Dealers (so long as the lower of two bid prices is being used and three Approved Dealers (if the average of three bid prices is being used), (ii) an Approved Exchange or (iii) an Approved Pricing Service, provided, that, for purposes of the Over-Collateralization Test, a Bank Loan, High Yield Bond or Mezzanine Investment which is a Fund Investment shall be considered "quoted" or "priced" by an Approved Source only if, in the reasonable judgment of the Borrower, such Approved Source will continue to provide quotations with respect to such Bank Loan, High Yield Bond or Mezzanine Investment on an on-going basis in the ordinary course of its business as a pricing service or dealer, as the case may be.

                  "Approved Third-Party Appraisal" means an appraisal by an Approved Third-Party Appraiser.

                  "Approved Third-Party Appraiser" means a third-party appraiser that is not an Affiliate of either the Borrower or the Investment Manager (or subject to an agreement to become such an Affiliate) which is set forth in the Credit Agreement (or any successor to any such listed appraiser) or any other such appraiser designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied.

                  "Asset-Backed Security" means any fixed income Security that is (i) backed by and paid primarily from the proceeds (or payments or proceeds of a disposition) of Eligible Assets, and (ii) issued in a transaction structured to (A) isolate the Security and the Eligible Assets backing the Security from the credit risk of the sponsor of the transaction and (B) result in the creditworthiness of such Security being primarily dependent upon (x) the creditworthiness of the Eligible Assets backing such Security and (y) any credit support provided with respect to the creditworthiness of such Eligible Assets; provided, however, that in no event shall an "Asset-Backed Security" include any of the following: (a) a Security issued to provide debtor-in-possession financing, (b) a Security issued in connection with a receivables financing, an equipment trust certificate or similar Security, (c) an Equity Security (including an Equity Security that is characterized as a note), (d) a Structured Product Transaction, (e) a CDO Debt Security or (f) a Defensive Hedge Transaction.

                  "Bank Loan Participation" means a Bank Loan in the form of a participation.

                  "Bank Loans" means direct purchases of, assignments of, participations in and other interests in senior debt (including term loans, revolving credit lines and other similar loans and investments).

                  "Borrowing Base Deficiency" means the excess of the sum of
(a) the Outstanding Principal Amount of the Debt under the Credit Agreement and
(b) the aggregate outstanding liquidity preference of the Preferred Shares over the Senior Advance Amount.

                  "Busted Convertible Bond" means any convertible bond that trades like a fixed income investment.

                  "Capital Stock" of any Person means shares, equity interests (including limited partnership interests and limited liability company interests), participations or other equivalents (however designated) of corporate stock of such Person.

                  "Cash" means any immediately available funds in U.S. dollars or any currency other than U.S. dollars which is a freely convertible currency (including amounts held in the Custodial Account or on deposit with the Custodian pursuant to "sweep" arrangements linked to the Custodial Account).

                  "Cash Equivalents" means investments (other than Cash) that are one or more of the following obligations or Securities (including investments for which the Preferred Shares Auction Agent, the agents under the Credit Agreement or any of their respective Affiliates provide services):

     (i)      U.S. Government Securities;

     (ii) certificates of deposit of, banker's acceptances issued by or money market accounts in any depository institution or trust company (including the Preferred Shares Auction Agent, the agents under the Credit Agreement or any of their respective Affiliates) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, so long as the deposits offered by such depository institution or trust company at the time of such investment are rated and have a rating of at least "P-1" if rated by Moody's or "A-1+" if rated by S&P (or, in the case of the principal depository institution in a holding company system whose deposits are not so rated, the long term debt obligations of such holding company are rated and such rating is at least "A1" if rated by Moody's and "A+" if rated by S&P);

     (iii) commercial paper issued by any depository institution or trust company (including the Preferred Shares Auction Agent, the agents under the Credit Agreement or any of their respective Affiliates) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, or any corporation incorporated under the laws of the United States of America or any state thereof, so long as the commercial paper of such issuer is rated and has at the time of such investment a short term rating of at least "P-1" if rated by Moody's or "A-1" if rated by S&P;

     (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof the obligations of which at the time of such investment are rated and that have a credit rating of at least "P-1" if rated by Moody's and "A-1" if rated by S&P either at the time of such investment or the making of a contractual commitment providing for such investment;

     (v) shares of any money market fund or similar investment vehicle (including such funds or vehicles for which the Preferred Shares Auction Agent, the agents under the Credit Agreement or any of their respective Affiliates is investment manager or advisor), so long as such money market fund is rated and has at the time of such investment a short-term rating of at least "Aaa" and "MR1+" if rated by Moody's and "AAAm" or "AAAg" if rated by S&P;

     (vi) unleveraged overnight repurchase obligations on customary terms with respect to investments described in clauses (i) through (iv) above entered into with a depository institution, trust company or corporation that has a rating of at least "P-1" by Moody's and at least "A+" by S&P; and

     (vii) preferred shares with a maturity of not more than 35 days and rated in the highest investment rating category by Moody's and S&P or otherwise with respect to which the Rating Agency Condition is satisfied;

provided, that: (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone; (ii) Cash Equivalents referred to in clauses (i), (ii) and (iii) above shall mature within 183 days of issuance; (iii) if any of Moody's or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody's or S&P, as the case may be; (iv) if any of Moody's or S&P is not in the business of rating securities, then any ratings included in this definition shall be deemed to be an equivalent rating from another Rating Agency; (v) Cash Equivalents (other than U.S. Government Securities or money market funds maintained by the Custodian) shall not include any such investment of more than $100 million in any single issuer; (vi) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or Eligible Foreign Currencies; and (vii) none of the foregoing obligations or securities will constitute Cash Equivalents (A) if all, or substantially all, of the remaining amounts payable thereunder will consist of interest and not principal payments, or (B) if such security has an assigned rating from S&P with an "r" or "t" subscript, or (C) if such security is a mortgage-backed security or (D) if such security is an inverse floater security.

                  "CDO Debt Securities" means any Securities that entitle the holders thereof to receive payments that depend primarily on cash flow from, or proceeds upon the sale of a pool of Securities serving as collateral for such Securities; provided that if more than one class or other similar designation of such Securities receive payments that depend primarily on cash flow from all or substantially all of the underlying collateral Securities, then the class or other similar designation the payment of which is most deeply subordinated (other than any class or other similar designation constituting only nominal capital) and any class or other similar designation that, as indicated in any relevant offering documentation, is stated to be at least reasonably likely to be treated as equity for U.S. Federal income tax purposes will be excluded from "CDO Debt Securities"; provided, further that (x) CDO Debt Securities shall not include any Structured Product Transaction and (y) CDO Debt Securities shall only include CDO Debt Securities issued in a "cash-flow" or "market value" collateralized debt obligation transactions.

                  "CDO Equity Securities" means any Securities (other than CDO Debt Securities) that entitle the holders thereof to receive payments that depend primarily on cash flow from, or proceeds upon sale of a pool of Securities serving as collateral for such Securities (whether or not such Securities have been rated by a nationally recognized statistical rating organization); provided that CDO Equity Securities shall not include any Structured Product Transaction.

                  "Contributed Company Capital" means, at any date, the aggregate gross amount of Cash contributed as equity capital (excluding, for the avoidance of doubt, the Preferred Shares) to the Borrower by the holders of the Common Shares on or prior to such date (without regard to any other changes in Company Equity).

                  "Currency Hedging Transaction" means (i) any Swap Transaction entered into by the Borrower with an Eligible Counterparty intended to convert any payment on a Debt or other obligation of the Borrower or any Company Investment denominated in one currency to another currency or to protect against fluctuations in the exchange rate of a currency in which a payment to be made or received by the Borrower is denominated and (ii) any Swap Transaction entered into by the Borrower intended to convert any payment on a Debt or other obligation of the Borrower or any Company Investment denominated in one currency to another currency or to protect against fluctuations in the exchange rate of a currency in which a payment to be made or received by the Borrower is denominated and pursuant to which the Borrower has no on-going payment obligations.

                  "Defensive Hedge Advance Amount" means, as of any date of determination, 98% of the aggregate Market Value of all Defensive Hedge Transactions; provided, however, that the Defensive Hedge Advance Amount shall in no event exceed an amount equal to (x) 20% of the Total Capitalization as of such date of determination less (y) the sum of the aggregate Market Value as of such date of determination of all Fund Investments in Bank Loan Participations and Structured Product Transactions and, if the Secured Hedging Advance Amount is positive, the Secured Hedging Advance Amount.

                  "Defensive Hedge Transaction" means a Hedging and Short Sale Transaction between the Borrower and an Eligible Counterparty intended to protect the Borrower against fluctuations in the market value of a Fund Investment and pursuant to which (i) the Eligible Counterparty has agreed for a period of time, at the direction of the Borrower, to (a) purchase the Fund Investment at an agreed strike price or (b) pay to the Borrower, at the Borrower's election, an amount by which an agreed strike price exceeds the current price of the Fund Investment; (ii) the Eligible Counterparty does not have recourse to the Collateral or the Borrower for any amounts owing to such counterparty thereunder; and (iii) the Borrower may (a) pay a fee to the Eligible Counterparty in connection with the transaction, (b) remove the Fund Investment from the Custodial Account (whereby it is no longer part of the Collateral) and pledge the Fund Investment to the counterparty as security for its obligations to the Eligible Counterparty and (c) agree to deliver the Fund Investment to the Eligible Counterparty in satisfaction of all of its obligations to the Eligible Counterparty in connection with the transaction.

                  "Designated Country" shall mean (i) each of Canada, Great Britain, Australia, Denmark, New Zealand, Sweden, Switzerland, Luxembourg, The Netherlands and any G-7 nation (other than Japan) and (ii) each other country identified by the Borrower from time to time and confirmed as acceptable by S&P.

                  "Determination Date" means (a) with respect to any regularly scheduled Valuation Statement prepared pursuant to the Credit Agreement or the Operating Agreement and any other Preferred Shares document, the related Reporting Date, (b) for the purpose of determining the Market Value Price of a Fund Investment at any date when the Borrower is in compliance, or reasonably believes it is in compliance, with the covenants relating to the Over-Collateralization Test, the last Business Day of the preceding calendar week ending prior to such date and (c) for the purpose of determining the Market Value Price of a Fund Investment at any date when the Borrower is not, or reasonably believes that it is not, in compliance with any covenant relating to the Over-Collateralization Test, the date on which the most current pricing information with respect to such Fund Investment is reasonably available.

                  "Distressed Debt" means debt Securities and Bank Loans which are, in the Investment Manager's reasonable business judgment, impaired in fundamental ways due to credit, liquidity, interest rate or other issues, which may not be performing or may be in default, and which are generally trading at a substantial discount to par.

                  "Eligible Assets" means financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to security holders.

                  "Eligible Counterparty" means, with respect to any Hedging and Short Sale Transaction, (a) any Approved Counterparty or (b) any person (i) having an unsecured, unguaranteed and unsupported long-term debt rating of "AA-" or better under the S&P OC Test Rating or (ii) whose obligations in respect of all Hedging and Short Sale Transactions entered into with the Borrower are absolutely and unconditionally guaranteed by an Affiliate of such Person having an unsecured, unguaranteed and unsupported long-term debt rating of "AA-" or better under the S&P OC Test Rating; provided that with respect to any Eligible Counterparty with which the Borrower has entered into a Hedging and Short Sale Transaction, any counterparty that would qualify as an "Eligible Counterparty" pursuant to clause (b) above but for the fact that such counterparty had suffered a ratings downgrade shall be deemed to be an "Eligible Counterparty" for thirty 30 days after the day it would otherwise have ceased to qualify as an Eligible Counterparty.

                  "Eligible Country" shall mean each country (i) whose unsupported sovereign debt obligations are rated "AA+" or better by S&P or (ii) that is a Designated Country whose unsupported sovereign debt obligations are rated "A-" or better by S&P.

                  "Eligible Foreign Currencies" means (i) Australian Dollars, Canadian Dollars, Pounds Sterling and Euros and (ii) each other currency identified by the Borrower from time to time and confirmed in writing as acceptable by the Administrative Agent and, so long as the Insurer is the Controlling Class, the Insurer and with respect to which Rating Agency Condition with respect to S&P has been satisfied.

                  "Eligible Investments" has the meaning assigned to such term in this Schedule under "Determination of Fund Investments Constituting Eligible Investments."

                  "Equity Securities" means equity securities (including, for the avoidance of doubt, Private Equity Securities) that will generally consist of common or preferred stock of small to medium capitalization companies that have either (i) undergone leveraged buyouts or recapitalizations, yet are still substantially leveraged, or (ii) been burdened by complex legal, financial or ownership issues and are selling at a discount to the underlying asset or business value.

                  "Excess Fund Investments" means any Fund Investments or portion thereof having a Market Value in excess of the percentages of Total Capitalization set forth in the definition of Portfolio Limitations (in each case determined by the Borrower using the most recent Market Value for the applicable Fund Investments).

                  "Excluded Investments" has the meaning assigned to such term in this Schedule under "Determination of Fund Investments Constituting Eligible Investments."

                  "Foreign Issuer" means any issuer of a Fund Investment that is incorporated or otherwise formed or organized outside the United States unless such Fund Investment is irrevocably and unconditionally guaranteed by any United States corporation, company, trust or other business entity; provided, however, that none of the following shall be a Foreign Issuer: (i) an offshore holding company issuer whose operating subsidiaries principally do business, and hold their assets, in the United States, (ii) a Hedging SPE, or
(iii) an issuer of a CDO Debt Security.

                  "Fully Collateralized Structured Product Transaction" means a Structured Product Transaction relating to a single Bank Loan or High Yield Bond pursuant to which the Borrower is required to pledge collateral in an amount that is not less than 100% of the notional amount of such transaction.

                  "Fund Investments" means all Cash, Cash Equivalents, Bank Loans, Securities and Structured Product Transactions owned by the Borrower. Fund Investments which the Borrower has contracted to purchase shall not be deemed for purposes of the Credit Agreement to be owned by the Borrower until settlement of such purchase and Fund Investments which the Borrower has contracted to sell shall not cease to be Fund Investments for purposes of the Credit Agreement until settlement of such sale.

                  "Hedging and Short Sale Transaction" means any transaction entered into by the Borrower or a Hedging SPE with an Eligible Counterparty that is (i) a Swap Transaction; (ii) an Interest Rate Hedging Transaction;
(iii) a Currency Hedging Transaction; (iv) a transaction under which the Borrower or such Hedging SPE borrows a Bank Loan or Security and sells or otherwise disposes of such or any substantially similar Bank Loan or Security prior to the date on which the same must be returned to the lender thereof (and commonly known as a "short sale"), (v) a Securities Lending Transaction; (vi) a credit derivative transaction or repurchase agreement; (vii) an obligation to enter into any of the foregoing; or (viii) any combination of any of the foregoing.

                  "Hedging SPEs" means entities which have bankruptcy-remote special purpose provisions in their organizational documents and which are Subsidiaries of the Borrower organized for the purpose of (i) holding and acquiring investments similar to Fund Investments, (ii) incurring indebtedness on a secured or unsecured basis, (iii) entering into Hedging and Short Sale Transactions and (iv) engaging in any other activity incidental, necessary, ancillary or appropriate to the foregoing.

                  "High Yield Bonds" means debt Securities (including convertible debt Securities) that are generally rated below "BBB-" by S&P, (a) which are issued pursuant to a public registration, Rule 144A or as a private placement and (b) which are not Cash Equivalents, Bank Loans, Mezzanine Investments or CDO Debt Securities.

                  "Illiquid Investments" means (a) Unquoted Investments that do not qualify as Semi-Liquid Investments; (b) CDO Debt Securities that are not rated "BBB-" or better by S&P; (c) Bank Loan Participations (other than (x) Bank Loan Participations that qualify as Semi-Liquid Investments and (y) Bank Loan Participations which may be converted into a Bank Loan assignment at the option of the Issuer); and (d) Private Equity Securities.

                  "Industry" means any industry category listed in Schedule 7 or any other such industry category designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied.

                  "Ineligible Country" shall mean any country other than the United States or an Eligible Country.

                  "Interest Rate Hedging Transaction" means (i) any Swap Transaction entered into by the Borrower with an Eligible Counterparty intended to protect the Borrower against changes in the floating rate of interest payable on all or a portion of any Debt or other obligation of the Borrower or its subsidiaries or on any Fund Investment or to protect against fluctuations in interest rates, or (ii) any Swap Transaction or repurchase agreement entered into by the Borrower, in each case with an Eligible Counterparty, intended to protect against changes in the market value of any Fund Investment resulting from fluctuations in interest rates.

                  "Investment Holding Subsidiaries" means any entities which are wholly owned Subsidiaries of the Borrower organized for the purpose of (i) facilitating the acquisition, holding and disposition of investments that would otherwise qualify as Fund Investments and in cases where the Investment Manager has reasonably determined that it would be substantially disadvantageous for the Borrower to directly acquire or hold such a Fund Investment and (ii) engaging in any other activity incidental, necessary, ancillary or appropriate to the foregoing.

                  "Investment Holding Subsidiary Securities" means equity securities issued by any Investment Holding Subsidiary to the Borrower.

                  "Market Value" has the meaning assigned to such terms in this Schedule under "Determination of Market Value of Fund Investments."

                  "Market Value Price" has the meaning assigned to such term in this Schedule under "Determination of Market Value of Fund Investments."

                  "Mezzanine Investments" means (i) debt Securities or other obligations of an issuer (including convertible debt Securities and obligations) that (A) are subordinated to other debt of such issuer and (B) may be issued with equity participation features such as convertibility, senior equity securities, common stock or warrants or (ii) Preferred Stock issued in connection with management buyouts, acquisitions, refinancings, recapitalizations and later stage growth capital financings.

                  "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

                  "NASDAQ" means the electronic inter-dealer quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc., or any successor thereto.

                  "Net Accrual Amount" shall mean, as of any date, an amount, which may be positive or negative, equal to (i) the aggregate amount of accrued interest payable to the Borrower on all interest-bearing Eligible Investments as of such date minus (ii) the aggregate amount of accrued interest and dividends payable by the Borrower as of such date in respect of the Loans (as defined in the Credit Agreement) and the Preferred Shares, respectively, minus
(iii) the aggregate amount of dividends that would accumulate on the Preferred Shares outstanding for the following 48 days subsequent to such date at the maximum rate applicable to such Preferred Shares set forth in the Operating Agreement, minus (iv) the amount of other anticipated expenses of the Borrower for the 90 days subsequent to such date, minus (v) any other current liabilities of the Borrower payable as of such date; provided that until the earlier of two years after the Closing Date or the date on which the Borrower shall have drawn $700 million of the Equity Capital Commitments, the Net Accrual Amount shall not be less than zero.

                  "Non-Cash Pay Instrument" means a High Yield Bond which falls in Asset Category C, D, E, F or G that (a) does not provide for the payment of cash interest or preferred dividends, or provides for the total deferral of interest until the final maturity thereof, (b) is a debt security that has an initial current yield on the date of purchase or acquisition thereof of less than 2.5% per annum and provides for an increase in the rate of interest payable in respect thereof at any time after the date it was purchased or acquired (other than any increase resulting from (i) a change in a generally recognized floating rate interest rate index, (ii) a change in the weighted average interest rate on underlying collateral in the case of Securities the interest rate on which is based on such weighted average interest rate or (iii) a change in an interest rate spread or margin resulting from an announced change in the rating of the issuer's debt obligations) or (c) is a debt security that provides for the partial deferral of interest until the final maturity thereof and which has cash interest payable without deferral at a rate per annum less than (x) with respect to Fund Investments bearing interest at a fixed rate, 2.5% per annum and (y) with respect to Fund Investments bearing interest at a floating rate, a eurodollar rate plus 2% per annum. For purposes of clause (b) of this definition, if the current yield is increased to 2.5% or more per annum, then at the time of the increase of such interest rate, the Security will cease to be a "Non-Cash Pay Instrument."

                  "Non-Credit Risk Security" means a security with respect to which an institutional money manager would evaluate its value primarily by reference to factors other than (a) the coupon (or the coupon as adjusted for any purchase discount or premium) in relation to prevailing market yields, (b) the credit worthiness of the issuing entity or (c) the adequacy of the underlying financial assets supporting such security to ensure the repayment of the security according to its terms (which adequacy may be measured by a credit analysis of the likelihood of the obligors of such underlying assets to pay according to the terms of such underlying assets and/or an analysis of the sufficiency of the income streams thereon to meet the payment terms of the security).

                  "Non-Performing Instrument" means (i) any Fund Investment that is debt and the issuer of which is in default of any principal or interest payment obligations in respect thereof (without giving effect to any applicable grace period or waiver), (ii) any Fund Investment that is Preferred Stock and the issuer of which has failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend or (iii) any Fund Investment that is a CDO Debt Security and the issuer of which has failed to pay any current interest or principal in cash when due.

                  "Outstanding Principal Amount" means the outstanding total borrowings under the Credit Agreement at any given time.

                  "Performing" means, (i) with respect to any Fund Investment that is a Bank Loan or other debt, the issuer of such Fund Investment is not in default of any payment obligations in respect thereof, (ii) with respect to any Fund Investment that is Preferred Stock, the issuer of such Fund Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend or (iii) with respect to any Fund Investment that is a CDO Debt Security, the issuer of such Fund Investment has not failed to pay any current principal or interest in cash when due.

                  "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Pledge and Intercreditor Agreement" means the Pledge and Intercreditor Agreement dated as of the Closing Date, among the Administrative Agent, the Insurer, the Custodian, the Borrower and the Secured Parties Representative identified therein, as amended, extended, restated, supplemented or modified from time to time in accordance with the terms thereof.

                  "Portfolio Limitations" has the meaning assigned to such term in this Schedule under "Application of Portfolio Limitations."

                  "Preferred Stock" means, as applied to the Capital Stock of any Person, Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of Capital Stock of such Person.

                  "Private Equity Securities" means, at any time of determination, any Equity Security which the Borrower believes in good faith (based on the facts and circumstances available to it) is (i) commonly regarded by investment professionals as a "private equity security" and (ii) not traded or listed on any national or regional securities exchange, any designated offshore Securities market (as defined in Regulation S under the Securities
Act) or on the NASDAQ National Market and is not actively quoted or traded on any automated quotation system or in the over-the-counter market; provided, however, that "Private Equity Securities" shall not include (a) any Equity Securities convertible or exchangeable for any Equity Securities traded or quoted in the markets described in clause (ii) above, (b) any equity Securities which may be resold under an effective registration statement under the Securities Act at the time of determination or (c) any Investment Holding Subsidiary Securities.

                  "Protected Market Value" means, with respect to any Fund Investment that is the subject of a Defensive Hedge Transaction, the Protected Price of such Fund Investment times the number of units of such Fund Investment that are held by the Borrower and are the subject of such Defensive Hedge Transaction.

                  "Protected Price" means, with respect to any Defensive Hedge Transaction, (i) the agreed strike price at which the Eligible Counterparty to such Defensive Hedge Transaction has agreed to purchase the Fund Investment that is the subject of such Defensive Hedge Transaction or (ii) the agreed strike price under a Defensive Hedge Transaction pursuant to which the Eligible Counterparty has agreed to pay the Borrower an amount equal to the excess of the agreed strike price over the current price of the Fund Investment that is the subject of such Defensive Hedge Transaction.

                  "Quarterly Date" means the last Business Day of each March, June, September and December, commencing in December of 2004.

                  "Related Person" means, with respect to any issuer, (a) any Person of which such issuer is a Subsidiary, (b) any Person that is a Subsidiary of such issuer, (c) with respect to a debt obligation, any Person that relies on, or is relied upon for, the cash flows of such issuer to service debt obligations or does not have a credit rating independent of such Person or
(d) with respect to a debt obligation, any Person that guarantees the issuer's payment of such debt obligation; provided, however, that, in any such case, a Person shall not be a Related Person of a second Person solely as a consequence of the common control of such Persons by a single financial sponsor.

                  "Reporting Date" means the last Business Day of each calendar week, commencing July 30, 2004.

                  "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or any successor thereto.

                  "S&P OC Test Rating" means as follows:

(a) with respect to any Fund Investment with an issue credit rating by S&P, such S&P rating;

(b) with respect to any Fund Investment without an issue credit rating by S&P, but whose issuer, or the unconditional and irrevocable guarantor of such issue, is rated by S&P, the senior unsecured S&P rating of such issuer or such unconditional and irrevocable guarantor, as the case may be;

(c) with respect to any Fund Investment without an issue credit rating by S&P, and without an issuer or unconditional and irrevocable guarantor of such issue rated by S&P, but with a senior unsecured public Moody's rating of such issuer or unconditional and irrevocable guarantor of such issue, the S&P rating of such issuer or such unconditional and irrevocable guarantor, as the case may be, as set forth opposite the applicable public Moody's rating in the S&P OC Test Rating Chart;

(d) with respect to any Fund Investment not covered in (i) through (iii) above, the rating of the issue, issuer, or such unconditional and irrevocable guarantor, as the case may be, as privately assessed by S&P at the Borrower `s request; and

(e) with respect to any Fund Investment not covered in (i) through (iv) above, "CCC-."

                  "S&P OC Test Rating Chart" means the chart set forth below:

                  MOODY'S                         MAPPED S&P
            RATING RATING
      --------------------------------   ------------------------------
                   Aaa                                AA+
                   Aa1                                AA
                   Aa2                                AA-
                   Aa3                                A+
                   A1                                 A
                   A2                                 A-
                   A3                                 BBB+
                   Baa1                               BBB
                   Baa2                               BBB-
                   Baa3                               BB+
                   Ba1                                BB-
                   Ba2                                B+
                   Ba3                                B
                   B1                                 B-
                   B2                                 CCC+
                   B3                                 CCC
                   Caa                                CCC-
              NR or below Caa                         NR

                  "S&P Warrant/Option Advance Amount" means, as of any date of determination, an amount equal to the sum for all Warrant/Option Investments of the product of (i) the Warrant/Option Intrinsic Value of such Warrant/Option Investment multiplied by (ii) the S&P Advance Rate for the S&P Asset Category applicable to the Related Equity Securities of such Warrant/Option Investment.

                  "Secured Hedging Advance Amount" means as of any date of determination, (i) if the Secured Hedging Net Exposure is greater than zero and the Secured Hedging Transactions entered into, in the judgment of the Borrower, hedge or mitigate risks to which the Borrower is exposed in the conduct of its business or the management of its liabilities, 90% of the Secured Hedging Net Exposure, and (ii) if the Secured Hedging Net Exposure is less than zero, 100% of the Secured Hedging Net Exposure; provided that any Secured Hedging Transaction having a Secured Hedging Net Exposure greater than zero and a counterparty with a rating of less than "A-" by S&P shall be deemed, for purposes of calculating the Secured Hedging Advance Amount, to have a Secured Hedging Net Exposure of zero. Notwithstanding the foregoing, the Secured Hedging Advance Amount, if positive, may not exceed 11.11% of the amount calculated pursuant to clause (i) of the definition of "S&P Advance Amount," and to the extent that such amount exceeds 11.11%, the portion in excess of 11.11% will have a Market Value of zero.

                  "Secured Hedging Net Exposure" as of any date, as to any Secured Hedging Transaction for which a determination thereof is required to be made, shall be determined as follows: (i) each Eligible Counterparty party to each Secured Hedging Transaction shall determine, with respect to the Secured Hedging Transactions entered into by it with the Borrower, an amount (the "Secured Net Exposure Component") equal to the net current market value on the bid side of the market if the position is long and on the ask/offer side of the market if the position is short to the Borrower on such date of determination of each such Secured Hedging Transaction and (ii) for each Secured Hedging Transaction, the "Secured Hedging Net Exposure" will, as of any date, be equal to the sum of all applicable Secured Net Exposure Components as of such date and may, for purposes of this calculation, be less than zero.

                  "Secured Hedging Transaction" means any Interest Rate Hedging Transaction or Currency Hedging Transaction entered into by the Borrower with any Lender that is an Eligible Counterparty which is secured by Collateral pursuant to the Pledge and Intercreditor Agreement and for avoidance of doubt shall exclude Structured Product Transactions.

                  "Securities" means common and preferred stock, partnership units and participations, member interests in limited liability companies, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including, without limitation, warrants, rights, put and call options and other options and rights relating thereto, or any combination thereof), guarantees of indebtedness, choses in action, trade claims, other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans or Hedging and Short Sale Transactions.

                  "Securities Lending Transactions" means all obligations of the Borrower (i) to purchase investments which arise out of or in connection with the sale of the same or substantially similar investments or other similar transactions having the same economic effect (excluding Swap Transactions); and
(ii) incurred in connection with any security lending transactions described in clause (i).

                  "Semi-Liquid Investments" means (i) Unquoted Investments that are debt Securities rated "B-" or better by S&P; (ii) Unquoted Investments that are not subject to any enforceable agreement containing a material condition to, or material restriction on, the ability of the holder of such Unquoted Investment or an assignee of such holder to sell, assign, transfer or otherwise liquidate the investment in a commercially reasonable time and manner (other than in any such agreement contained in the Collateral Documents and customary securities law arrangements or restrictions); (iii) Structured Product Transactions; (iv) Bank Loan Participations (other than Bank Loan Participations which may be converted into a Bank Loan assignment at the option of the Issuer) for which the Market Value has been obtained from an Approved Source that "quoted" or "priced" the participation interest in the Bank Loan and not merely the Bank Loan itself; (v) solely for purposes of the definition of Portfolio Limitations, Unquoted Investments which are High Yield Bonds or Mezzanine Investments and are part of an issue that is greater or equal to $40 million in original principal amount; (vi) solely for purposes of the definition of Portfolio Limitations, Unquoted Investments which are High Yield Bonds that are held by ten or more holders or the issuer thereof has a total capitalization in excess of $150.0 million; or (vii) CDO Debt Securities which are rated "BBB-" or better by S&P.

                  "Senior Advance Amount" means the S&P Advance Amount calculated using the S&P Advance Rate.

                  "Special Situations Investments" means, as determined in the reasonable judgment of the Borrower, any Securities or Loans issued by (i) an out-of-favor company with visible potential operating cash flows and/or liquidation values, and with businesses that are understandable, but may have complex legal, operational and financial issues, or (ii) a fundamentally sound operating company with sustainable margins that may have a poorly conceived capital structure that, in general, the Borrower has purchased substantial positions in such Securities or Loans, often with the goal of influencing the values of investments through active management.

                  "Specified Foreign Country" shall mean each Designated Country other than (x) a country whose sovereign debt rating in a non-local currency is rated "AAA" by S&P or (y) a country whose sovereign debt rating in a non-local currency is rated "AA" or better by S&P and in the case of (y) which is (a) a member of the European Union that has adopted the Euro as its lawful currency, (b) Canada, (c) Great Britain or (d) Australia.

                  "Structured Product Transaction" means a Hedging and Short Sale Transaction between the Borrower and a counterparty that is on the date such Hedging and Short Sale Transaction is entered into an Eligible Counterparty, and pursuant to which (i) (a) the counterparty is entitled to receive an amount equal to the sum of (1) periodic payments based on the notional amount of such transaction for the term thereof at a specified rate (which may be fixed or floating) and (2) the decrease over the term of such transaction in the market value of a designated pool of one or more Bank Loans, High Yield Bonds or a combination of Bank Loans and High Yield Bonds; and (b) the counterparty is obligated to make payment to the Borrower in an amount equal to the sum of (1) the interest, fees and other cash flows paid with respect to the term of such transaction on such designated pool of Bank Loans and/or High Yield Bonds and (2) the increase over the term of such transaction in the market value of such designated pool of Bank Loans and/or High Yield Bonds or (c) the counterparty and the Borrower agree to pay a net amount calculated by reference to (a) or (b) above; (ii) the initial and minimum amount of collateral that the Borrower is required to pledge as collateral for such Hedging and Short Sale Transaction is not less than 10% of the notional amount of such Hedging and Short Sale Transaction; and (iii) the counterparty does not have recourse to the Collateral for amounts owing to such counterparty thereunder. At the time a Bank Loan is made the subject of a Structured Product Transaction, such Bank Loan must fall in Asset Category B-1. At the time a High Yield Bond is made the subject of a Structured Product Transaction, such High Yield Bond must (i) fall in Asset Category C, D or E, (ii) not be a Non-Cash Pay Instrument and (iii) not be a CDO Debt Security or a Mezzanine Investment.

                  "Swap Transaction" means: (i) any rate, basis, debt or equity; (ii) any put, cap, collar or floor agreement; (iii) any rate, basis, debt or equity futures or forward agreement; (iv) any rate, basis, debt or equity option representing an obligation to buy or sell a security, debt or equity; and (v) any other similar agreement.

                  "Total Capitalization" means the sum of (a) Contributed Company Capital plus aggregate undistributed net income of the Borrower (as determined quarterly in accordance with GAAP and set forth in the Borrower's financial statements) minus net loss of the Borrower (determined quarterly in accordance with GAAP and set forth in the Borrower's financial statements), in each case excluding any reduction in Company Equity as a result of placement or structuring fees and organizational expenditures, (b) the aggregate outstanding liquidation preference of the Preferred Shares and (c) the aggregate Outstanding Principal Amount of the Loans under and as defined in the Credit Agreement plus the amount, if any, by which the Available Commitment exceeds the Outstanding Principal Amount of the Loans; provided, however, that during the first 450 days following the Closing Date, for purpose of clauses (i) through (v) of the Portfolio Limitations, "Total Capitalization" will be the greater of (i) the amount determined pursuant to clauses (a), (b) and (c) above and (ii) $700 million; provided, further, that, for purposes of the definition of Portfolio Limitations, Total Capitalization shall not exceed $1.625 billion.

                  "Unhedged Foreign Investment" means any portion of any Fund Investment denominated in a currency other than Dollars which is not protected against currency fluctuations as a result of Currency Hedging Transactions; provided, however, that if 95% or more of the Market Value of a Fund Investment denominated in a currency other than Dollars is so protected against currency fluctuations, all of such Fund Investment shall be deemed to be protected against currency fluctuations for purposes of this definition and the calculation of the Over-Collateralization Test.

                  "Unquoted Investments" means Fund Investments other than Cash or Cash Equivalents for which the Market Value has not been obtained from an Approved Source.

                  "U.S. Government Securities" means Securities that are direct obligations of, or obligations the timely payment of principal and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes. In no event shall U.S. Government Securities include: (i) any security providing for the payment of interest only; (ii) any Swap Transaction; or (iii) any obligation on which all or any portion of the payments thereunder is based, directly or indirectly, on any Swap Transaction.

                  "Warrant/Option Intrinsic Value" means, with respect to any Warrant/Option Investment, the product of (x) an amount by which the current price (based on the price from an Approved Source or an Approved Investment Banking Firm) of such Warrant/Option Investment exceeds the agreed strike price with respect to such Warrant/Option Investment, multiplied by (y) the number of shares of the Related Equity Securities. For the avoidance of doubt, the Warrant/Option Advance Value shall always be zero if the agreed strike price of such Warrant/Option Investment is equal to or greater than the current price of such Warrant/Option Investment.

                  "Warrant/Option Investments" means any Fund Investments held by the Borrower that are warrants or call options or similar rights with respect to Equity Securities (the "Related Equity Securities").

                  "Yield to Worst" means, in respect of any High Yield Bond or other debt security, the lesser of (a) the yield-to-maturity and (b) the lowest yield-to-call calculated on each scheduled call date.